PART II - INFORMATION REQUIRED IN OFFERING CIRCULAR

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission (the “SEC”). Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the SEC is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY Offering Circular Dated June 15, 2026 — SUBJECT TO COMPLETION

AGENTIQ SPORTS 1 SERIES LLC
(a Delaware Series Limited Liability Company)

Address for Notices and Inquiries: Agentiq Sports 1 Series LLC 445 Bryant Street San Francisco, CA 94107 (201) 918-2945 www.AgenticSports.com	With a Copy of Notices to: Bevilacqua PLLC 800 Connecticut Ave., NW Suite 300 Washington, DC 20006 202.869.0888 lou@bevilacquapllc.com patrick@bevilacquapllc.com

Best Efforts Offering

of Units of Series Limited Liability Company Membership Interest

Agentiq Sports 1 Series LLC (“we,” “us,” “our,” “Agentiq” or, the “Company”) is a newly organized Delaware series limited liability company that has been formed to permit public investment in the future earnings of professional athletes pursuant to brand agency agreements, each to be entered into between a professional athlete and an individual series of the Company. We are offering on a best efforts basis units of limited liability company membership interest in each of the series of the Company (the “Units”), as set forth in the “Series Offering Table” beginning on page viii of this Offering Circular (the “Offering Circular”).

All of the series of the Company offered hereunder may collectively be referred to in this Offering Circular as the “series” and each, individually, as a “series.” The Units of all series described above may collectively be referred to in this Offering Circular as the “Units” or “our securities,” and each, individually, as a “Unit,” and the offerings of the Units may collectively be referred to in this Offering Circular as the “offerings” and each, individually, as an “offering.” See “Description of the Securities Being Offered” on page 73 for additional information regarding the Units.

Initially, with respect to Agentiq Sports 1 Series Ronny Cruz (“Series RC”), our first series offering, we anticipate offering a maximum of $1,290,000 (the “Series RC Maximum Offering Amount”) of Series RC Units (“Series RC Units”), at an anticipated offering price of $100 per Unit (up to 12,900 Series RC Units) with respect to the Brand Advisory Agreement (as defined below) with Ronny Cruz. The minimum offering amount for any series generally may be referred to in this Offering Circular as the “Minimum Offering Amount” and the maximum offering amount for any Series generally may be referred to in this Offering Circular as the “Maximum Offering Amount.” The Minimum Offering Amount and the Maximum Offering Amount may be different for each series offering.

No public trading market currently exists for our Units, and no investor should assume that an active, liquid or sustained secondary market will develop. The Operating Agreement permits, but does not require, the Manager to approve an alternative trading system, or ATS, for secondary trading of Units of a Series. If the Manager approves an ATS for a Series, Units of that Series may be eligible to trade through the approved ATS, subject to applicable law, the rules and procedures of the ATS, the Company’s transfer agent arrangements, and any conditions or procedures established by the Manager from time to time. Even if an ATS is available, investors may be unable to resell their Units when desired, at an acceptable price, or at all, and any resale may be delayed, restricted, suspended or conditioned. As a result, prospective investors should be prepared to hold their Units indefinitely.

Regulation A Rule 251(a)(2) limits us to aggregate gross proceeds of $75,000,000 in any rolling twelve-month period. For a series limited liability company structure such as ours, that limit applies to the aggregate amount of securities sold under Regulation A in offerings by the Company, including offerings of Units in one or more series, during the applicable twelve-month period. As a result, the maximum dollar amount of additional Units we may offer under Regulation A will increase over time as prior sales fall outside the applicable twelve-month look back period. Following SEC qualification of the Offering Circular and the offering statement of which it forms a part (the “Offering Statement”), we may file one or more post qualification amendments under Rule 252(f)(2)(ii) to seek qualification of additional Units for sale as additional capacity becomes available. However, we will not sell any such additional Units unless and until the SEC qualifies the applicable post qualification amendment. Prospective investors should also note that we may file offering circular supplements from time to time to increase the offering price of the Units of any series by up to 20% above the most recently qualified price for that series. Any increase above that threshold, or any other fundamental change to the information in a qualified offering circular, would require a post qualification amendment that must be filed with and qualified by the SEC. Notwithstanding the foregoing: (i) we will file a post-qualification amendment at least every 12 months, beginning on the initial qualification of the Offering Statement, to comply with the requirements of Section 252(f)(2)(i) of Regulation A, and (ii) no series offering may remain open beyond the date that is three years after the initial qualification of the Offering Statement, unless a new offering statement or other required filing is made and qualified or otherwise becomes effective in accordance with applicable law.

There will be at least one separate closing with respect to each series offering. Where the applicable series offering has a Minimum Offering Amount, the initial closing of a series offering will take place on the later to occur of (i) the date subscriptions for the Minimum Offering Amount for that series have been accepted and (ii) a date determined by the Manager in its sole discretion, and subscription funds will be held in escrow pending achievement of that threshold. Where the applicable series offering does not have a Minimum Offering Amount (including where the Manager has funded all or a portion of the Initial Advisory Payment through a Manager Promissory Note prior to the initial closing), the initial closing will take place on a date determined by the Manager in its sole discretion, and subscription funds will not be held in escrow pending a minimum offering threshold. Once an initial closing for a particular series offering has occurred, we may conduct additional closings for that series until the earlier to occur of (i) the date subscriptions for the Maximum Offering Amount for that series have been accepted and (ii) a date determined by the Manager in its sole discretion. If an initial closing of a particular series has not occurred, an offering shall be terminated upon (i) the date which is one year from the date the Offering Circular related to such series, or amendment thereof, as applicable, is qualified by the SEC, which period may be extended with respect to that series by an additional six months by our Manager in its sole discretion, or (ii) any date on which our Manager elects to terminate the offering for that series in its sole discretion, such date not to exceed the date which is 18 months from the date such Offering Circular related to that series or amendment thereof, as applicable, is qualified by the SEC. If a series offering is terminated without a closing, all investor funds will be returned promptly without interest or deduction.

Investors may participate in a series offering by completing and electronically signing the subscription agreement for the applicable series through the Agentiq Sports online investment platform (the “Platform”), which is owned and operated by Agentiq Sports, Inc., the Company’s Manager and the manager of each series. The Platform is accessible through www.agentiqsports.com and through the Agentiq Sports mobile applications. The subscription agreement, including the investor qualification documents, will be pre-populated based on information provided through the Platform, and the Manager and Andes Capital Group, LLC (“Andes”), as broker of record, will review the completed subscription documentation and may request additional information. Once the completed subscription agreement is signed, an integrated online payment provider will transfer funds equal to the purchase price for the applicable Units. Where the applicable series offering has a Minimum Offering Amount, subscription funds will be transferred into a non-interest-bearing escrow account with North Capital Private Securities Corporation, acting as escrow agent (the “Escrow Agent”), and will not be commingled with the operating account of the applicable series before the Initial Closing. Where the applicable series offering does not have a Minimum Offering Amount (including where the Manager has funded all or a portion of the Initial Advisory Payment through a Manager Promissory Note prior to the initial closing), subscription funds will be transferred directly to the account of the applicable series upon acceptance of the subscription and closing, without being held in escrow pending a minimum offering threshold. We reserve the right to reject any subscription, in whole or in part, for any or no reason, and to withdraw any offering at any time before a closing. Except as otherwise required by law, subscriptions may not be withdrawn or canceled by subscribers. If your subscription is rejected in whole or in part, or if a series offering is terminated without a closing, the applicable subscription funds will be returned promptly to you without interest or deduction. If all or part of your subscription is approved, the corresponding Units will be issued to you upon the closing, and subscription funds (whether held by the Escrow Agent or transferred directly to the series) will be applied as consideration for such Units. Once issued, your Units will be recorded on the books and records maintained by Colonial Stock Transfer Company, the transfer agent for the series being offered hereby.

This offering is continuous and ongoing within the meaning of Rule 251(d)(3) of Regulation A, and closings may occur from time to time throughout the term of a series offering to maximize economic efficiency. Notwithstanding the foregoing, we intend to conduct a closing at least every 2 to 4 weeks following the initial closing of any series. Each series offering is being conducted on a “best efforts” basis pursuant to Regulation A of Section 3(b)(2) of the Securities Act of 1933, as amended, or the Securities Act, for Tier 2 offerings. See “Plan of Distribution and Subscription Procedure” on page 27 for additional information.

Series	Price to Public	Discounts and Commissions [1]	Proceeds to Issuer [2]
Agentiq Sports 1 Series RC
Per interest	$100	$1.00	$99.00
Total Maximum	$1,290,000	$12,900	$1,277,100

(1)	Andes Capital Group, LLC will be acting as our broker/dealer of record in connection with each series offering and will be entitled to a Broker Fee equal to 1% of the amount raised through each offering. Notwithstanding the foregoing, Andes will not receive any fee on funds raised from the sale of any Units to the Manager or its affiliates. See “Plan of Distribution and Subscription Procedure.”

(2)	Because these are best efforts offerings, the actual public offering amounts, broker fees and proceeds to us are not presently determinable and may be substantially less than each total maximum offering set forth above. We will reimburse Agentic Sports, Inc., the Manager, for series offering expenses actually incurred in an amount up to 2% of gross offering proceeds.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and, as such, may elect to comply with certain reduced reporting requirements for this Offering Circular and future filings after the offerings.

The Units offered hereby are highly speculative in nature and involve a high degree of risk. See “Risk Factors” beginning on page 10 of this Offering Circular for a discussion of other material risks of investing in our Units.

Generally, no sale may be made to you in any offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF ANY OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

This Offering Circular is following the Offering Circular format described in Part II (a)(1)(i) of Form 1-A.

The date of this Offering Circular is June 15, 2026.

i

Important Notices

This Offering Circular includes market and other industry data and estimates that are based on our management’s knowledge and experience in the markets in which we operate. The sources of such data generally state that the information they provide has been obtained from sources they believe to be reliable, but we have not investigated or verified the accuracy and completeness of such information. Our own estimates are based on information obtained from our and our affiliates’ experience in the markets in which we operate and from other contacts in these markets. We are responsible for all of the disclosure in this Offering Circular, and we believe our estimates to be accurate as of the date of this Offering Circular or such other date stated in this Offering Circular. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for the estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. As a result, you should be aware that market and other industry data included in this Offering Circular, and estimates and beliefs based on that data, may not be reliable.

Our Units are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our Units offered hereby are offered and sold only to “qualified purchasers” or at a time when our Units are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our Units does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

We have not authorized anyone to provide you with information other than as set forth in this Offering Circular. Except as otherwise indicated, all information contained in this Offering Circular is given as of the date of this Offering Circular. Neither the delivery of this Offering Circular nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof.

From time to time, we may provide an “Offering Circular Supplement” that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular Supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular Supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC.

The offering statement and all amendments, supplements and reports that we have filed or will file in the future can be read on the SEC’s website at www.sec.gov or on the Agentiq Sports platform. The contents of the Agentiq Sports platform (other than the offering statement and the Appendices and Exhibits thereto and this Offering Circular) are not incorporated by reference in or otherwise a part of this Offering Circular.

CERTAIN DEFINED TERMS

The following definitions apply throughout this Offering Circular unless the context otherwise requires. Capitalized terms used but not defined herein have the meanings set forth in the applicable exhibit or agreement, as described below and as qualified by the full text of such documents filed as exhibits to this Offering Circular. Terms defined in the singular include the plural and vice versa, and terms defined in one tense include all other tenses, unless the context otherwise requires.

●	“Account Control Agreement” means a three-party deposit account control agreement among the series (acting through the Manager), the Client, and the Designated Bank providing for springing control over the Participation Account, as further described in the applicable BAA.

●	“Adjusted Brand Percentage” means the Brand Percentage as adjusted on a pro rata basis to reflect the ratio of the Funded Amount to the originally contemplated Initial Advisory Payment, as further described in the applicable BAA.

●	“Advisory Services” means the strategic brand enhancement and promotional advisory services to be provided by a series, acting through the Manager and its affiliates, agents and service providers, to the applicable Client pursuant to the terms of the applicable Brand Advisory Agreement.

●	“Allocation Policy” means the policy pursuant to which the Manager allocates shared costs, expenses and revenues among series in accordance with the Operating Agreement.

●	“Applicable Federal Rate” means the applicable federal rate as defined in Section 1274(d) of the Internal Revenue Code of 1986, as amended.

●	“Andes” means Andes Capital Group, LLC, a broker-dealer registered with the SEC and a member of FINRA and SIPC, acting as the soliciting agent and executing broker in connection with the series offerings.

●	“ATS” means an alternative trading system on which the series’ membership interests may be traded in secondary transactions, subject to applicable law and platform rules.

●	“BAA” or “Brand Advisory Agreement” means, with respect to a series, the brand advisory agreement entered into between such series and the applicable Client, pursuant to which the series provides the Client with the Initial Advisory Payment and Advisory Services in exchange for the right to receive the Brand Amount.

●	“Brand Amount” means, with respect to a series, the amount payable by the applicable Client to such series, equal to the applicable Brand Percentage of the Client’s Brand Income during the Term, as further described in the applicable BAA.

●	“Brand Income” means, with respect to a Client, the gross monies, compensation or other consideration earned by or payable to the Client solely as a result of the Client’s direct participation, performance or employment as a professional athlete in the Client’s Principal Business, subject to the permitted deductions and exclusions set forth in the applicable BAA. Brand Income excludes Excluded Income.

●	“Brand Percentage” means the fixed percentage of Brand Income that the applicable Client is obligated to pay to the series as the Brand Amount under the applicable BAA, as specified in the applicable Series Designation and BAA, and subject to adjustment as provided therein.

●	“Broker Fee” means the fee payable by each series to Andes in connection with the applicable series offering, equal to 1% of the gross proceeds of such offering.

●	“Client” means the professional athlete or other talent who is a party to a Brand Advisory Agreement with a series of the Company.

●	“Collateral” means, collectively, (a) the Brand Amount and the Client’s contractual right to receive the Brand Percentage portion of Brand Income, (b) the Participation Account and any successor accounts, and all funds credited therein, (c) all rights of the Client under, in connection with, or arising out of the direct deposit of Brand Income, the automatic bi-weekly transfer, and the Account Control Agreement, and (d) all proceeds of the foregoing.

●	“Collection Failure” means any failure to establish, maintain or give effect to the Participation Account, the direct deposit of Brand Income into the Participation Account, the automatic bi-weekly transfer of the Brand Amount to the Company Account, or the Account Control Agreement, including any revocation, modification, redirection, termination, obstruction, suspension, or failure to renew any such direct deposit, automatic transfer, or Account Control Agreement.

●	“Commencement Date” means the date on which the applicable series or the Manager first pays any portion of the Initial Advisory Payment to the Client, at which time the Client’s obligation to pay the Brand Amount and the series’ obligation to provide Advisory Services commence. Where the Manager has funded all or a portion of the Initial Advisory Payment through a Manager Promissory Note prior to the Initial Closing, the Commencement Date will be the date of such Manager advance. Where no Manager advance is used and the Initial Advisory Payment is payable in full upon the Initial Closing, the Commencement Date will be the date of the Initial Closing, which will occur when the series raises the Minimum Offering Amount necessary to make the payment under the applicable BAA.

●	“Company” means Agentiq Sports 1 Series LLC, a Delaware series limited liability company.

●	“Company Account” means the account designated by the series to receive the Brand Amount through automatic bi-weekly transfers from the Participation Account.

●	“Designated Bank” means the bank or financial institution designated by the Client and reasonably acceptable to the series at which the Participation Account is maintained and which is a party to the Account Control Agreement.

●	“Effective Date” means the effective date of the applicable Brand Advisory Agreement, as specified therein.

●	“Escrow Agent” means North Capital Private Securities Corporation, acting as escrow agent for the series offerings.

●	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

●	“Excluded Income” means all compensation, fees, royalties or other consideration for endorsements, sponsorships, personal appearances, speaking engagements, licensing of name, image or likeness, merchandising or other off-field commercial activities, and such other categories of income excluded from the definition of Brand Income under the applicable BAA.

●	“FINRA” means the Financial Industry Regulatory Authority, Inc.

●	“Form 1-A” means the form of offering statement prescribed by the SEC for offerings under Regulation A.

●	“Free Cash Flow” means, for any period, the net cash generated by a series from its operations, less any accrued and unpaid Operating Expenses of the series for such period, less any Operating Expense Reimbursement Obligations, and less such reserves as the Manager may deem appropriate for the series’ working capital and future expenses or liabilities, as further described in the Operating Agreement.

●	“Funded Amount” means, with respect to a series, the aggregate amount of the Initial Advisory Payment actually paid to the Client on or prior to the Outside Date.

●	“Good Reason” means, with respect to a Client’s voluntary cessation of participation in the Principal Business, a significant, documented injury, illness, or medical condition (including a documented mental-health condition) that renders the Client physically or mentally unable to continue performing in the Principal Business or that would pose a substantial risk of permanent harm to the Client’s physical or mental health beyond the ordinary risks of the profession.

●	“Initial Advisory Payment” means the cash payment made by a series to the applicable Client under the Brand Advisory Agreement, a portion of which may be funded from the proceeds of the applicable series offering, as further described herein and in the applicable BAA.

●	“Initial Closing” means, with respect to a series offering, the initial closing of such offering. Where the applicable series offering has a Minimum Offering Amount, the Initial Closing will take place on the later to occur of (i) the date subscriptions for the Minimum Offering Amount for that series have been accepted and (ii) a date determined by the Manager in its sole discretion. Where the applicable series offering does not have a Minimum Offering Amount (including where the Manager has funded all or a portion of the Initial Advisory Payment through a Manager Promissory Note prior to the Initial Closing), the Initial Closing will take place on a date determined by the Manager in its sole discretion.

●	“LLC Act” means the Delaware Limited Liability Company Act, 6 Del. C. § 18-101 et seq., as amended.

●	“Maintenance Fee” means the annual fee payable by each series to the Manager for ongoing management and administration of the series, its business, its assets and the related Brand Advisory Agreement, as specified in the applicable Series Designation. The Maintenance Fee shall not accrue or become payable unless and until the series is generating revenues.

●	“Manager” means Agentiq Sports, Inc., a Delaware corporation, serving as the sole managing member of the Company and, unless otherwise specified in a Series Designation, the manager of each series.

●	“Manager Promissory Note” means a convertible promissory note issued by a series to the Manager in exchange for amounts advanced by the Manager to the series to fund series purposes, including funding all or a portion of the Initial Advisory Payment, Offering Expenses or Operating Expenses.

●	“Maximum Offering Amount” means, with respect to a series, the maximum aggregate dollar amount of Units that may be sold in such series’ offering, as set forth in the Series Offering Table.

●	“Minimum Offering Amount” means, with respect to a series, the minimum aggregate dollar amount of Units that must be sold in order for the initial closing of such series’ offering to occur, if any, as set forth in the Series Offering Table. Where the Manager has funded all or a portion of the Initial Advisory Payment through a Manager Promissory Note prior to the initial closing, the applicable series offering may have no Minimum Offering Amount, in which case the initial closing may occur on a date determined by the Manager in its sole discretion without regard to any minimum subscription threshold.

●	“Negotiation Fee” means the one-time fee payable by each series to the Manager for services related to identifying, sourcing, structuring, negotiating, documenting and closing the applicable Brand Advisory Agreement, as specified in the applicable Series Designation.

●	“NIL” means name, image, or likeness.

●	“Offering Circular” means this offering circular, including all amendments and supplements hereto.

●	“Offering Expenses” means the costs and expenses incurred in connection with a series offering, including legal, accounting, escrow, filing, compliance and marketing costs, for which the Manager may be reimbursed by the applicable series in an amount not to exceed 2% of the gross offering proceeds of such series offering.

●	“Offering Statement” means the offering statement on Form 1-A filed by the Company with the SEC under Regulation A, of which this Offering Circular forms a part.

●	“Operating Agreement” or “operating agreement” means the Limited Liability Company Operating Agreement of Agentiq Sports 1 Series LLC, as amended, supplemented or restated from time to time.

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●	“Operating Expenses” means the costs and expenses attributable to the activities of the Company related to a series, as further described in the Operating Agreement and herein.

●	“Operating Expense Reimbursement Obligation” means an agreement pursuant to which the Manager loans to a series an amount equal to excess Operating Expenses, on which the Manager may impose a reasonable rate of interest at a rate no less than the Applicable Federal Rate.

●	“Outside Date” means, with respect to a BAA, the earlier of (i) the date that is five (5) months following the Qualification Date and (ii) the date that is twelve (12) months following the Effective Date (or, with respect to an amended and restated BAA, the Restatement Date), as specified in the applicable BAA.

●	“Participation Account” means the dedicated deposit account maintained by the Client at the Designated Bank into which 100% of the Client’s Brand Income is to be deposited, subject to the Account Control Agreement.

●	“Platform” means the Agentiq Sports online investment platform located at [www.agentiqsports.com](http://www.agentiqsports.com), which is owned and operated by the Manager, through which the series offerings are conducted and investors manage their holdings.

●	“Prime Rate” means the prime rate as published in The Wall Street Journal or, if not so published, the prime rate as reasonably determined by the Manager.

●	“Principal Business” means the Client’s primary professional occupation as a professional athlete in the applicable leagues specified in the BAA.

●	“Qualification Date” means the date on which the SEC issues a notice of qualification for the applicable series offering under Regulation A.

●	“Regulation A” means Regulation A promulgated under Section 3(b)(2) of the Securities Act of 1933, as amended.

●	“SEC” means the United States Securities and Exchange Commission.

●	“Restatement Date” means the effective date of an amended and restated Brand Advisory Agreement, as specified therein.

●	“Revenue Share Trust” means a trust established for the benefit of the former members of the applicable series to receive Brand Percentage payments if the Client resumes active participation in the Principal Business after the end of the termination tolling period and the BAA has terminated.

●	“Securities Act” means the Securities Act of 1933, as amended.

●	“Series Designation” means, with respect to a series, the written series designation executed by the Manager and appended to the Operating Agreement setting forth the specific terms of such series.

●	“Series Offering Table” means the table set forth on page viii of this Offering Circular summarizing key information related to the offering of each series.

●	“Term” means, with respect to a BAA, the period commencing on the Effective Date and continuing until the earlier of (i) two years after the Client’s official retirement or permanent cessation from actively engaging in the Client’s Principal Business (subject to automatic continuation if the Client resumes the Principal Business during such period) and (ii) the 25th anniversary of the Effective Date, unless earlier terminated in accordance with the BAA.

●	“Units” means the units of limited liability company membership interest in a series of the Company offered pursuant to this Offering Circular, representing denominations of the limited liability company interests in such series.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The discussions and information in this Offering Circular may contain both historical and forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. Some of the statements under “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of Business” and elsewhere in this Offering Circular constitute forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms, or other comparable terminology. To the extent that the Offering Circular contains forward-looking statements regarding our business, please be advised that our actual financial condition, operating results, and business performance may differ materially from that projected or estimated by us in forward-looking statements.

You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating the Company’s forward-looking statements. These factors include, among other things, the following considerations:

●	The Company has no operating history and an unproven business model, making it difficult to evaluate prospects and increasing the risk of loss.

●	Each series is economically tied to a single athlete, resulting in no diversification and a heightened risk that underperformance or early career termination leads to a total loss.

●	Future “Brand Income” is inherently unpredictable and excludes all off-field/endorsement income, limiting upside and potentially leading to materially lower than expected Brand Amount payments and resulting returns.

●	Distributions may be delayed or withheld at the Manager’s discretion and there is no public market for Units, resulting in significant illiquidity.

●	Enforcing and collecting the agreed Brand Amount payment can be difficult due to assignment restrictions, counterparty failures, and potential costly disputes or litigation.

●	Changes in league rules, collective bargaining agreements, economic conditions, regulations, or tax laws could reduce athlete earnings and after-tax investor returns.

●	The Company faces competition for both athletes and investors, which could pressure deal terms and impair growth and returns.

●	Reliance on an online platform and third-party technology creates cybersecurity, data privacy, and operational risks that could disrupt offerings or harm reputation.

●	The series LLC structure is novel and may not be respected by all courts, and shared or unallocable expenses may be charged across series, diluting returns.

●	Investors have limited control and may find it difficult or impossible to remove the Manager, whose fees and affiliated transactions create inherent conflicts of interest.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions, and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

SERIES OFFERING TABLE

The table below shows key information related to the offering of each series. Please also refer to “Use of Proceeds to Issuer” for further details.

Series Name	Series Asset	Offering Price per Unit	Minimum Offering Amount	Minimum Units	Maximum Offering Amount	Maximum Units	Opening Date	Closing Date	Status
Agentiq Sports 1 Series Ronny Cruz	Amended and Restated Brand Advisory Agreement with Ronny Cruz, dated as of June 11, 2026 (amending and restating the Brand Advisory Agreement originally dated May 12, 2026)	$100	—	—	$1,290,000	12,900			Not Yet Open

SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Units. You should carefully read the entire Offering Circular, including the risks associated with an investment in a series discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section above entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Overview

Agentiq Sports 1 Series LLC is a newly organized Delaware series limited liability company formed in November 2025 to enable public investment in a portion of professional athletes’ future on-field earnings through individual series that each acquire a single Brand Advisory Agreement (each, a “BAA” or the “Series Asset”). Each Brand Advisory Agreement entitles its series to a contractually defined share of the athlete’s future professional sports income (salary, bonuses, prize money), expressly excluding any off-field or endorsement income, and investors purchase non-voting Units of a specific series only. The debts and liabilities of each series are segregated under Delaware law, and Units represent an investment solely in the BAA owned by that series rather than in the company as a whole.

Under this model, each series provides the athlete with upfront capital (the “Initial Advisory Payment”) and ongoing brand advisory services in exchange for a fixed “Brand Percentage” of the athlete’s future on-field compensation, thereby aligning the athlete’s long-term career incentives with investor returns. Pursuant to the applicable Brand Advisory Agreement, the series, acting through the Manager and its affiliates, agents and service providers, will provide individualized advisory services designed to support the athlete’s personal brand development and enhance the athlete’s visibility, marketability and commercial opportunities. These services may include strategic brand positioning and image development, fan engagement strategies, social media growth initiatives, preparation for endorsements and sponsorship opportunities, marketing campaign development, content creation and broader public relations and reputation-building support. The scope and extent of these advisory services are commensurate with the full Initial Advisory Payment. In the event that, following the initial closing, the applicable series does not pay the full Initial Advisory Payment to the athlete — whether because the series’ offering does not raise the full amount or for any other reason — the series’ obligation to provide advisory services shall be reduced on a pro rata basis in proportion to the amount of the Initial Advisory Payment actually received by the athlete (the “Funded Amount”) relative to the full Initial Advisory Payment. By way of illustration, if the Funded Amount equals fifty percent (50%) of the full Initial Advisory Payment, the series would be obligated to provide advisory services at a level of effort, resource commitment and funding of brand-enhancement initiatives proportionate to fifty percent (50%) of the advisory services originally contemplated. The Manager will determine, in its reasonable discretion and in consultation with the athlete, the manner in which the scope of the advisory services will be adjusted to reflect any such proportional reduction, including the frequency of planning meetings, the budget for brand-enhancement initiatives and the breadth of services provided. For the avoidance of doubt, any such reduction in advisory services does not relieve the athlete of the obligation to pay the applicable Brand Percentage (or any adjusted Brand Percentage, as set forth in the Brand Advisory Agreement) on all qualifying on-field compensation earned during the term of the agreement.

Although the applicable series does not participate in any endorsement or other off-field income, the Company believes that strengthening an athlete’s personal brand may indirectly contribute to increased on-field earnings by enhancing the athlete’s profile, leverage and long-term career opportunities. The Manager expects to engage a combination of third-party marketing and public relations firms, together with in-house personnel, to deliver these services. The costs of providing such advisory services will be borne by the applicable series as operating expenses. There can be no assurance, however, that the provision of advisory services will have any material effect on the athlete’s earnings, performance or career trajectory, and any proportional reduction in the scope of services resulting from a partial funding of the Initial Advisory Payment may further limit the potential impact of such services.

Offerings are conducted on a best-efforts basis under Tier 2 of Regulation A and facilitated on the Agentiq Sports online platform, with subscriptions processed electronically, funds held in escrow by North Capital until closing, and Andes Capital Group, LLC acting as registered broker-dealer of record for administrative and compliance functions.

The company is at an early stage with an unproven business model and proposed highly speculative, illiquid investments, and it qualifies as an “emerging growth company” under the JOBS Act. There is currently no public trading market for Units, and although the operating agreement permits the Manager to approve an alternative trading system, or ATS, for secondary trading of Units of a Series, investors should not assume that any ATS will be approved or available, that any Units will be listed or eligible for secondary trading, or that an active, liquid or sustained secondary market for the Units will develop. Series operations and revenues depend on signing suitable athletes to BAAs and the athletes’ future performance, and the Manager anticipates launching multiple series over the next 12–24 months, subject to market conditions and regulatory compliance.

The Company’s principal executive officers are located at 445 Bryant Street, San Francisco, CA 94107, and the Company’s phone number is (202) 918-2945. The Company’s website address is www.AgentiqSports.com. The information contained therein or accessible thereby shall not be deemed to be incorporated into this Offering Circular.

Our Series LLC Structure

Each series of our Company will enter into a Brand Advisory Agreement with an identified professional athlete.

As a Delaware series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series are segregated and enforceable only against the assets of such series, as provided under Delaware law.

We are offering units of limited liability company membership interest in each of the series of the Company (the “Units”), which represent denominations of the limited liability company interests in such series. All of the series of the Company offered hereunder may collectively be referred to herein as the “series” and each, individually, as a “series.” The Units of all series described above may collectively be referred to herein as the “Units” or “our securities” and each, individually, as a “Unit,” and the offerings of the Units may collectively be referred to herein as the “offerings” and each, individually, as an “offering.” See “Description of the Securities Being Offered” for additional information regarding the Units.

The Units represent an investment solely in a particular series and, thus, indirectly in the Brand Advisory Agreement owned by that series. The Units do not represent an investment in the Company or the Manager. We do not anticipate that any series will own anything other than the Brand Advisory Agreement associated with such series. We currently anticipate that the operations of the Company will benefit investors by allowing investors to build a diversified portfolio of investments.

A purchaser of the Units may be referred to herein as an “investor” or “Unit holder.” There will be one or more separate closings, each referred to as a closing, with respect to each offering. Where the applicable series offering has a Minimum Offering Amount, the initial closing of an offering will take place on the later to occur of (i) the date subscriptions for the Minimum Offering Amount for a series have been accepted and (ii) a date determined by Agentiq Sports, Inc. (the “Manager”) in its sole discretion, and subscription funds will be held in escrow pending achievement of that threshold. Where the applicable series offering does not have a Minimum Offering Amount (including where the Manager has funded all or a portion of the Initial Advisory Payment through a Manager Promissory Note prior to the initial closing), the initial closing will take place on a date determined by the Manager in its sole discretion, and subscription funds will not be held in escrow pending a minimum offering threshold. Once an initial closing for a particular series offering has occurred, we may conduct additional closings for that series until the earlier to occur of (i) the date subscriptions for the Maximum Offering Amount for that series have been accepted and (ii) a date determined by the Manager in its sole discretion. If an initial closing has not occurred, an offering shall be terminated upon (i) the date which is one year from the date such Offering Circular or amendment thereof, as applicable, is qualified by the SEC, which period may be extended with respect to a particular series by an additional six months by our Manager in its sole discretion, or (ii) any date on which our Manager elects to terminate the offering for a particular series in its sole discretion, such date not to exceed the date which is 18 months from the date such Offering Circular or amendment thereof, as applicable, is qualified by the SEC. If a series offering is terminated without a closing, all investor funds will be returned promptly without interest or deduction. No securities are being offered by existing security-holders.

Each offering is being conducted under Tier 2 Regulation A and the information contained herein is being presented in Offering Circular format. The Company is not offering, and does not anticipate selling, Units in any of the offerings in any state where Andes, its soliciting agent and executing broker, is not registered as a broker-dealer. Where the applicable series offering has a Minimum Offering Amount, the subscription funds advanced by prospective investors as part of the subscription process will be held in a non-interest-bearing escrow account with North Capital acting as escrow agent, and will not be commingled with the operating account of the series, until, if and when there is a closing with respect to that series. Where the applicable series offering does not have a Minimum Offering Amount (including where the Manager has funded all or a portion of the Initial Advisory Payment through a Manager Promissory Note prior to the initial closing), subscription funds will be transferred directly to the account of the applicable series upon acceptance of the subscription and closing, without being held in escrow pending a minimum offering threshold. See “Plan of Distribution and Subscription Procedure” and “Description of the Securities Being Offered” for additional information.

The Manager

The Company is managed by Agentiq Sports, Inc., a Delaware corporation and managing member of the Company, which we refer to herein as the Manager. Pursuant to the terms of the Company’s limited liability company operating agreement, which we refer to as the “operating agreement,” the Manager will provide certain management and advisory services to the Company and to each of its series and their subsidiaries, if any, as well as a management team and appropriate support personnel.

Unless otherwise set forth herein with respect to a Series of the Company, during its operational phase, the Manager will receive from a series an annual maintenance fee equal to 0.5%-2.5% of the assets of that series. The Maintenance Fee shall not accrue or become payable unless and until the series is generating revenue from the Client. With respect to the Series RC offering described in this Offering Circular, the Maintenance Fee is two and one-half percent (2.5%) of all distributions to investors. this fee structure applies to this offering only and may differ for other series offerings. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with (i) our organization and offering (up to a maximum of 2% of the gross offering proceeds per series offering), (ii) our operations and (iii) third parties providing services to us. The series will also pay the Manager a Negotiation Fee consisting of (i) a percentage of the total capital that the series advances to the Client under the Brand Advisory Agreement, and (ii) reimbursement of any reasonable out-of-pocket expenses incurred by the Manager or series in negotiating and closing that Brand Advisory Agreement. The Manager reserves the right to waive any fees or reimbursements it is due in its sole discretion.

The Manager

The Company is managed by Agentiq Sports, Inc., a Delaware corporation and managing member of the Company, which we refer to herein as the Manager. Pursuant to the terms of the Company’s limited liability company operating agreement, which we refer to as the “operating agreement,” the Manager will provide certain management and advisory services to the Company and to each of its series and their subsidiaries, if any, as well as a management team and appropriate support personnel.

Unless otherwise set forth herein with respect to a Series of the Company, during its operational phase, the Manager will receive from a series an annual maintenance fee equal to 0.5%-2.5% of the assets of that series. The Maintenance Fee shall not accrue or become payable unless and until the series is generating revenue from the Client. For the avoidance of doubt, with respect to the Series RC offering described in this Offering Circular, the Maintenance Fee is two and one-half percent (2.5%) of all distributions to investors, and this fee structure applies to this offering only and may differ for other series offerings. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with (i) our organization and offering (up to a maximum of 2% of the gross offering proceeds per series offering), (ii) our operations and (iii) third parties providing services to us. The series will also pay the Manager a Negotiation Fee consisting of (i) a percentage of the total capital that the series advances to the Client under the Brand Advisory Agreement, and (ii) reimbursement of any reasonable out-of-pocket expenses incurred by the Manager or series in negotiating and closing that Brand Advisory Agreement. The Manager reserves the right to waive any fees or reimbursements it is due in its sole discretion. The items of compensation are summarized in the table on page 67. See “Management-Management Compensation.”

Operating Expenses

Each series of the Company will be responsible for the costs and expenses attributable to the activities of the Company related to such series (the “Operating Expenses”) including, but not limited to:

●	any and all fees, costs and expenses incurred in connection with the management of a Series Asset and preparing any reports and accounts of each series, including, but not limited to, audits of a series annual financial statements, tax filings and the circulation of reports to investors;

●	any and all insurance premiums or expenses;

●	any withholding or transfer taxes imposed on the Company or a series or any of the members;

●	any governmental fees imposed on the capital of the Company or a series;

●	any legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against the Company, a series, or relating to legal advice directly relating to the Company’s or a series’ legal affairs;

●	any fees, costs and expenses of a third-party registrar and transfer agent appointed by the Managing Member in connection with a series;

●	any indemnification payments;

●	any costs, fees, or payments related to interest or financing expenses for a given series;

●	the costs of any third parties engaged by the Managing Member in connection with the operations of the Company or a series; and

●	any similar expenses that may be determined to be Operating Expenses, as determined by the Managing Member in its reasonable discretion.

The Manager will bear its own overhead and operating expenses.

Transferability

The Manager may refuse a transfer by a Unit holder of its Units in a series if such transfer would result in (a) there being more than 2,000 beneficial owners in such series or more than 500 beneficial owners that are not “accredited investors,” (b) the assets of a series being deemed plan assets for purposes of ERISA, (c) a change of U.S. federal income tax treatment of the Company and/or a series, or (d) the Company, any series, the Manager, or its affiliates being subject to additional regulatory requirements. Furthermore, as the Units are not registered under the Securities Act, transfers of Units may only be effected pursuant to exemptions under the Securities Act and permitted by applicable state securities laws. The operating agreement permits, but does not require, the Manager to approve an alternative trading system, or ATS, for secondary trading of Units of a Series, and an ATS Transfer effected through an ATS approved by the Manager is not subject to certain otherwise applicable transfer restrictions under the operating agreement, including the Manager’s consent requirement, prior notice requirements, and any right of first refusal, lock-up or similar restriction that may be included in a Series Designation. Any ATS Transfer remains subject to applicable securities laws, the rules and procedures of the ATS, the Company’s transfer agent arrangements, and any eligibility, documentation, settlement, trading, transfer agent, anti-money laundering, sanctions, investor suitability, tax, regulatory, or other conditions or procedures that the Manager may establish. See “Description of the Securities Being Offered — Restrictions on Ownership and Transfer” and “Description of the Securities Being Offered — Secondary Trading; Alternative Trading System” for more information.

Distribution Rights

The Manager has sole discretion in determining what distributions, if any, are made to Unit holders except as otherwise limited by law or the operating agreement. The Manager will determine the timing and amount of distributions for each series in accordance with the operating agreement and the applicable Series Designation, which will set forth the periodic basis on which Free Cash Flow is determined and distributed for that series. The Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion. See “Description of the Securities Being Offered — Distribution rights.”

Mandatory Arbitration and Class Action Waiver

The Operating Agreement requires, to the fullest extent permitted by law, that disputes arising out of or relating to the Operating Agreement, the formation, governance, management, operations, capitalization or dissolution of the Company or any series, or the rights, duties or relationships among the Company, any series, the Manager, any member or their respective affiliates in such capacities, be resolved exclusively by binding arbitration administered by the American Arbitration Association under the Federal Arbitration Act and the AAA Commercial Arbitration Rules. Arbitration will generally be conducted before a single neutral arbitrator, unless all parties to the dispute agree in writing to a three-arbitrator panel, and the seat and venue of arbitration will be Wilmington, Delaware, although hearings may be conducted remotely at the election of the arbitrator after conferring with the parties. By acquiring interests, investors waive the right to a jury trial and to litigate covered disputes in court, except for limited provisional remedies in Delaware courts and any claim or remedy that applicable law does not permit to be subject to mandatory arbitration. The Operating Agreement also requires disputes to proceed on an individual basis only and prohibits class, collective, private attorney general, derivative on behalf of other members and other representative proceedings, subject to limited exceptions required by non-waivable law. These provisions are not intended to waive compliance with the U.S. federal securities laws or any substantive rights or remedies available under those laws. See “Risk Factors — Risks Related to This Offering and Ownership of Our Units — The Operating Agreement requires mandatory arbitration of disputes and includes a waiver of jury trial, which may limit your ability to pursue claims in court and could affect the outcome, cost and remedies available to you,” “Risk Factors — Risks Related to This Offering and Ownership of Our Units — The class action waiver in the Operating Agreement may prevent investors from pursuing claims on a class, collective or representative basis, which could make small or diffuse claims more difficult or costly to pursue,” and “Risk Factors — Risks Related to This Offering and Ownership of Our Units — The Operating Agreement includes mass arbitration procedures and confidentiality requirements that may affect the timing, cost and transparency of dispute resolution” for more information.

Exclusive Forum

For legal actions or proceedings that are not subject to mandatory arbitration, and for court proceedings related to or in support of arbitration, the Operating Agreement generally requires proceedings to be brought in Delaware courts, subject to applicable federal securities laws and any written consent by the Manager to an alternative forum. The Operating Agreement also provides that Delaware law governs the Operating Agreement and the rights of the parties, subject to applicable federal law and any non-waivable requirements of the Delaware Limited Liability Company Act. These provisions may limit investors’ ability to select a judicial forum or procedural posture that they view as favorable. See “Risk Factors — Risks Related to This Offering and Ownership of Our Units — Delaware governing law and exclusive forum provisions may limit where investors can bring non-arbitrable claims and related court proceedings” for more information.

SUMMARY RISK FACTORS

We are subject to a number of risks and uncertainties, which are described more fully in the section titled “Risk Factors.” These risks include, among others, the following:

Risks Related to Our Business and Industry

●	We are an early-stage company with no operating history and an untested model, which makes this a highly speculative investment.

●	Our pipeline, pricing, and timing depend on our ability to sign athletes to BAAs on acceptable terms, which may not be achievable.

●	Each series is tied to the career outcomes of a single athlete, creating concentrated exposure to unpredictable events.

●	Investors will not share in any of the Client’s off-field income or endorsements, which limits the upside of your investment and may misalign incentives.

●	Payment mechanics and security interests may not perform as intended under league, union, or state-level constraints.

Risks Related to Government Regulation

●	Regulatory and stakeholder scrutiny could limit or prohibit income-sharing structures, payment mechanics, or marketing channels.

●	The tax treatment of the Units is complex and distributions may be subject to corporate-level taxation that reduces amounts available for distribution.

Risks Related to Conflicts of Interest

●	Our Manager earns fees and expense reimbursements from each series regardless of performance, creating conflicts of interest with investors.

●	The Manager’s Negotiation Fee, which is tied to the Initial Advisory Payment made to a Client, may incentivize the Manager to agree to less favorable deal terms for the series.

●	Our Manager may act in its own interests and has eliminated fiduciary duties to the fullest extent permitted by law, which may result in decisions that are adverse to us, a series or holders of Units.

Risks Related to this Offering and Ownership of Our Units

●	Series LLC liability shields are not guaranteed to be upheld in all jurisdictions or in bankruptcy.

●	There is no public market for our Units, the Manager is not required to approve or maintain any ATS for secondary trading, and you may not be able to sell or transfer your investment for an indefinite period of time.

●	Distributions, if any, will vary and may be delayed, reduced, or suspended.

●	The Operating Agreement requires mandatory arbitration of disputes and includes a waiver of jury trial, which may limit your ability to pursue claims in court and could affect the outcome, cost and remedies available to you.

●	It may be difficult or impossible for the investors to remove the Manager, even if you are dissatisfied with its performance.

OFFERING SUMMARY

Securities Being Offered:

We are offering the maximum number of Units of each series at a price per Unit set forth in the “Series Offering Table” above.

The offering is being conducted on a “best efforts,” basis. Each series is intended to be a separate series of the Company for purposes of accounting for assets and liabilities. See “Description of the Securities Being Offered” for further details. The Units will be non-voting except with respect to certain matters set forth in our operating agreement. The purchase of Units in a particular series is an investment only in that series and not an investment in the Company as a whole.

Offering Price per Unit:	As stated in the Series Offering Table above.

Minimum Offering Amount per Series:	As stated in the Series Offering Table above, if any.

Maximum Offering Amount per Series:	As stated in the Series Offering Table above.

Minimum Subscription:	The minimum subscription by an investor in any series is one (1) Unit, for $100.

Broker:	We have entered into an agreement with Andes Capital Group, LLC, which is acting as our soliciting agent and executing broker in connection with our series offerings. Andes is a broker-dealer registered with the SEC and which will be registered in each state where our series offerings will be made prior to the launch of each such offering and with such other regulators as may be required to execute the sale transactions and provide related services in connection with our series offerings. Andes is a member of the Financial Industry Regulatory Authority, Inc., or FINRA, and the Securities Investor Protection Corporation, or SIPC.

Broker Fees:	We will be paying Andes a Broker Fee equal to 1% of the amount raised through each series offering. Notwithstanding the foregoing, Andes will not receive any fee on funds raised from the sale of any Units to the Manager, its affiliates or the sellers of any of the Units. See “Plan of Distribution” for other fees to be paid to the Broker.

Investment Qualifications:

Each investor must be a “qualified purchaser.” See “Plan of Distribution and Subscription Procedure — Investor Suitability Standards” for further details. The Manager may, in its sole discretion, decline to admit any prospective investor, or accept only a portion of such investor’s subscription, regardless of whether such person is a “qualified purchaser.”  Furthermore, the Manager anticipates only accepting subscriptions from prospective investors located in states where Andes is registered.

Generally, no sale may be made to you in any of our series offerings if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Escrow account:

Where the applicable series offering has a Minimum Offering Amount, the subscription funds advanced by prospective investors as part of the subscription process will be held in a non-interest-bearing escrow account with North Capital, acting as the Escrow Agent, and will not be commingled with the operating account of any series, until if and when at least the applicable Minimum Offering Amount has been raised and there is an initial closing with respect to that series. Where the applicable series offering does not have a Minimum Offering Amount (including where the Manager has funded all or a portion of the Initial Advisory Payment through a Manager Promissory Note prior to the initial closing), subscription funds will be transferred directly to the account of the applicable series upon acceptance of the subscription and closing, without being held in escrow pending a minimum offering threshold.

When the Escrow Agent has received instructions from the Manager that an offering will close and the investor’s subscription is to be accepted (either in whole or part), the Escrow Agent will disburse such investor’s subscription proceeds in its possession to the account of the applicable series.

If any offering is terminated without a closing, or if a prospective investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective investors will be returned promptly to them without interest or deduction.  Any costs and expenses associated with a terminated offering will be borne by our Manager.

Offering period; Closings:	There will be at least one separate closing with respect to each series offering. Where the applicable series offering has a Minimum Offering Amount, the initial closing of a series offering will take place on the later to occur of (i) the date subscriptions for the Minimum Offering Amount for that series have been accepted and (ii) a date determined by the Manager in its sole discretion, and subscription funds will be held in escrow pending achievement of that threshold. Where the applicable series offering does not have a Minimum Offering Amount (including where the Manager has funded all or a portion of the Initial Advisory Payment through a Manager Promissory Note prior to the initial closing), the initial closing will take place on a date determined by the Manager in its sole discretion, and subscription funds will not be held in escrow pending a minimum offering threshold. Once an initial closing for a particular series offering has occurred, we may conduct additional closings for that series until the earlier to occur of (i) the date subscriptions for the Maximum Offering Amount for that series have been accepted and (ii) a date determined by the Manager in its sole discretion. If an initial closing of a particular series has not occurred, an offering shall be terminated upon (i) the date which is one year from the date the Offering Circular related to such series, or amendment thereof, as applicable, is qualified by the SEC, which period may be extended with respect to that series by an additional six months by our Manager in its sole discretion, or (ii) any date on which our Manager elects to terminate the offering for that series in its sole discretion, such date not to exceed the date which is 18 months from the date such Offering Circular related to that series or amendment thereof, as applicable, is qualified by the SEC. If a series offering is terminated without a closing, all investor funds will be returned promptly without interest or deduction.

Fees and Expenses	Each series is expected to pay, either from the offering proceeds of its series offering or from its revenues, the following fees and expenses:

●	Broker Fee: A Broker Fee equal to 1% of the amount raised through an offering. Notwithstanding the foregoing, Andes will not receive any fee on funds raised from the sale of Units to the Manager or its affiliates;

●	Initial Advisory Payment: A cash payment to the Client under the applicable Brand Advisory Agreement, a portion of which may be funded from the proceeds of the applicable series offering. Under the form BAA, the Initial Advisory Payment may be funded in one or more tranches, with an initial amount paid within thirty (30) days following the Effective Date and the remaining balance guaranteed by the series and payable by the Outside Date. The “Outside Date” under the form BAA means the earlier of (i) the date that is five (5) months following the date on which the SEC issues a notice of qualification for the series offering under Regulation A (the “Qualification Date”) and (ii) the date that is twelve (12) months following the Effective Date. The remaining balance may be funded from the proceeds of the series offering; to the extent the series offering does not generate sufficient proceeds to pay the remaining balance in full by the Outside Date, the series is obligated to pay any shortfall from its own funds. The Commencement Date occurs when the applicable series or the Manager first pays any portion of the Initial Advisory Payment to the Client, and the Client’s obligation to pay the Brand Amount and the series’ obligation to provide Advisory Services commence at that time. If the full Initial Advisory Payment has not been paid by the Outside Date, the form BAA automatically fixes the Initial Advisory Payment at the amount actually paid to the Client on or before the Outside Date and adjusts the Brand Percentage on a pro rata basis to reflect the ratio of the amount actually paid (the Funded Amount) to the originally contemplated Initial Advisory Payment. Neither party has any right to terminate the BAA solely on account of the failure of the Initial Closing or the Qualification Date to occur by the Outside Date;

●	Negotiation Fee: Each series will pay the Manager a one-time Negotiation Fee for services related to identifying, sourcing, structuring, negotiating, documenting and closing the Brand Advisory Agreement with the designated Client for that series. The Negotiation Fee is expected to be between 4% and 8% of each series’ Initial Advisory Payment, and covers the Manager’s associated out-of-pocket costs incurred to consummate the transaction. Without limiting the foregoing, the Negotiation Fee includes (i) sourcing activities, including outreach to Clients and their representatives and evaluation of potential opportunities; (ii) fees and expenses payable to a Client’s agent or intermediary that are incurred in connection with sourcing, negotiating or closing the Brand Advisory Agreement; and (iii) customary deal expenses reasonably incurred by the Manager in connection with negotiation and closing of the Brand Advisory Agreement, including travel and lodging, diligence and background checks, third-party research, legal and documentation costs, and closing-related technology or data-room charges. For clarity, amounts treated as Offering Expenses, such as broker-dealer fees, marketing, escrow, EDGAR/filing and blue-sky/compliance costs, are not included in the Negotiation Fee and remain subject to the separate cap applicable to Offering Expenses. The Negotiation Fee will be determined as (i) a percentage of the Initial Advisory Payment, and (ii) reimbursement of any reasonable out-of-pocket expenses incurred by the Manager or series in negotiating and closing that BAA. The exact percentage and amount of the Negotiation Fee for each series will be specified in the Series Designation. This fee will typically be paid out of the proceeds of the series’ offering at closing as part of the use of funds, reducing the net proceeds available for the Client’s Initial Advisory Payment and other purposes.

●	Offering Expenses: Each series may reimburse the Manager for Offering Expenses (defined below) actually incurred in connection with a series offering in an amount up to 2% of gross offering proceeds. In general, these costs include legal, accounting, escrow, underwriting, filing, compliance and marketing costs, as applicable, related to a specific offering; and

●	Maintenance Fee: The Maintenance Fee will be an annual fee payable by each Series to the Manager as specified in the Series Designation for ongoing management and administration of the Series and the related Brand Advisory Agreement, which fee shall be paid in such intervals as specified in the Series Designation. For planning purposes, the Maintenance Fee is expected to be a fixed amount or a percentage of the series’ assets , expected to range from 0.5% to 2.5% of series assets,, designed to reasonably reimburse the Manager for the time and resources devoted to that series. The Maintenance Fee shall not accrue or become payable unless and until the series is generating revenue from the Client.

The Manager will be responsible for all offering expenses on behalf of each series and may be reimbursed by the series (except with respect to commission-based broker fees which will be paid directly by the series) through the proceeds of the series offering for offering expenses actually incurred in an amount up to 2% of gross offering proceeds. Each series will be responsible for its Acquisition Expenses which it will pay out of the proceeds of its offering and will reimburse the Manager for such costs as well as for certain other costs. See “Use of Proceeds,” “Management — Reimbursement of Expenses” and “Plan of Distribution and Subscription Procedure” for further details.

Risk Factors:	Investing in the Units of a particular series involves risks. See the section entitled “Risk Factors” in this Offering Circular and other information included in this Offering Circular for a discussion of factors you should carefully consider before deciding to invest in our Units.

RISK FACTORS

An investment in our Units involves a high degree of risk. The SEC requires that we identify risks that are specific to our business and our financial condition. You should carefully consider the following risk factors and the other information in this Offering Circular before investing in our securities. Our business and results of operations could be seriously harmed by any of the following risks. The risks set out below are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and/or operating results. If any of the following risks actually occur, our business, reputation, financial condition, results of operations, revenue and future prospects could be materially adversely affected and you could lose all or part of your investment in the Units. In such case, the value of our securities could decline, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

We are an early-stage company with no operating history and an untested model, which makes this a highly speculative investment.

We are a newly formed company with no operating history, and our business model is unproven. As of the date of this offering, we have not closed any series or executed any Brand Advisory Agreements, and our ability to identify Clients, raise capital, collect Brand Amount payments, and make distributions is highly uncertain. Our concept depends on sustained investor interest under Regulation A, continued access to service providers (such as escrow, broker-dealer, and payment rails), and market acceptance by athletes and their representatives, any of which may not materialize or could take longer than expected. If we fail to launch initial series or demonstrate the viability of our model, we may be unable to achieve scale, cover fixed costs, or continue operations. An investment in any series is speculative and you should be prepared to lose your entire investment.

Our pipeline, pricing, and timing depend on our ability to sign athletes to BAAs on acceptable terms, which may not be achievable.

Our strategy depends on identifying and contracting with suitable athletes; if we cannot execute Brand Advisory Agreements on attractive terms, we may never commence revenue-generating operations. Competition from traditional financing, agencies, competitors with similar products, or athlete preferences may limit our pipeline, delay launches, or force us to offer unfavorable terms that impair returns. Even when athletes are interested, each series depends on sufficient investor subscriptions and successful closings; failed or delayed raises could nullify term sheets, damage relationships, and waste sourcing costs borne at the Manager level. Shifted labor markets, agent priorities, or league policy changes may also dampen athlete appetite for our structure, requiring us to spend more on sourcing and accept thinner economics. In certain leagues, BAAs or payment directions may require approvals, acknowledgements, or compliance with collective bargaining or agent regulations; failure to obtain or maintain such approvals could delay or prevent execution or enforcement.

Each series is tied to the career outcomes of a single athlete, creating concentrated exposure to unpredictable events.

The success of each series depends heavily on the uncertain future performance, health, career duration and compensation of a single Client. Injuries, contract disputes, performance declines, early retirement, league suspensions, or changes in depth chart status can materially reduce Client Brand Income and adversely affect returns to investors in the related series. League labor disruptions, changes to salary caps or rookie wage scales, demotions, or periods without a team contract can cause Brand Income to decline sharply or cease altogether. You will not share in any off-field or endorsement earnings, limiting upside and potentially misaligning incentives if the Client focuses on non-Brand Income opportunities. Clauses in player contracts, including morality, injury and conduct provisions, may eliminate salary guarantees or reduce incentive eligibility, compounding the adverse effect on Brand Income.

Professional baseball careers are often short and unpredictable, which may limit the period during which a Client can generate Brand Income and may materially reduce the likelihood that investors recover their investment.

Our business model depends on the ability of Clients to generate Brand Income over time. In the case of professional baseball Clients, Brand Income generally includes salary, signing bonuses, performance bonuses, prize or award money and other covered on-field compensation earned in the Client’s Principal Business, to the extent included in the applicable Brand Advisory Agreement, and excludes endorsement, sponsorship, appearance, licensing, merchandising and other off-field commercial income. The period during which a professional baseball Client may generate meaningful Brand Income may be short and unpredictable. Professional baseball careers are subject to significant attrition, including failure to advance through the minor-league system, failure to reach the major leagues, injuries, performance decline, roster constraints, changes in organizational priorities, competition from other players and other factors outside the control of the Client, the Company, the Manager or any series.

Published analyses of Major League Baseball career length have estimated that the average major-league career is approximately 4.8 to 5.6 years, depending on the population and methodology used. One study reported an average career expectancy of approximately 5.6 years for players who reach the major leagues, while a separate SABR analysis reported an average career length of approximately 4.8 years for players who have appeared in the major leagues. In addition, a player generally must accrue six years of Major League service time to become eligible for free agency, and one year of Major League service time generally requires 172 days on a Major League roster or Major League injured list during a championship season. As a result, many professional baseball players may never reach free agency, may not remain employed long enough to earn arbitration-level or free-agent-level compensation, and may generate materially less Brand Income than the Manager anticipates.

This risk is heightened for our series that depend on the career outcomes of a single professional baseball player. A Client may spend several years in the minor leagues before reaching the major leagues, if the Client reaches the major leagues at all. Although covered minor-league compensation may constitute Brand Income under the applicable Brand Advisory Agreement, minor-league compensation is generally expected to be substantially lower than major-league compensation. Accordingly, if a Client remains in the minor leagues for an extended period, has only a brief major-league career, does not become arbitration eligible, does not reach free agency, or experiences injury, performance decline or other adverse career developments, the related series may receive only limited Brand Amounts.

Because investors’ ability to recover their investment depends on the applicable series’ receipt of Brand Amounts, the payment of series expenses and the availability of Free Cash Flow for distribution, a short or lower-earning professional baseball career may materially delay, reduce or eliminate investor distributions. Even if a Client reaches the major leagues, the Client may not remain employed at the major-league level for a period sufficient to generate Brand Income necessary for investors to recover their initial investment. If the Client’s professional baseball career is shorter than expected or earnings are materially lower than projected, investors in the applicable series may lose all or a substantial portion of their investment.

Investors will not share in any of the Client’s off-field income or endorsements, which limits the upside of your investment and may misalign incentives.

Under each Brand Advisory Agreement, our series only receives a share of the athlete’s Brand Income, which is strictly limited to compensation earned from playing or participating in the sport (such as team salaries, game winnings, or performance bonuses). Importantly, this means that any money the Client earns outside of their on-field activities – including endorsement deals, sponsorships, appearances, licensing of their name/image, or other business ventures – is entirely excluded from the series’ income. As a result, even if a Client achieves substantial fame or commercial success off the field, investors in the series will not benefit from those earnings. This cap on the income stream limits the potential returns on your investment. It is possible that a Client’s off-field earnings could far exceed their on-field earnings (for example, through lucrative endorsements), yet the series would have no claim to that revenue. In addition, the Client’s interests are not fully aligned with investors in this respect: the athlete retains 100% of their off-field income, which could reduce their motivation to maximize on-field earnings or continue a sports career solely for financial reasons. While the Brand Percentage arrangement is designed to align with on-field performance, the exclusion of other income streams creates a risk that the athlete’s financial incentives diverge from the series’ interests.

Third-party infrastructure failures could interrupt core operations and investor communications.

Our reliance on third-party technology and cloud providers introduces availability and security risks. Software defects, vendor outages, integration failures, or cloud interruptions could disrupt offerings, reporting, or distributions and could damage our reputation and financial condition. As a lean organization, we may have limited redundancies and in-house IT depth to mitigate prolonged incidents.

Cybersecurity incidents could compromise data, invite regulatory scrutiny, and depress investor demand across series.

A cybersecurity breach could expose sensitive investor data or financial information, trigger mandatory notifications, and lead to regulatory investigations, litigation, and reputational harm. Security incidents at us or our vendors could reduce investor trust and participation in current or future series. Incident response and remediation can be costly and divert management attention from sourcing and operating series.

Insurance coverage may be unavailable or insufficient for key risks.

Insurance for cyber incidents, IP claims, D&O, E&O, employment, or event-related losses may have exclusions, sub-limits, or high deductibles and may not fully cover losses, defense costs, or adverse judgments, increasing volatility in series outcomes.

We may experience constraints on liquidity, access to capital, and sensitivity to interest rates.

Our ability to finance operations, launch new series, or bridge timing differences between Brand Amount payment receipts and distributions may depend on capital availability. Tighter credit markets, rising rates, or covenant restrictions could limit growth or require us to delay offerings, reduce reserves, or curtail operations.

Adverse macroeconomic or public health events could depress demand, delay offerings, and impair operations.

Macroeconomic conditions, market disruptions, and public health events may reduce investor demand, complicate offering execution, and increase operating friction. Periods of market stress or pandemic-related disruptions may slow capital formation, delay closings, or increase costs to operate, manage vendors, or communicate with investors. Volatility in financial markets can also increase our cost of capital or reduce availability of critical vendors, affecting our ability to source and launch series.

Disputes with Clients or third parties may be protracted, expensive, and reduce cash available for distribution.

We may be involved in disputes or enforcement actions that are costly and uncertain. Contract enforcement with Clients, disputes regarding Brand Amount payment calculations, or third-party claims could require significant time and expense and could result in delays, settlements, or losses not fully recoverable from counterparties. Arbitration or litigation may require specialized counsel and expert analysis of compensation records, increasing costs and uncertainty.

Payment mechanics and security interests may not perform as intended under league, union, or state-level constraints.

Even with direct-pay instructions and UCC filings, practical enforcement may be limited. Team payroll systems, league or union rules, and state law limitations on assignment or garnishment can hinder or delay payment flows. The priority, scope, and enforceability of security interests in Brand Income may vary and may not fully protect a series. In contested scenarios, we may face competing claims or need court intervention to perfect or realize on collateral.

Inconsistent or incomplete public data can impede reconciliation and increase reliance on Client cooperation.

Documentation asymmetry and reliance on public sources may create verification gaps. Publicly reported compensation may omit bonuses, incentives, or non-standard payments; reconciling public data with actual receipts may require cooperation and documentation from the Client that may not be promptly available. Where deductions are permitted by the BAA, additional documentation may be necessary to validate net Brand Income amounts.

Cancellations, postponements, or format changes to games and events can diminish Brand Income and marketing value.

Force majeure events, public health concerns, safety incidents, travel restrictions, or venue issues may cancel or modify seasons, games, or appearances that affect player compensation triggers and the efficacy of brand campaigns, reducing expected cash flows.

Labor actions, strikes, or lockouts can reduce or postpone athlete compensation and disrupt campaigns.

Collective bargaining negotiations or labor disputes in professional leagues and player associations can lead to work stoppages, schedule changes, or rules that reduce or defer compensation, directly reducing Brand Income and limiting marketing opportunities.

Technology and vendor dependencies introduce operational and cybersecurity risks that could disrupt offerings and harm investors.

We rely on an online platform and third-party vendors; operational failures or cybersecurity incidents could disrupt offerings, compromise investor data, or delay distributions. Platform outages, payment processing failures, vendor downtime, or cyberattacks could cause reputational damage, regulatory exposure, and financial losses, and could materially impair our operations and investor confidence. Mandatory breach notifications, remediation costs, and potential regulatory inquiries could further strain resources, and mere perception of security weaknesses could reduce demand for our offerings.

Reputational harm, brand safety incidents, or public controversies involving us or a Client could materially damage our business.

Our platform, brand partners, and investor demand are sensitive to reputation. Athlete or Company controversies, social media incidents, allegations of misconduct, political speech, or brand-safety concerns can trigger sponsor pullbacks, platform restrictions, or consumer backlash that reduce demand, constrain new Client sourcing, or force us to terminate campaigns. Third parties may amplify negative narratives online, and content-moderation or platform policy changes can limit the reach of campaigns and our marketing channels.

Our small team depends on a limited number of key personnel with specialized industry relationships.

We rely on a lean management team and a few employees and advisors with athlete, agent, and league relationships. Loss of any such personnel, difficulty in recruiting or retaining experienced sports/entertainment, compliance, or technology staff, or constraints imposed by non-compete and non-solicitation obligations could impair sourcing, negotiations, compliance, and operations for extended periods.

Failure to achieve scale could leave per-series costs elevated and erode investor returns for an extended period.

We may lack the scale necessary to realize operating efficiencies, resulting in higher per-series costs for an extended period. If we are unable to launch a sufficient number of series, we may not achieve the economies of scale required to reduce unit costs of technology, compliance, and operations, which could depress returns. Persistent fixed costs (including platform, audit, legal and compliance) could consume a disproportionate share of Brand Amount payments in early series, delaying or eliminating distributions.

We face intense competition from established agencies, lenders, collectives, and new market entrants for athlete relationships and sponsor dollars.

Larger, well-capitalized competitors may offer athletes more favorable economics, bundled services, advances, or cross-promotional benefits. They may also leverage long-standing relationships with teams, leagues, and sponsors to steer opportunities away from us. Competitive pressure can increase our sourcing costs, compress margins, delay closings, and reduce available Brand Amount payments.

Assumptions regarding a Client’s potential to generate Brand Income may prove inaccurate, and investors should not rely on any expectation regarding the timing or likelihood of advancement to, or participation in, any qualifying professional league or competition.

In connection with any series, the Manager may consider assumptions and judgments concerning a Client’s athletic development, professional opportunities and potential to earn qualifying compensation in a qualifying professional league or competition. Any such assumptions are inherently subjective and speculative, may be based on incomplete or rapidly changing information, and could prove to be materially incorrect. There can be no assurance that any Client will be promoted, signed, retained, remain healthy, continue to perform at a level necessary to earn qualifying compensation, or generate any Brand Income within any expected period or at all. Because compensation earned in certain leagues, levels, assignments or activities may be excluded from Brand Income under the applicable Brand Advisory Agreement, investors may not receive any return unless and until the Client earns compensation that constitutes Brand Income under that agreement. As a result, if assumptions regarding a Client’s career trajectory or earning potential are wrong, investors could lose all or a substantial portion of their investment.

Even robust payment and enforcement provisions may not prevent shortfalls, delays, or losses.

Contractual mechanisms may not fully assure timely or complete payment. Although the BAA includes payment instructions, reporting obligations, audit rights, and a security interest in Brand Income, practical or legal constraints could limit enforcement, and delays or underpayments may occur that we cannot fully prevent or recover. Enforcement may require costly and uncertain litigation or arbitration against the Client or third-party payors, and insolvency or bankruptcy of a Client could further impair recoveries. Payment instructions may be subordinated or delayed by league, union, or team payroll constraints, and security interests may require court intervention to perfect or enforce. In addition, setoff rights, counterclaims, or anti-assignment provisions in underlying agreements, and the automatic stay in bankruptcy, may delay or prevent collection despite contractual remedies; perfection and priority of security interests under the UCC can vary by jurisdiction and may necessitate additional filings or court relief.

Remedies tied to termination, suspension, or reinstatement may be delayed, disputed, or uncollectible.

Termination, suspension, or reinstatement provisions may not adequately protect a series. While BAAs may include clawbacks and reinstatement rights if a Client voluntarily ceases and then resumes their career, the timing, collectability, and enforceability of such remedies are uncertain and may vary by jurisdiction or fact pattern, leading to losses even where remedies exist on paper. Insurance, where available, may not fully offset losses from death or disability, and the costs of pursuing remedies may exceed potential recovery.

If a Client voluntarily ceases participation in the Client’s Principal Business, Brand Income may stop and contractual remedies may not be sufficient for investors to recover their investment.

Under the form BAA, if a Client voluntarily ceases to engage in the Client’s Principal Business before the fifth anniversary of the Effective Date, other than for Good Reason, the Client must repay to the applicable series, as liquidated damages, an amount equal to the aggregate Initial Advisory Payment actually received by the Client, plus interest, minus Brand Amount payments actually made by the Client to the series before the early cessation. This remedy is intended to protect the series if a Client voluntarily stops participating in the Client’s Principal Business during the early years of the BAA. However, the remedy may be disputed, delayed, difficult to collect or unavailable in full, and there can be no assurance that any repayment would be sufficient for investors to recover their investment after payment of expenses, reserves and other series-level obligations.

The form BAA does not provide the same liquidated damages repayment right if a Client voluntarily ceases to engage in the Client’s Principal Business on or after the fifth anniversary of the Effective Date, although the series retains rights to Brand Income earned during the Term and any rights that survive expiration or termination. If a Client voluntarily ceases participation after that five-year period, or if the Client ceases participation for Good Reason, the series may receive little or no additional Brand Income unless and until the Client resumes participation in the Client’s Principal Business or otherwise earns covered compensation. The BAA term generally continues until the earlier of two years after the Client’s official retirement or permanent cessation from actively engaging in the Principal Business, subject to automatic continuation if the Client resumes the Principal Business during that two-year termination tolling period, and the 25th anniversary of the Effective Date. If the Client resumes active participation in the Principal Business after the end of the termination tolling period and the BAA has terminated, the BAA may require Brand Percentage payments to a Revenue Share Trust for the former members of the applicable series, but those rights may be difficult to administer, enforce or collect.

As a result, a Client’s voluntary retirement, resignation, career change or other cessation of participation in the Client’s Principal Business may materially reduce or eliminate Brand Amount payments to the related series. This risk is particularly significant if the Client has not yet generated substantial Brand Income, if the Client’s career is short, if the Client does not reach a compensation level sufficient to produce meaningful Brand Amounts, or if any repayment, trust or other post-cessation remedy is delayed, disputed or uncollectible. In those circumstances, the related series may not generate sufficient Free Cash Flow to make distributions, and investors may lose all or a substantial portion of their investment.

Limited transparency into non-public compensation and deductions can create verification gaps and disputes.

We depend on accurate, timely reporting from Clients, and on our right to review underlying records. Even with semi-annual reporting and audit rights, we may have limited visibility into non-public compensation or timing differences, which can cause disputes, delays, or shortfalls in Brand Income and could increase costs to verify or enforce compliance. Public sources may omit bonuses, deferred comp, or non-standard payments, and deductions permitted in the BAA may be difficult to substantiate without cooperative documentation from the Client.

Risks Related to Government Regulation

Regulatory and stakeholder scrutiny could limit or prohibit income-sharing structures, payment mechanics, or marketing channels.

Our model may face negative public perception or regulatory scrutiny in the sports ecosystem. Leagues, players’ associations, or regulators could view income-sharing arrangements unfavorably and impose restrictions that limit our ability to structure BAAs, receive payments, or market our offerings, which could reduce or eliminate expected cash flows to a series. Rule changes or guidance regarding assignment of income, wage garnishment limits, collective bargaining outcomes, or name, image or likeness (NIL) restrictions could require us to modify or unwind arrangements or increase compliance costs. Negative media attention or advocacy by athlete groups could also impair our ability to source Clients or complete offerings.

Compliance with state athlete agent, talent agency, and marketing regulations may constrain our activities and increase costs.

Many jurisdictions require registration, licensing, bonding, or other compliance for those engaging in athlete representation, endorsements, or marketing. Missteps or differing interpretations could result in fines, restrictions on activity, or voidability of certain agreements, and adapting to multi-jurisdictional requirements will increase costs.

We could face claims of interference, non-compete violations, or breach arising from existing agent or endorsement agreements.

In pursuing Clients and brand campaigns, we may encounter preexisting agency, endorsement, or management contracts. Counterparties could assert tortious interference, non-compete or exclusivity violations, or other claims that disrupt BAAs, delay campaigns, or result in damages or injunctions.

We may encounter disputes over rights of publicity, trademarks, and content usage.

Campaigns and promotional content rely on proper clearance of name, image, and likeness, logos, footage, and music. Errors or disputes can lead to takedowns, claims for statutory damages, loss of campaign revenue, and reputational harm; insurance may not cover all such claims.

The tax treatment of the Units is complex and distributions may be subject to corporate-level taxation that reduces amounts available for distribution.

We intend that the Company and each series be treated as a corporation for U.S. federal income tax purposes. As a result, each series will be subject to U.S. federal corporate income tax on its taxable income. Distributions to investors will generally be taxable as dividends to the extent of the series’ current and accumulated earnings and profits, and will not be deductible by the series, resulting in two levels of taxation (at the corporate level and again at the investor level). Future changes in federal, state, or local tax laws could increase the corporate tax rate or modify the taxation of dividends, adversely affecting investor after-tax returns. Additionally, state and local income taxes may apply to the series and to investors receiving distributions.

The series will be subject to corporate income tax, and distributions will be taxed as dividends.

Because each series intends to be taxed as a corporation, it will pay U.S. federal corporate income tax on its taxable income (currently 21%). Distributions to investors will then be taxable as dividends to the extent of earnings and profits, resulting in two levels of taxation. Dividends may qualify for reduced rates as “qualified dividend income” if holding period requirements are met, but there is no assurance. Additionally, Congress may change the corporate tax rate or dividend tax treatment, which could adversely affect investor after-tax returns.

The series may be subject to additional penalty taxes.

Corporations that accumulate earnings beyond reasonable business needs may be subject to an accumulated earnings tax. Additionally, if (i) more than 50% of a series’ Units are owned by five or fewer individuals and (ii) at least 60% of its income is passive income, the series could be classified as a personal holding company, potentially subjecting it to an additional 20% tax on undistributed income. While the Manager intends to manage distributions to minimize these risks, no assurance can be given that these taxes will not apply.

Legal and policy changes may reduce Brand Income or increase costs in ways we cannot predict or control.

Changes in law, league rules, collective bargaining agreements, or tax policy could adversely affect Brand Income and series economics. Legislative or policy shifts concerning assignment of income, wage garnishment limits, personal services contracts, privacy, or data security could reduce cash flows or increase costs. Multi-jurisdictional tax or privacy regimes could also complicate reporting and enforcement across states or countries.

We are exposed to evolving advertising, consumer protection, and data privacy rules that govern digital marketing.

Endorsement disclosure rules, advertising standards, and privacy laws (including consent, targeting, and data minimization requirements) may limit targeting capabilities, increase compliance costs, and reduce campaign performance. Platform policy changes can restrict content types or paid reach.

International operations, sanctions, anti-corruption, and trade controls present additional compliance and business risks.

If we or our Clients participate in international campaigns or contracts, we may be subject to sanctions, export controls, anti-bribery/anti-corruption, and localization rules. Violations can lead to severe penalties, while compliance costs, currency controls, or geopolitical tensions may limit opportunities and delay payments.

Risks Related to Conflicts of Interest

Our Manager earns fees and expense reimbursements from each series regardless of performance, creating conflicts of interest with investors.

The Manager and its affiliates will receive compensation from each series in the form of fees and reimbursed expenses, which are paid before any distributions to investors. In particular, the Manager charges each series a one-time Negotiation Fee (for sourcing and executing the Brand Advisory Agreement) and an ongoing, annual Maintenance Fee for managing the series and providing services. These fees are due to the Manager irrespective of how well the series’ investment performs. For example, the Manager will collect its Maintenance Fee at regular intervals even if the series has not yet earned significant Brand Income. However, the Maintenance Fee shall not accrue or become payable unless and until the series is generating revenue from the Client. Additionally, the Manager is entitled to reimbursement of Operating Expenses it incurs on behalf of the series, such as insurance, legal, accounting, and other costs, which means the Manager can recover its expenditures from series funds. The priority of these payments to the Manager may incentivize the Manager to conduct series business in a way that secures its fees and repayments, potentially at the expense of maximizing returns for investors. Because these costs are deducted from series cash flows (often in advance of distributions), they reduce the Brand Amount payments that ultimately reach investors and could even strain a series that is not yet profitable. In extreme cases, if a series has very low income, the requirement to pay fees and expenses could consume most or all of its cash, delaying or preventing any investor distributions. Investors should be aware that the Manager’s financial interest (to receive steady fees) may not always align with their own interest (to receive net profits), and this misalignment is an inherent conflict in our structure.

The Manager’s Negotiation Fee, which is tied to the Initial Advisory Payment made to a Client, may incentivize the Manager to agree to less favorable deal terms for the series.

When the Manager signs a Brand Advisory Agreement with a Client, it earns a Negotiation Fee that is calculated as a percentage of the Initial Advisory Payment plus certain related costs. This structure creates a potential conflict of interest, because a larger Initial Advisory Payment to the Client results in a higher Negotiation Fee to the Manager. The Manager could thus have a financial incentive to increase the size of the Initial Advisory Payment or to accept terms that are more generous to the Client, in order to generate a greater immediate fee for itself. A higher payment to the Client means that the series is paying more for the same Brand Percentage, which could reduce the potential return for investors. Investors would generally prefer that the series negotiate the lowest Initial Advisory Payment reasonably achievable for a given share of future income, but the Manager’s fee arrangement may create an incentive to the contrary. There is also a risk that the Manager may be incentivized to close transactions in order to collect fees and demonstrate business progress, even if such transactions have narrow margins or weaker prospects for investors. While the Manager is obligated to act in good faith, this structural incentive could lead to conflicts in negotiation strategy. Investors rely on the Manager to balance these interests appropriately, but they should recognize that the Manager’s compensation structure is not directly based on long-term series performance and may at times diverge from investors’ interests.

The Manager has discretion to allocate opportunities and resources among different series and business activities, which could lead to conflicts of interest.

As the sponsor of multiple series, the Manager will decide how to allocate its time, attention, and resources across the series and any future offerings. There is a risk that the Manager may favor certain series or Clients over others. For example, if the Manager identifies multiple potential athlete deals but has limited capital or bandwidth, it will choose which series to pursue first or most aggressively. The Manager might be incentivized to channel the best opportunities to new series that it is launching (to attract investors), possibly to the detriment of existing series which also rely on its efforts. Additionally, expenses that benefit multiple series or the Platform as a whole, such as marketing campaigns or technology improvements, might be allocated in a way that does not perfectly reflect the benefit to each series, affecting their financial results. Because the Manager also effectively controls the Allocation Policy for expenses and the overall strategy of the business, it could make decisions that advance the growth of the Platform or the Manager’s own expansion goals while imposing costs or constraints on a given series. These conflicts are inherent in a structure where one Manager oversees many separate series. Although the Manager has a duty to allocate opportunities in good faith, it is not bound by any exclusive duty to any single series or investor. Investors in each series must depend on the Manager to balance these competing interests fairly, but there is a possibility that certain series (or the Manager’s own interests) could be prioritized in a way that negatively impacts other series.

Our Manager and its affiliates are engaged in other business activities, potentially including ones that compete with our Company, and they have no exclusive duty to us.

The Manager is not required to devote its full time or effort to our series and is free to pursue other ventures. the Operating Agreement explicitly permits the Manager and its officers or affiliates to have business interests and engage in activities in addition to those relating to the Company or any series, including business activities that may be in direct competition with us. Accordingly, the principals of the Manager could manage another fund or platform that finances athletes, or advise or invest in athletes outside of our series structure, without any obligation to share those opportunities with us. The Manager is under no obligation to offer every potential athlete deal to our Company, and it could allocate attractive opportunities elsewhere for its own benefit. Additionally, since the Manager’s fiduciary duties have been significantly limited or waived by our Operating Agreement, investors cannot rely on traditional fiduciary principles to prevent self-dealing or appropriation of corporate opportunities by the Manager. As a result, the Manager may make decisions based on its broader business interests rather than solely on the interests of any particular series. If a conflict arises between the interests of our series and the interests of the Manager or another business activity, the Manager might resolve it in favor of those other interests. Investors will not have recourse if the Manager chooses to engage in outside enterprises or if those activities negatively impact the time and attention the Manager can devote to our series.

Our Manager may act in its own interests and has eliminated fiduciary duties to the fullest extent permitted by law, which may result in decisions that are adverse to us, a series or holders of Units.

Our Operating Agreement provides that, in exercising its rights as managing member, the Manager may consider only such interests and factors as it determines in its sole discretion, including its own interests, and has no duty or obligation, fiduciary or otherwise, to consider the interests of the Company, any series or any holders of Units. The Operating Agreement further provides that the Manager will not be subject to duties or standards that might otherwise apply under the Operating Agreement, the Delaware Limited Liability Company Act, other law, rule or regulation, or principles of equity, to the fullest extent permitted by law. The Operating Agreement does not, however, eliminate the implied contractual covenant of good faith and fair dealing owed by the Manager under applicable law. As a result, the Manager may make decisions that benefit itself or its affiliates but adversely affect the Company, one or more series or holders of Units. For example, the Manager may cause the Company or a series to enter into transactions with affiliates, allocate time and resources among different series or business opportunities in a manner that favors the Manager’s own interests, or decline to take actions that holders of Units believe would maximize value. Because holders of Units will have limited ability to challenge these decisions, and because the Manager has expressly disclaimed fiduciary duties to the fullest extent permitted by law, holders of Units may have fewer protections than investors in entities whose governing documents impose traditional fiduciary obligations. This could materially and adversely affect the value of your Units and your ability to obtain a remedy for actions you believe are contrary to your interests.

Shared expenses and overhead allocations may burden some series disproportionately.

Some costs may be difficult to allocate precisely among series, creating a risk of disproportionate expense burdens. Even with an allocation policy, shared services, platform costs, and other overhead items may be apportioned in a manner that benefits certain series more than others, adversely affecting the net returns of particular investors. Costs not clearly attributable to a specific series may be spread across all active series, which reduces cash available for distribution in the affected series.

The Manager’s role as both the operator of the Platform and the representative for each series creates potential conflicts, including in transactions with affiliates.

The Manager makes all decisions for each series and also controls the Platform through which series offerings are conducted and managed. The Manager or its affiliates may provide services to the Company in addition to management services. For example, an affiliate of the Manager could act as a technology provider for the Platform or as a broker-dealer or marketing agent in our offerings. When the Manager uses an affiliated service provider, that affiliate might receive fees or other benefits from the arrangement, which may not be on arm’s-length terms. Even if disclosed, such transactions create a conflict of interest because the Manager might favor its affiliate with Company business, potentially at a higher cost than an independent third party might charge. Additionally, the Manager oversees the provision of brand advisory and marketing services to Clients , some of which may be outsourced to affiliates or related parties of the Manager. The Manager might have an incentive to steer contracts or assignments to those affiliates to benefit its broader corporate family, even if another provider might be more qualified or cost-effective. Because the Manager acts on both sides of any affiliated transaction , as the party engaging services on behalf of the series and as the economic beneficiary of the affiliate providing such services, there is a risk that such arrangements may not be as favorable to the series as arm’s-length arrangements with independent third parties. While our policy is to disclose material affiliated transactions and for the Manager to ensure terms are fair, investors should be aware that conflicts can arise in these situations. The Manager’s judgment may be influenced by the interests of its corporate group, and that could impact operating expenses, quality of service, or other aspects of the series’ performance.

The Manager may hold Units or other financial interests that could diverge from the interests of other investors.

The Operating Agreement does not prohibit the Manager or its affiliates from investing in Units, and the Manager has the right under the Operating Agreement to purchase units in a series. If the Manager or its principals hold Units in a series, it might gain access to information or opportunities not available to other investors, and it could have incentives to influence series decisions for its own benefit as an owner. For example, if the Manager holds Units and there arises a chance to sell the series’ assets or the athlete’s contract interest, the Manager might weigh its dual role when deciding whether to approve such a transaction. Conversely, if the Manager or its affiliates do not hold Units in a series, they may lack a direct economic interest in the series’ performance, which could affect their risk appetite or commitment to maximizing investor returns. It is also possible that the Manager could sell its Units , if it holds any, at a time or in a manner that is not communicated to other investors, or that it could vote any units it holds in its own interest on matters where investors are entitled to vote. While the Manager’s ownership in a series could align interests up to a point , because the Manager would share in distributions pro rata on its Units,, it also creates a potential conflict because the Manager’s liquidity needs or strategic objectives might not match those of passive investors. Furthermore, the Manager, by virtue of its control, could influence the timing of distributions or the series’ exit in a way that benefits its own position , including deferring distributions if it has a longer investment horizon or accelerating distributions if it seeks earlier returns. All of these scenarios present conflicts of interest between the Manager and the investors. Investors must rely on the Manager to act fairly and in accordance with its contractual duties, but they should recognize that the Manager’s financial interests in the series or the absence of such interests, may affect its decisions.

If a series’ Operating Expenses exceed its revenues, investors may experience reduced distributions or dilution.

Operating Expenses related to a particular series incurred post-closing shall be the responsibility of the series. However, if a series lacks sufficient cash reserves or revenues to meet its Operating Expenses, the Operating Agreement provides that the Manager may, in its sole discretion: (a) cause additional Units to be issued in such series; (b) pay such excess Operating Expenses and not seek reimbursement; or (c) enter into an agreement pursuant to which the Manager loans to the series an amount equal to the excess Operating Expenses (an “Operating Expense Reimbursement Obligation”), on which the Manager may, in its sole discretion, impose a reasonable rate of interest at a rate no less than the Applicable Federal Rate (as defined in the Code). Operating Expense Reimbursement Obligations become repayable when cash becomes available for that purpose and the Operating Agreement expressly nets Operating Expense Reimbursement Obligations from the Free Cash Flow available for distribution. If there is an Operating Expense Reimbursement Obligation, the reimbursable amount would be repaid from the Free Cash Flow generated by the applicable series and could reduce the amount of any future distributions payable to investors in that series. If additional Units are issued in a particular series, this would dilute the current value of the Units of that series held by existing investors and the amount of any future distributions payable to such existing investors.

If there is an Operating Expense Reimbursement Obligation, this reimbursable amount between related parties would be repaid from the Free Cash Flow generated by the applicable series and could reduce the amount of any future distributions payable to investors in that series. If additional Units are issued in a particular series, this would dilute the current value of the Units of that series held by existing investors and the amount of any future distributions payable to such existing investors. Further, any additional issuance of Units of a series could result in dilution of the holders of that series.

Risks Related to This Offering and Ownership of Our Units

Your investment is limited to a single series and may not be insulated from cross-series claims in all scenarios.

Investing in a series is not an investment in the Company as a whole, and you will not benefit from the assets of other series. Each series is intended to be legally separate; however, there is residual risk that liabilities could be alleged to extend beyond a single series, particularly in insolvency or where separateness formalities are not perfectly observed. Bankruptcy courts or non-Delaware courts may not fully respect series separateness, exposing one series to another series’ liabilities in extreme cases.

Series LLC liability shields are not guaranteed to be upheld in all jurisdictions or in bankruptcy.

Our series limited liability structure is novel and may not be respected by courts, potentially exposing investors to liabilities of other series or the Company. We have organized the Company as a Delaware series limited liability company, which allows assets and liabilities to be segregated by series under Delaware law. In theory, this means that the creditors of one series should have no claim against the assets of another series or the Company as a whole, so long as certain conditions are met. However, the series structure remains relatively untested in many jurisdictions. There is no assurance that the internal liability shields of a Delaware series LLC will be respected in all circumstances. While Delaware law provides for series separateness, there is limited bankruptcy precedent, and a court could determine that cross-series or company-level assets should satisfy liabilities, which could materially harm investors in otherwise unrelated series. Observing strict separateness with respect to books, accounts, legends and operations is essential but may not eliminate risk. Administrative convenience, including centralized cash management, shared vendors or pooled reserves, if not carefully documented and allocated, could be viewed as commingling and increase the risk of veil-piercing or substantive consolidation.

Our Tier 2 Regulation A structure provides reduced reporting and evolving compliance obligations that may deter investors.

We are conducting offerings under Tier 2 of Regulation A, which subjects investors to reduced reporting compared to Exchange Act issuers and introduces regulatory uncertainty. Scaled disclosure, semi-annual reporting, and evolving state notice practices may reduce investor transparency or appetite, impairing capital formation and our growth prospects. Regulatory interpretations of Reg A continue to evolve and could impose new requirements on our offerings or ongoing reports, increasing costs or limiting access to certain states.

Our reliance on Investment Company Act and Advisers Act exclusions could be challenged, forcing costly restructuring or registration.

We are not registered under the Investment Company Act or the Investment Advisers Act and we rely on exclusions and interpretive positions that could be challenged. Any requirement to register the Company as an investment company or the Manager as an investment adviser could materially increase costs, restrict operations, or force us to restructure or wind down affected series, causing losses. In addition, we do not provide personalized investment advice to investors; any change in interpretations around online platforms, solicitation, or advice could require changes to our practices, add compliance burdens, or limit communications.

Securities law anti-fraud standards apply to all of our communications, creating rescission and enforcement risks if disclosures are inaccurate.

We are subject to rigorous anti-fraud obligations and must ensure all communications are accurate and not misleading. Any material misstatement or omission in our offering materials or ongoing updates could lead to rescission claims, regulatory enforcement, or litigation, imposing financial and reputational harm on the Company and affected series. We must also promptly update investors about material developments; failure to do so could compound liability and undermine investor trust. Claims under Section 12(a)(2) of the Securities Act or Rule 10b-5 under the Exchange Act, among others, could result in damages, rescission, or penalties and divert significant management time.

There is no public market for our Units, the Manager is not required to approve or maintain any ATS for secondary trading, and you may not be able to sell or transfer your investment for an indefinite period of time.

Each series of the Company is a unique, privately offered security. The Units are not listed on any stock exchange or recognized trading market, and no investor should assume that an active, liquid or sustained secondary market for the Units will develop. The operating agreement permits, but does not require, the Manager to approve an alternative trading system, or ATS, for secondary trading of Units of a Series. If the Manager approves an ATS for a Series, Units of that Series may be eligible to trade through the approved ATS, subject to applicable law, the rules and procedures of the ATS, the Company’s transfer agent arrangements, and any conditions or procedures established by the Manager from time to time. Under the operating agreement, a transfer of Units effected through an ATS approved by the Manager is an “ATS Transfer.” An ATS Transfer is not subject to certain otherwise applicable transfer restrictions under the operating agreement, including the Manager’s consent requirement, prior notice requirements, and any right of first refusal, lock-up or similar restriction that may be included in a Series Designation. Notwithstanding this exception, ATS Transfers remain subject to compliance with applicable securities laws and any eligibility, documentation, settlement, trading, transfer agent, anti-money laundering, sanctions, investor suitability, tax, regulatory, or other conditions or procedures that the Manager may establish. A purchaser in an ATS Transfer will be admitted as a Substitute Economic Member, become the Record Holder of the transferred Units, and be deemed to agree to the operating agreement only when the transfer is recognized in accordance with the procedures established by the Manager and reflected in the Company’s books and records. The Manager may suspend, limit or condition transfers through an approved ATS if the Manager determines that doing so is necessary or appropriate to comply with applicable law, protect the Company or any Series, preserve the status of the Company or any Series for tax, regulatory or other purposes, or administer the books and records of the Company or any Series. As a result, if you need liquidity or want to exit your investment, you may be unable to find any buyers, and even if an ATS is available for a Series, you may be unable to resell your Units when desired, at an acceptable price, or at all. Any resale may be delayed, restricted, suspended or conditioned by securities law requirements, ATS or transfer agent procedures, investor eligibility requirements, settlement procedures, tax or regulatory considerations, or actions taken by the Manager under the operating agreement. You should consider the Units as a long-term, illiquid investment and invest only funds that you can afford to have tied up for an extended period or potentially lost entirely.

Any approved ATS may not provide liquidity and trading prices may be volatile or below the offering price.

Even if the Manager approves an ATS for a Series and Units of that Series become eligible for secondary trading, there may be little or no trading volume, few or no willing buyers, wide bid-ask spreads, significant price volatility or no reliable market price for the Units. Any trading price may be affected by factors unrelated to the underlying performance of the applicable Series, including limited public information, investor sentiment, trading volume, platform rules, transfer restrictions, transaction costs, tax considerations and the financial circumstances of individual sellers. Units may trade at prices below the offering price, below an investor’s purchase price or below any value the investor believes reflects the Series’ assets or prospects. The availability of an ATS, if any, should not be viewed as an assurance that investors will be able to resell Units at any particular time, price or volume.

Transfers through an approved ATS would depend on third-party systems and compliance procedures, and operational or regulatory issues could delay, restrict or prevent transfers.

Any ATS Transfer would be subject to the rules and procedures of the approved ATS, the Company’s transfer agent arrangements, broker-dealer, custody, escrow, settlement and other ancillary arrangements, and eligibility, documentation, anti-money laundering, sanctions, investor suitability, tax, regulatory and other conditions or procedures established by the Manager. Failures, delays, outages, data errors, rejected documentation, identity verification issues, settlement failures, transfer agent processing issues, broker-dealer or ATS restrictions, changes in law or regulation, or regulatory or compliance concerns could delay, restrict, suspend or prevent attempted purchases or sales of Units through an ATS. If an ATS, transfer agent, broker-dealer or other service provider modifies, suspends or terminates its services, experiences operational problems or determines that transfers should not proceed, investors may be unable to complete or settle transactions when desired or at all. These risks could impair liquidity, create disputes, increase administrative costs and adversely affect the value or transferability of Units.

The Manager has broad discretion over any ATS listing or trading arrangement, which may create conflicts and may adversely affect liquidity.

The operating agreement gives the Manager broad authority to approve an ATS for a Series, determine whether and when Units may be listed or eligible for trading, enter into listing, ATS participation, transfer agent, broker, dealer, settlement, custody, escrow, compliance, tax, regulatory and other ancillary agreements, impose conditions or procedures for transfers, and suspend, limit, condition or terminate any ATS listing or trading arrangement. The Manager may exercise this authority without further investor consent and may do so based on legal, regulatory, tax, administrative, business, reputational or other considerations that may differ from the liquidity preferences of individual investors. The Manager may also have conflicts of interest in deciding whether to pursue, maintain, suspend or terminate an ATS arrangement, including because ATS availability may affect the attractiveness of future offerings, the Manager’s Platform strategy, service provider relationships, administrative burdens, costs borne by a Series or the Manager’s own holdings or business interests. Any exercise of this discretion could reduce or eliminate expected liquidity, delay or prevent transfers, increase Series expenses or adversely affect the marketability or value of Units.

Promotional activity relating to any approved ATS could create regulatory, reputational or liability risks.

If secondary trading functionality is launched through an approved ATS, the Company, the Manager, a Series, a Client or other service providers may engage in limited platform-level awareness or educational activities relating to the approved ATS. Any such communications must comply with applicable securities laws, broker-dealer and finder restrictions, advertising and endorsement requirements, and Company policies. If promotional or educational materials are inaccurate, incomplete, misleading, insufficiently supervised, not accompanied by required disclosures, or viewed by regulators as impermissible solicitation, investment advice, broker-dealer activity, finder activity or transaction-based promotion, the Company, the Manager, a Series or participating Clients or service providers could face regulatory scrutiny, enforcement action, rescission claims, litigation, reputational harm or restrictions on communications or trading activity. These risks could increase costs, require changes to ATS-related activities, delay or suspend secondary trading arrangements, or adversely affect investor confidence in the Platform and the Units.

Investors electing to pay for their Units with a credit card may impact the return on their investment.

Investors in this offering have the option of paying for their investment with a credit card. Interest or other fees you may incur related to using that form of payment may increase the effective purchase price of the Units you purchase in this offering. For example, you may incur interest on unpaid card balances, and credit card interest rates can be high, more than 20% in certain cases. The cost of using a credit card may also increase if you do not make the minimum monthly card payments and incur late fees. Using a credit card is a relatively new form of payment for the purchase of securities and will subject you to risks inherent in this form of payment, including that, if you fail to make a credit card payment , such as minimum monthly payments,, you risk damaging your credit score and payment by credit card may be more susceptible to abuse than other forms of payment. Moreover, where a third-party payment processor is used, as is the case in this offering, your recovery options in the case of disputes may be limited. The increased costs due to transaction fees and interest may reduce the return on your investment.

The SEC’s Office of Investor Education and Advocacy issued an Investor Alert dated February 14, 2018 entitled: Credit Cards and Investments – A Risky Combination, which explains these and other risks you may want to consider before using a credit card to pay for your investment.

Distributions, if any, will vary and may be delayed, reduced, or suspended.

The timing and amount of distributions are uncertain and depend on the Client’s payment cadence, our expense profile, and reserves. Even if the Brand Amount payment is received, we may establish or increase reserves, delay distributions, or experience operating or enforcement costs that materially reduce distributable cash. Investor-level tax obligations may arise even in periods with little or no cash distributions if a series recognizes taxable income.

Pricing of Units and BAA rights is uncertain and may not reflect realizable value.

Valuation of Units and underlying BAAs is inherently uncertain. Outcomes depend on a single athlete’s career path and contract trajectory, with limited comparable market data; initial pricing and any subsequent indications of value may not reflect realizable outcomes. External events (market cycles, league changes, or Client-specific news) may cause rapid repricing unrelated to fundamentals.

Our evolving internal controls may not prevent errors or delays in reporting and compliance.

Deficiencies in internal controls or financial reporting could impair transparency and compliance. As a growth-stage company, we may experience control gaps or delays as we scale systems and staff, which could lead to errors, amendments, or adverse regulatory or investor reactions. Limitations in segregation of duties and reliance on third-party systems may heighten these risks until we reach greater scale.

Each series is a single-Client exposure with no built-in diversification.

Each series represents exposure to a single Client. Lack of diversification means that adverse events affecting the Client will directly and disproportionately impact the related series. Investors seeking diversification must build it across multiple series or other investments. Concentration risk is heightened for early-career Clients whose earnings trajectories are inherently volatile.

Tier 2 Regulation A provides reduced reporting and evolving compliance obligations that may deter investors.

We are conducting offerings under Tier 2 of Regulation A, which subjects investors to reduced reporting compared to Exchange Act issuers and introduces regulatory uncertainty. Scaled disclosure, semi-annual reporting, and evolving state notice practices may reduce investor transparency or appetite, impairing capital formation and our growth prospects. Regulatory interpretations of Reg A continue to evolve and could impose new requirements on our offerings or ongoing reports, increasing costs or limiting access to certain states.

Our reliance on Investment Company Act and Advisers Act exclusions could be challenged, forcing costly restructuring or registration.

We are not registered under the Investment Company Act or the Investment Advisers Act and we rely on exclusions and interpretive positions that could be challenged. Any requirement to register the Company as an investment company or the Manager as an investment adviser could materially increase costs, restrict operations, or force us to restructure or wind down affected series, causing losses. In addition, we do not provide personalized investment advice to investors; any change in interpretations around online platforms, solicitation, or advice could require changes to our practices, add compliance burdens, or limit communications.

Securities law anti-fraud standards apply to all of our communications, creating rescission and enforcement risks if disclosures are inaccurate.

We are subject to rigorous anti-fraud obligations and must ensure all communications are accurate and not misleading. Any material misstatement or omission in our offering materials or ongoing updates could lead to rescission claims, regulatory enforcement, or litigation, imposing financial and reputational harm on the Company and affected series. We must also promptly update investors about material developments; failure to do so could compound liability and undermine investor trust. Claims under Section 12(a)(2) of the Securities Act or Rule 10b-5 under the Exchange Act, among others, could result in damages, rescission, or penalties and divert significant management time.

Investors will not be parties to any Brand Advisory Agreement and will have limited ability to cause remedies to be pursued if a Client breaches or defaults under that agreement.

Each Brand Advisory Agreement will be entered into by the applicable series and the Client. Investors who purchase Units of that series will not be parties to the Brand Advisory Agreement and, solely by virtue of holding Units, will not have direct contractual rights or third-party beneficiary rights to enforce the Brand Advisory Agreement in their own names. If a Client fails to pay Brand Amounts, fails to maintain required payment instructions or account arrangements, diverts Brand Income, breaches a covenant or otherwise defaults under the Brand Advisory Agreement, any remedies will generally need to be pursued by the applicable series, acting through the Manager, rather than by investors directly. Those remedies may include enforcing payment, reporting, audit, collection and security rights, seeking unpaid Brand Amounts, interest, liquidated damages, equitable relief or termination rights, and exercising other rights provided under the applicable Brand Advisory Agreement, but there can be no assurance that any remedy will be available, timely, cost-effective or sufficient to make the series or investors whole.

Because the Manager controls the business and affairs of each series, investors must rely on the Manager to monitor performance under the Brand Advisory Agreement, determine whether a breach or event of default has occurred, decide whether and when to pursue remedies, select counsel or other service providers, and determine whether to settle, compromise, waive or forbear from enforcing any rights. The Manager may consider factors that differ from the interests of any particular investor, including enforcement costs, the likelihood of recovery, the Client relationship, reputational considerations, the effect on other series or future offerings, and the Manager’s own interests or conflicts. If the Manager declines to pursue a claim, delays enforcement, settles for less than investors believe is appropriate, or determines that enforcement costs are not justified, investors may have limited practical ability to require a different course of action.

Enforcement of a Brand Advisory Agreement may also be difficult, expensive and uncertain even when the series has contractual rights on paper. A Client may dispute the amount of Brand Income, the calculation of Brand Amounts, the existence of a breach, the enforceability of payment instructions, security interests or remedies, or the application of exclusions, deductions, cure periods or termination provisions. League rules, collective bargaining agreements, team payroll practices, anti-assignment restrictions, bankruptcy or insolvency proceedings, competing claims, public policy limitations or applicable law may delay, limit or prevent collection. Any dispute may require litigation, arbitration or other proceedings in the forum and under the procedures specified in the applicable agreements, and proceedings under the Operating Agreement are subject to mandatory arbitration, individual-proceeding requirements, confidentiality provisions and Delaware forum provisions, subject to the limitations described below. These procedures may increase cost, delay recovery, limit discovery or appellate review, and reduce the leverage or information available to investors. As a result, a breach or event of default under a Brand Advisory Agreement could reduce or eliminate Brand Amount payments and distributions even if the series has contractual remedies.

The Operating Agreement requires mandatory arbitration of disputes and includes a waiver of jury trial, which may limit your ability to pursue claims in court and could affect the outcome, cost and remedies available to you.

The Operating Agreement requires, to the fullest extent permitted by law, that any dispute, claim or controversy arising out of or relating to the Operating Agreement, the formation, governance, management, operations, capitalization or dissolution of the Company or any series, or the rights, duties or relationships among the Company, any series, the Manager, any member or their respective affiliates in such capacities, be resolved exclusively by binding arbitration administered by the American Arbitration Association under the Federal Arbitration Act and the AAA Commercial Arbitration Rules. Arbitration will generally be conducted before a single neutral arbitrator, unless all parties to the dispute agree in writing to a three-arbitrator panel. The seat and venue of arbitration will be Wilmington, Delaware, and hearings may be conducted remotely at the election of the arbitrator after conferring with the parties. By agreeing to these provisions, investors waive the right to a trial by jury and the right to litigate covered disputes in court, except for limited requests for temporary, preliminary or emergency injunctive relief or other provisional remedies in Delaware courts and except to the extent applicable law does not permit a particular claim or remedy to be subject to mandatory arbitration.

Arbitration may be less favorable to investors than litigation in court. The arbitrator has authority to decide questions regarding the formation, existence, validity, scope, interpretation and enforceability of the agreement to arbitrate, including whether a dispute is arbitrable and whether the individual-proceeding requirement is enforceable, except for issues that non-waivable law requires a court to decide. Although the arbitrator may award any relief available under applicable law and in equity, including monetary damages, declaratory, injunctive or other equitable relief, and attorneys’ fees and costs where authorized, arbitration may involve different procedures, narrower discovery, more limited motion practice and more limited appellate review than court proceedings. These features may affect the ability of investors to develop the factual record, challenge adverse rulings, or obtain review of legal or factual errors.

The arbitration provisions are not intended to waive, diminish, limit or disclaim any substantive rights or remedies under the U.S. federal securities laws or the rules and regulations promulgated under those laws. The Operating Agreement provides that federal securities law claims are arbitrable to the extent permitted by applicable law and that the arbitrator must afford the same substantive rights and remedies that would be available in a court of competent jurisdiction, including statutory damages, rescission, injunctive relief, attorneys’ fees and costs where authorized. To the extent applicable law does not permit a particular federal securities law claim or remedy to be subject to mandatory arbitration, that claim or remedy may be brought in a court of competent jurisdiction and will not be subject to arbitration to that extent. The enforceability and scope of these provisions may nevertheless be challenged, and any challenge could result in delay, additional expense, parallel proceedings or uncertainty regarding the proper forum for a claim.

The class action waiver in the Operating Agreement may prevent investors from pursuing claims on a class, collective or representative basis, which could make small or diffuse claims more difficult or costly to pursue.

The Operating Agreement requires disputes to be arbitrated or adjudicated, as applicable, only on an individual basis. No party has the right to have any dispute heard or decided as a class, collective, private attorney general or other representative proceeding, or in any proceeding in which a party acts or proposes to act on behalf of other members or other persons who are not parties to the proceeding. Unless all affected parties agree in writing, no arbitration, litigation or other proceeding may be consolidated with, coordinated with or joined to any other arbitration, litigation or proceeding, except for administrative case-management or batching measures expressly permitted for mass arbitration proceedings. The arbitrator or court may not award relief on a classwide, collective or representative basis or enter an order that purports to bind or grant relief to any person or entity that is not a party to the proceeding, except to the extent non-waivable applicable law requires otherwise. These limitations may prevent investors from sharing costs, increasing leverage through aggregate proceedings, or pursuing claims that may be uneconomical on an individual basis.

The Operating Agreement includes mass arbitration procedures and confidentiality requirements that may affect the timing, cost and transparency of dispute resolution.

If a large number of substantially similar arbitration demands asserting related claims are filed within a specified period and are brought by or with the assistance or coordination of overlapping counsel, law firms or litigation funding entities, the Operating Agreement provides for a mass arbitration protocol. That protocol contemplates use of applicable AAA mass arbitration procedures, appointment of a process arbitrator for threshold and procedural issues, organization of cases into tranches, an initial bellwether tranche, stays of non-active cases, tolling of limitation periods for stayed cases, and non-binding mediation after bellwether awards and later tranches. Fees for stayed cases generally are not due until those cases are placed into an active tranche, and the arbitrator or process arbitrator may modify tranche size, sequencing or other procedural matters for efficiency and fairness. These procedures may reduce some cost burdens associated with mass filings, but they may also delay individual claims while earlier tranches proceed and may affect settlement dynamics. Arbitration proceedings, orders and awards are also confidential to the fullest extent permitted by law, except as required by law or to enforce an award, which may limit the information available to investors about similar claims or outcomes.

Series separateness depends on rigorous, ongoing observance of formalities and documentation.

Maintaining series separateness requires continuous governance discipline. Failure to maintain separate records, accounts, contractual legends, or operational formalities could increase the risk that a court disregards internal liability shields and exposes a series to the liabilities of another series or the Company generally. Centralized functions, if not properly allocated and documented, can also create appearance of commingling.

Delaware governing law and exclusive forum provisions may limit where investors can bring non-arbitrable claims and related court proceedings.

For claims or remedies that are not subject to mandatory arbitration, and for court proceedings related to or in support of arbitration, the Operating Agreement generally requires proceedings to be brought in Delaware courts, subject to applicable federal securities laws and any written consent by the Manager to an alternative forum. The Operating Agreement also provides that Delaware law governs the Operating Agreement, non-contractual obligations arising out of or in connection with it, and the rights and liabilities of members in the Company and each series, except to the extent applicable law requires otherwise. These provisions may require investors to bring claims in a forum that is less convenient or more costly, may limit the procedural alternatives available to investors, and may discourage claims that would otherwise be brought in another forum.

Forward-looking statements involve known and unknown risks, and actual results may differ materially.

This section contains forward-looking statements subject to risks and uncertainties. Actual results could differ materially due to factors discussed above and elsewhere in the Offering Circular. We undertake no obligation to update these statements except as required by law.

Investors have extremely limited voting rights and no ability to influence the management of the Company or any series.

When you purchase Units, you are investing in a particular series but you do not obtain any managerial authority over that series or the Company. Under our Operating Agreement, almost all decisions concerning the business and affairs of the Company and each series, including the selection of Clients, execution of Brand Advisory Agreements, management of series assets, and timing of distributions, are made solely by the Manager. Investors do not have the right to participate in day-to-day management or to bind the Company or any series in any way. Your voting rights as a member are limited to a narrow range of situations, such as potentially voting on certain amendments to the Operating Agreement that materially and adversely affect your rights, or the removal of the Manager for cause (and even these actions typically require a large supermajority vote). In general, it would be very difficult for investors to change the course of operations or overrule decisions of the Manager. This lack of control means you are entirely dependent on the Manager’s expertise and integrity to manage the business in your best interest.

It may be difficult or impossible for the investors to remove the Manager, even if you are dissatisfied with its performance.

The Manager, Agentiq Sports, Inc., is entrusted with broad authority to manage the Company and each series, and investors cannot readily replace it. Under the Operating Agreement, removing the Manager requires a “for cause” event, meaning that the Manager has been found by a final, non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with a series or the Company that has a material adverse effect on the Company, and even then, removal would need to be approved by a Super Majority Vote of Unit holders representing at least 80% of the outstanding Units of all series, voting together as a single class. This threshold is exceptionally difficult to satisfy. If the Manager performs poorly , including by making disadvantageous business decisions, failing to effectively support Clients or failing to act in investors’ best interests, but has not engaged in conduct that meets this standard, investors lack a mechanism to remove it. Even in the unlikely scenario where cause for removal exists, coordinating a Super Majority Vote among all Unit holders can be impractical. Furthermore, the operating agreement provides that upon a for-cause removal of the Manager, investors may choose to liquidate and dissolve all series, which could result in the cessation of all business operations. Accordingly, the only path to removal of the Manager may entail significant disruption and the potential loss of remaining asset value. Investors should not expect to have any practical ability to change the Manager or influence management personnel. The success of your investment will depend on the Manager’s continued service, and if its performance is unsatisfactory, your options as an investor are very limited.

DILUTION

Investors in any series may experience dilution from several sources. Dilution may result from the initial issuance of Units in this offering, the issuance of additional Units after this offering, the conversion of indebtedness or reimbursement obligations into Units, the issuance or exercise of options, warrants or other equity-linked instruments, the issuance of Units as compensation or consideration for services or assets, anti-dilution or similar adjustment rights, or any other issuance of Units permitted by the Operating Agreement and the applicable Series Designation. Dilution may reduce an investor’s percentage ownership of the applicable series, voting power, if any, and share of future distributions or liquidation proceeds.

No interests of any series will be outstanding before this offering, other than any Units that may be issuable upon conversion of an applicable Manager Promissory Note. Accordingly, the initial issuance of Units in this offering is not expected to dilute any existing holders of Units, because there are no existing holders of Units before this offering.

Following the issuance of Units, the principal potential source of dilution for investors in any series, if applicable, is the possible issuance of additional Units upon conversion of an applicable Manager Promissory Note. For example, assuming the sale of the maximum of 12,900 Series RC Units at an offering price of $100.00 per Unit, and assuming the Manager Promissory Note is repaid in cash rather than converted, 12,900 Series RC Units will be issued and outstanding immediately after the closing of this offering. If the Manager elects to convert the $350,000 principal amount of the Manager Promissory Note into Series RC Units at the offering price of $100.00 per Unit, the Manager would receive 3,500 additional Series RC Units, and 16,400 Series RC Units would be outstanding on a fully diluted basis, before giving effect to any accrued interest on the Manager Promissory Note. Because the amount of accrued interest, if any, that may be converted is not determinable as of the date of this Offering Circular, any Series RC Units issuable upon conversion of accrued interest are excluded from the fully diluted interest count above. The number of Series RC Units issuable upon conversion of accrued interest should be updated in any final disclosure if that amount becomes known.

Traditional net tangible book value per Unit may be of limited utility for any series that is expected to hold primarily contractual rights, intangible assets or other non-tangible assets, or whose offering proceeds are expected to be used primarily to acquire contractual rights, pay fees and expenses, repay indebtedness or reimbursement obligations, and establish reserves. For example, Series RC is expected to hold primarily the Series RC BAA as an intangible asset, and the net proceeds of this offering are expected to be used to pay the Initial Advisory Payment, fees and expenses, repay the Manager Promissory Note and establish reserves. For illustrative purposes only, assuming the maximum offering is sold, the Manager Promissory Note is repaid in cash, and the only tangible asset remaining immediately after closing is the $8,520 of operating reserves reflected in the Use of Proceeds table, the as adjusted net tangible book value of Series RC would be approximately $8,520, or approximately $0.66 per Series RC Unit based on 12,900 Series RC Units outstanding. Based on the $100.00 offering price per Series RC Unit, investors purchasing Series RC Units in this offering would experience immediate dilution in as adjusted net tangible book value of approximately $99.34 per Series RC Unit.

The conversion of an applicable Manager Promissory Note would reduce the ownership percentage represented by each Unit purchased in this offering. For example, one Series RC Unit would represent approximately 0.0078% of the issued and outstanding Series RC Units if only the 12,900 Series RC Units offered hereby are outstanding, and approximately 0.0061% of the fully diluted Series RC Units if the $350,000 principal amount of the Manager Promissory Note is converted into 3,500 additional Series RC Units, in each case before giving effect to any accrued interest on the Manager Promissory Note or any future issuances.

Additional dilution may occur after this offering if the Manager causes any series to issue additional Units, including to fund operating shortfalls, repay or convert Operating Expense Reimbursement Obligations, raise additional capital, acquire or support additional assets or services, issue Units as compensation or consideration, or for any other purpose permitted by the Operating Agreement and the applicable Series Designation. Any such future issuance could reduce the percentage ownership, voting power, if any, and share of future distributions or liquidation proceeds represented by Units purchased in this offering.

The dilution discussion above assumes that, other than any applicable Manager Promissory Note, there are no additional equity-linked securities, conversion rights, anti-dilution protections, warrants, options, restricted stock units, earn-outs or similar instruments outstanding with respect to any series as of the date of this Offering Circular. If any such instruments are issued or become outstanding with respect to any series, this dilution disclosure and the related capitalization disclosure will be updated in a supplement or amendment, as applicable.

PLAN OF DISTRIBUTION

We are offering the Units of each of the series of the Company in the “Series Offering Table”. Each offering is being conducted on a best efforts basis. The initial offering price for the Units of each series was determined by the Manager. The sale of the Units in our series offerings is being facilitated by Andes Capital Group, LLC, or Andes, which is a registered broker-dealer under the Exchange Act and member of FINRA and is registered in each state where the offer and sales of the Units will occur. Units may not be offered or sold in states where Andes is not registered as a broker-dealer.

We are conducting each series offering on the Agentiq Sports online investment platform available at www.agentiqsports.com which is owned by our Manager. Through the use of the Platform, investors can browse and screen the potential investments and sign legal documents electronically. Neither the Manager nor any other affiliated entity involved in the offer and sale of the Units is a member firm of the Financial Industry Regulatory Authority, Inc., or FINRA, and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of the Units. The minimum allowable subscription for any series offering is expected to be one (1) Unit, for $100.00.

Each of the offerings is being conducted under Regulation A under the Securities Act and therefore, only offered and sold to qualified purchasers. See “– Investor Suitability Standards” for more information. As a Tier 2 offering pursuant to Regulation A under the Securities Act, these offerings will be exempt from state law blue sky registration requirements, subject to meeting certain state filing requirements and complying with certain antifraud provisions, to the extent that our Units are offered and sold only to “qualified purchasers” or at a time when our Units are listed on a national securities exchange. It is anticipated that sales of securities will only be made in states where Andes is registered.

There will be at least one separate closing with respect to each series offering. Where the applicable series offering has a Minimum Offering Amount, the initial closing of a series offering will take place on the later to occur of (i) the date subscriptions for the Minimum Offering Amount for that series have been accepted and (ii) a date determined by the Manager in its sole discretion, and subscription funds will be held in escrow pending achievement of that threshold. Where the applicable series offering does not have a Minimum Offering Amount (including where the Manager has funded all or a portion of the Initial Advisory Payment through a Manager Promissory Note prior to the initial closing), the initial closing will take place on a date determined by the Manager in its sole discretion, and subscription funds will not be held in escrow pending a minimum offering threshold. Once an initial closing for a particular series offering has occurred, we may conduct additional closings for that series until the earlier to occur of (i) the date subscriptions for the Maximum Offering Amount for that series have been accepted and (ii) a date determined by the Manager in its sole discretion. If an initial closing of a particular series has not occurred, an offering shall be terminated upon (i) the date which is one year from the date the Offering Circular related to such series, or amendment thereof, as applicable, is qualified by the SEC, which period may be extended with respect to that series by an additional six months by our Manager in its sole discretion, or (ii) any date on which our Manager elects to terminate the offering for that series in its sole discretion, such date not to exceed the date which is 18 months from the date such Offering Circular related to that series or amendment thereof, as applicable, is qualified by the SEC. If a series offering is terminated without a closing, all investor funds will be returned promptly without interest or deduction.

Those persons who want to invest in our Units must sign a subscription agreement for the particular series, which will contain representations, warranties, covenants, and conditions customary for offerings of this type for limited liability companies. See “ — How to Subscribe” for more information. Copies of the form of subscription agreement for each series are filed as Exhibit 4.1 and onwards to the offering statement of which this Offering Circular forms a part.

Investor Suitability Standards

Our Units are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act), which include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in any of the Units of the Company (in connection with any series offered under Regulation A) does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

For an individual potential investor to be an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1.	an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person and the mortgage on that primary residence (to the extent not underwater), but including the amount of debt that exceeds the value of that residence and including any increase in debt on that residence within the prior 60 days, other than as a result of the acquisition of that primary residence; or

2.	earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

The Employee Retirement Income Security Act (ERISA) and IRS rules have implications if retirement plan investors , such as individual retirement accounts or 401(k) plans, invest in our series. We do not currently anticipate significant investment from ERISA plan assets, but to the extent such investment occurs, the Company intends to structure each series to avoid violation of applicable plan asset regulations and prohibited transaction rules, which generally requires maintaining benefit plan participation below 25% of a series or qualifying for an applicable exemption. The Company will include appropriate legends and representations in the subscription documents to address ERISA compliance.

If you live outside the United States, it is your responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase, including obtaining required governmental or other consent and observing any other required legal or other formalities.

Our Manager and Andes, in its capacity as broker of record for these offerings, will be permitted to make a determination that the subscribers of Units in each offering are “qualified purchasers” in reliance on the information and representations provided by the subscriber regarding the subscriber’s financial situation. Before making any representation that your investment does not exceed applicable federal thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to http://www.investor.gov.

An investment in our Units may involve significant risks. Only investors who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should invest in the Units. See “Risk Factors.”

Broker of Record

We have engaged Andes Capital Group, LLC, or Andes (the “Broker”), a broker-dealer registered with the SEC and a member of FINRA and SIPC, to perform the following administrative and compliance-related functions in connection with our series offerings, but not for underwriting or placement agent services:

●	Review investor information, including KYC, or Know Your Customer data, AML, or Anti Money Laundering, and other compliance background checks, and provide a recommendation to the company whether or not to accept the investor as a customer.

●	Review each investor’s subscription agreement to confirm such investor’s participation in the offering and provide a determination to the company whether or not to accept the use of the subscription agreement for the investor’s participation.

●	Contact and/or notify the company, if needed, to gather additional information or clarification on an investor;

●	Serve as a registered agent for each series on which it acts as broker-of-record when required for state blue-sky law requirements.

●	Not provide any investment advice nor any investment recommendations to any investor.

●	Keep investor details and data confidential and not disclose to any third party except as required by regulators or pursuant to the terms of the agreement , including as necessary for anti-money laundering and background checks.

●	Coordinate with third-party providers, including the escrow agent and the transfer agent, to ensure adequate review and compliance.

The Broker will be registered in each state where each offering and sale of Units will occur, prior to the launch of each offering. The Broker will receive a Broker Fee but will not purchase any Units and, therefore, will not be eligible to receive any discounts, commissions or any underwriting or finder’s fees in connection with any series offering.

The broker-dealer agreement with Andes will remain in effect for a period of thirty-six (36) months and will renew automatically for successive renewal terms of twelve (12) months each unless either party provides notice to the other party of non-renewal at least sixty (60) days prior to the expiration of the current term. Additionally, either party may terminate the broker-dealer agreement with sixty (60) days prior written notice.

As compensation for providing services to each series in connection with each offering, Andes will receive a fee equal to 1.0% of the gross proceeds of each such offering (the “Broker Fee”). Notwithstanding the foregoing, the Broker will not receive any fee on funds raised from the sale of Units to our Manager and its affiliates.

Each series will be responsible for paying its own Broker Fee to Andes in connection with the sale of Units in such series, except if otherwise stated for a particular series. The Broker Fee will be payable from the proceeds of such offering.

In addition to the Broker Fee, the Manager has agreed to pay Andes a one-time $7,500 onboarding fee and, beginning with the sixth (6th) series, for each new series launched, the Manager will pay a series launch fee of $1,000 to cover launch coordination, compliance review, and initial marketing setup. However, for every $500,000 raised in a series offering, Andes will waive the launch fee for one (1) new series. Waivers will be applied on a cumulative basis and may be used at our Manager’s discretion for any future series launch after the fifth series. Our Manager will require a pro rata reimbursement of Andes charges from the relevant series.

Transfer Agent

The transfer agent of the series being offered hereby is Colonial Stock Transfer Company. Each Series will be responsible for a certain percentage of fees owed to the Transfer Agent. See “Use of Proceeds” for more information.

Escrow Agent

The Escrow Agent is North Capital, which will be appointed as escrow agent for each offering pursuant to an escrow agreement among Andes, the Escrow Agent, and the Company, on behalf of each series. Our Manager has agreed to pay North Capital Investment Technology, Inc., or NCIT, a monthly licensing and service fee of $1,000 per month for technology tools to facilitate our series offerings. Our Manager also paid NCIT a one-time installation and setup fee of $3,000. These technology fees are being paid by our Manager and may be reimbursed by the series.

We agreed to indemnify the Escrow Agent and each director, officer, employee, attorney, agent and affiliate of the Escrow Agent against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys’ fees, costs and expenses) in any third party claim arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of the escrow agreements or any transactions contemplated therein; provided, however, that no person shall have the right to be indemnified for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted from the gross negligence or willful misconduct of such person.

How to Subscribe

Potential investors who are “qualified purchasers” may subscribe to purchase Units in a series which has not had a final closing.

The subscription process for each offering is a separate process. Any potential investor wishing to acquire any Units must:

1.	Carefully read this Offering Circular, and any current supplement, as well as any documents described in the Offering Circular and attached hereto or which you have requested. Consult with your tax, legal and financial advisors to determine whether an investment in any of our series’ Units is suitable for you.

2.	Review the subscription agreement (including the “Investor Qualification and Attestation” attached thereto), which was pre-populated following your completion of certain questions on the Platform application, and if the responses remain accurate and correct, sign the completed subscription agreement using electronic signature. Except as otherwise required by law, subscriptions may not be withdrawn or cancelled by subscribers.

3.	Once the completed subscription agreement is signed for a particular offering, an integrated online payment provider will transfer funds in an amount equal to the purchase price for the relevant Units you have applied to subscribe for (as set out on the front page of your subscription agreement) into a non-interest-bearing escrow account with the Escrow Agent. The Escrow Agent will hold such subscription monies in escrow until such time as your subscription agreement is either accepted or rejected by the Manager and, if accepted, such further time until you are issued the Units for which you subscribed.

4.	The Manager and Andes will review the subscription documentation completed and signed by you. You may be asked to provide additional information. The Manager or Andes will contact you directly if required. We reserve the right to reject any subscriptions, in whole or in part, for any or no reason, and to withdraw any offering at any time prior to a closing.

5.	Once the review is complete, the Manager will inform you whether or not your application to subscribe for Units is approved or denied and if approved, the number of Units you are entitled to subscribe for. If your subscription is rejected in whole or in part, then your subscription payments (being the entire amount if your application is rejected in whole or the payments associated with those subscriptions rejected in part) will be refunded promptly, without interest or deduction. The Manager accepts subscriptions on a first-come, first-served basis subject to the right to reject or reduce subscriptions.

6.	If all or a part of your subscription in a particular series is approved, then the number of Units you are entitled to subscribe for will be issued to you upon the closing. Simultaneously with the issuance of the Units, the subscription monies held by the Escrow Agent in escrow on your behalf will be transferred to the account of the applicable series as consideration for such Units.

By executing the subscription agreement, you agree to be bound by the terms of the subscription agreement and the operating agreement of the Company, as it may be amended from time to time. The Company, the Manager and Andes will rely on the information you provide in the subscription agreement, including the “Investor Qualification and Attestation” attached thereto and the supplemental information you provide in order for the Manager and Andes to verify your status as a “qualified purchaser.” If any information about your “qualified purchaser” status changes prior to you being issued Units, please notify the Manager immediately using the contact details set out in the subscription agreement.

For further information on the subscription process, please contact the Manager using the contact details set out in the “Where to Find Additional Information” section.

The subscription funds advanced by prospective investors as part of the subscription process will be held in a non-interest-bearing account with the Escrow Agent and will not be commingled with the series’ operating account, until if and when there is a closing for a particular offering with respect to that series. When the Escrow Agent has received instructions from the Manager or Andes that an offering will close, and the investor’s subscription is to be accepted (either in whole or part), then the Escrow Agent shall disburse such investor’s subscription proceeds in its possession to the account of the applicable series. If an offering is terminated without a closing, or if a prospective investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective investors will be returned promptly to them without interest or deductions. Any costs and expenses associated with a terminated offering will be borne by the Manager.

DESCRIPTION OF BUSINESS

Overview

We are a Delaware series limited liability company formed on November 3, 2025 for the purpose of establishing designated series that provide strategic brand enhancement and promotional advisory services, together with upfront capital, to athletes and other talent in exchange for a contractual right to receive a fixed percentage of such person’s future on-field revenue. In our business model, each designated series of the Company will work with a single athlete or similar talent (each, a “Client”) under a Brand Advisory Agreement, whereby the series will provide the Client with upfront capital and Advisory Services in return for the Brand Amount, which is equal to the applicable Brand Percentage of the Client’s Brand Income during the Term. Brand Income is contractually defined to include the Client’s earnings from direct participation, performance or employment in the Client’s Principal Business (for example, team salary, signing bonuses, performance bonuses, prize money and similar on-field compensation), and to exclude Excluded Income, including off-field endorsements, sponsorships, appearances, licensing of name/image/likeness, merchandising and other off-field commercial activities. By design, our series do not acquire any ownership of the Client’s persona, brand, publicity rights, business or off-field income streams – only contractual rights to receive and collect the Brand Amount and related enforcement rights. We believe this structure offers a novel platform for individual investors to indirectly invest in an athlete’s future career success, while providing athletes with immediate financial liquidity and professional brand support.

Each series of the Company operates as a separate business unit with its own assets and liabilities, as provided under Delaware law and our Operating Agreement. The Company’s business activities are expected to be conducted primarily at the series level through the Brand Advisory Agreements each series enters into. Each designated series of the Company will bear a name of the form “Agentiq Sports 1 Series [Name of Client]” and will be created by a separate Series Designation under our Operating Agreement once a target Client and agreement terms have been identified and finalized. As of the date of this Offering Circular, we have designated one series, Series RC, in connection with the Series RC BAA. Our activities to date have been limited to organizing the Company, developing our business model and Platform, evaluating initial target Clients and Brand Advisory Agreement opportunities, and negotiating and executing the Series RC BAA. There can be no assurance that we will successfully launch any other series or enter into any other Brand Advisory Agreements until such time as we identify suitable Clients and raise sufficient capital in the related series offerings. See “Risk Factors — Risks Related to Our Business and Industry — We are an early-stage company with no operating history and an untested model, which makes this a highly speculative investment” and “Risk Factors — Risks Related to Our Business and Industry — Our pipeline, pricing, and timing depend on our ability to sign athletes to BAAs on acceptable terms, which may not be achievable” for more information.

The Company’s objective is to enable investments in athletes’ careers by acquiring contractual rights to a portion of the future earnings of emerging professional athletes. We expect to focus on athletes early in their careers – for example, collegiate athletes transitioning to the professional level, minor league players, or young professionals – across major sports such as baseball, football and others. By targeting talent in the early stages, we aim to balance the upfront cost of obtaining a share of their future income with the potential for that income to grow as the athlete’s career progresses. Investors in each series will, in effect, be funding a portion of a Client’s career development in return for a proportional share of the Client’s contracted future earnings. However, this is a speculative and long-term undertaking. We cannot assure investors that our strategy will succeed or that any series will receive significant Brand Amount payments, or any at all, from its Client. The actual returns of each series will depend on the performance, health, career length, and contract value of the individual Client, which are uncertain and subject to numerous risk factors outside our control. Investors should carefully consider the risks inherent in this model, including the possibility that a Client’s future Brand Income may be lower than expected or that the Client could cease generating Brand Income , including as a result of injury or retirement,, which could result in little or no distributions on the Units.

History and Structure

The Company was formed on November 3, 2025 as a Delaware series limited liability company. We are structured to issue separate series of limited liability company interests designated for individual athlete-linked investments. Under our Certificate of Formation and Operating Agreement, the Company may establish one or more series, each of which functions as a separate limited liability “cell” with segregated assets and liabilities pursuant to Section 18-215 of the Delaware Limited Liability Company Act. Each series will be created by the Manager executing a Series Designation to be appended to and become a part of the Company’s Operating Agreement, setting forth the specific terms of that series, including the series name, the Client and Brand Advisory Agreement to which it relates, the initial capital structure, and any fees applicable to that series. Upon formation, each series will be a separate legal entity, distinct from the Company itself and any other series, to the maximum extent provided by law. No series has any ownership interest in, or liability for, the assets of any other series, and creditors of one series have no claim against the assets of another series or the Company generally, provided that we observe certain separateness formalities, including separate records, bank accounts and operations for each series, as required under our Operating Agreement and Delaware law. See “Description of the Securities Being Offered” and “Risk Factors — Risks Related to This Offering and Ownership of Our Units — Series LLC liability shields are not guaranteed to be upheld in all jurisdictions or in bankruptcy” for more information.

Under Delaware law and to maintain the liability protections of our series structure, we are required to maintain certain formalities , including maintaining separate records and accounts for each series and providing notice of the series structure in the Company’s Certificate of Formation, which the Company has done. The Company will maintain each series’ records on a distinct basis and include the series separateness legend on contracts and documents where appropriate. Adhering to these requirements is both a legal obligation and a practical necessity to ensure that a court upholds the internal liability shields of each series.

From an investor’s perspective, purchasing units in a series provides an interest only in that particular series and its assets (primarily, the rights under that series’ Brand Advisory Agreement). Investors do not have any rights to share in the assets, liabilities, profits or losses of any other series or of the Company as a whole. Likewise, expenses and obligations incurred with respect to one series are borne solely by that series under our Operating Agreement, except that Company-level liabilities or expenses that are not readily associated with a particular series may be allocated among one or more series by the Manager in accordance with the Allocation Policy and the Operating Agreement. This series structure is central to our business model, as it allows each athlete-focused investment to stand on its own merits and financial results, without cross-collateralization or dilution by other projects. It also permits investors to select individual athletes (via their series) rather than investing in a pooled fund of multiple athletes.

Our Manager is Agentiq Sports, Inc. The Manager is responsible for the overall direction and operations of the Company’s business and has full authority under the Operating Agreement and applicable Series Designations to manage each series and the Company’s day-to-day affairs. In its role as Manager, Agentiq Sports, Inc. will perform or arrange for others to perform all managerial functions for each series, including identifying and sourcing potential Brand Advisory Agreement opportunities; conducting due diligence on prospective Clients, such as evaluating an athlete’s career prospects, character, contractual arrangements, compensation history and legal or league-rule considerations; negotiating and executing the Brand Advisory Agreements on behalf of each series; coordinating the launch of each series offering, including regulatory compliance, marketing of the offering and investor relations during the offering period; administering the BAA, including payment, reporting, audit, collection and enforcement rights; and overseeing the provision of Advisory Services to each Client during the Term. The Manager will also be responsible for accounting and financial reporting for each series, maintaining separate books and records for each series, managing series bank accounts, and ensuring compliance with ongoing SEC reporting requirements and other laws. Investors will not be involved in management; they are passive members of each series, and the Manager exercises sole decision-making authority for each series pursuant to the Operating Agreement and applicable Series Designations. See “Management” for more information.

Since formation, our activities have primarily involved corporate structuring, preparatory regulatory filings, and market research. The Manager has been developing our online investment platform and initiating discussions with potential athlete Clients and their representatives. The Company has not issued any Units or conducted any offerings prior to this Regulation A offering. We have executed the Series RC BAA and have identified and begun diligence on additional prospective Clients. The Company’s initial operating capital has been funded by the Manager or its affiliates to cover legal, accounting, and development costs. These organizational and offering-related expenses are expected to be reimbursed or paid by each series from offering proceeds once series are launched, as further described under “ — General Description of Series Level Operations.” below. To the extent any potential series offering does not proceed to completion, any expenses incurred in connection with that aborted offering will be borne by the Manager, not by the Company or any series.

Series Objectives

The objectives of each series in conducting their respective series offering are to:

●	Deliver consistent cash flow: Target periodic distributions sourced from each series’ share of an athlete’s future on-field professional sports income under its Brand Advisory Agreement, recognizing there can be no assurance of attainment;

●	Achieve long-term capital appreciation: Seek growth in investor value over time as athlete earnings progress across a career, while acknowledging the speculative, performance-dependent nature of returns;

●	Preserve capital: Emphasize protection of invested principal as an objective, while clearly disclosing that losses, including total loss, are possible in this high-risk, single-athlete series structure;

●	Provide access and potential diversification: Enable investors to gain exposure to athlete income streams on a per-series basis and to build a diversified portfolio across multiple athletes and series over time; and

●	Align operations with investor distributions: Apply proceeds by series (including client advances, fees, and reserves) to support execution of Brand Advisory Agreements and position each series to collect and distribute Brand Income when available.

Strategy

Our strategy is to identify and secure Brand Advisory Agreements with athletes who have strong potential for future professional earnings, and to finance those agreements through series offerings to investors. We intend to build a diversified portfolio of series across different sports and athlete profiles, while maintaining a disciplined approach to evaluating each opportunity on its own merits. Key elements of our strategy include:

●	Focus on Early-Career Talent: We plan to primarily target athletes who are early in their professional journey – for example, players in their rookie or sophomore seasons, minor league players on the cusp of major league promotion, or collegiate athletes entering professional drafts. These individuals often have significant future earnings potential but may not yet have earned substantial salaries. By partnering with them early, our upfront investment can be relatively modest (compared to a seasoned star player), in exchange for a meaningful Brand Percentage of potentially growing income. Early-career athletes may also value the upfront capital and guidance more acutely, as they transition to the professional stage.

●	Sport Diversification: While our initial efforts may concentrate on one or two disciplines, our model is applicable across the professional landscape. We anticipate engaging with athletes in sports such as football (NFL), basketball (NBA/WNBA), baseball (MLB), soccer (MLS or international leagues), and potentially others like golf, tennis, or combat sports, depending on demand and regulatory considerations. Diversifying across sports can help spread risk, as the dynamics of contracts and career lengths vary by sport (for example, baseball players have minor league development and arbitration years, whereas football players often have non-guaranteed contracts). Each sport also has its own seasonality and injury risk profile. By not concentrating solely in one sport, the Company as a whole (though each series is separate) can learn and adapt to different sports markets, and investors can choose which sports they want exposure to via different series.

●	Selective Client Criteria: We will be highly selective in choosing Clients with whom to enter BAAs. Not every athlete will be a good fit for our model. We consider a variety of factors when evaluating a potential Client, including:

○	The athlete’s current performance statistics and qualitative evaluation of their potential for a successful professional career , including projected career length, physical attributes such as age and health, and performance improvements over time. The Manager evaluates whether the athlete demonstrates potential for higher levels of success and earnings, including an upward trajectory in the athlete’s sport or standout talent that is not yet fully reflected in the athlete’s current compensation.

○	The athlete’s reputation, personal character, and public image. Because each series will maintain a long-term contractual relationship with the Client, the Manager favors Clients who demonstrate professionalism, work ethic and a positive or marketable personal brand. Any history of off-field issues or conduct that could limit commercial opportunities or career advancement will be heavily weighed. The Manager also considers the breadth of the Client’s appeal to potential investors and the sports fan community, as that factor may affect the level of investor interest in the applicable series offering.

○	The terms of the athlete’s existing or expected contracts and their financial needs. We will analyze any current professional contract for athletes already signed to a team and the athlete’s prospects for future contracts , including upcoming free agency eligibility or draft position. The Manager seeks to negotiate a Brand Percentage that provides potential upside to investors while remaining attractive to the Client. We also evaluate whether the amount of the Initial Advisory Payment we can offer through the applicable series offering is likely to be sufficient and compelling for the athlete’s purposes , which may include funding training expenses, insurance, family support or the monetization of future earning potential.

○	Whether there are any league rules, NCAA regulations (for collegiate transitioning athletes), or legal impediments to entering the BAA. We ensure that the arrangement will not violate any contracts the athlete has , including standard player contract restrictions on assignment of income, or any governing rules. For example, some leagues might have policies about players assigning or pledging future salaries – we structure our agreements as revenue sharing to comply with such rules. If an athlete is in college, we would only proceed in a manner that does not jeopardize their eligibility , which may include deferring the arrangement until the athlete declares professional status or structuring the agreement in compliance with applicable Name/Image/Likeness regulations. These compliance checks are a crucial part of our due diligence.

We intend to leverage the Manager’s network of sports industry contacts – including sports agents, trainers, scouts, former athletes, and other insiders – to source potential Client opportunities. The Manager’s team includes individuals with experience in sports management and marketing, which helps us identify candidates who meet our criteria and to approach them (or their representatives) in a professional manner. In some cases, athletes or agents may approach us through our Platform or marketing outreach, expressing interest in our program. We will maintain an objective evaluation process for all prospects, whether sourced internally or via inbound inquiry.

Once a potential Client is identified, our process generally involves the following steps: initial outreach and education regarding the structure and terms of the arrangement; mutual due diligence, during which the Manager evaluates the athlete’s background and prospects and the athlete and the athlete’s representatives evaluate the proposed terms; negotiation of key deal terms, including the Brand Percentage, Initial Advisory Payment amount, term and any special provisions; and execution of a letter of intent or term sheet. The Manager, or an affiliate of the Manager, may execute the Brand Advisory Agreement with the Client in principle before the series offering, with the agreement contingent on the successful closing of the offering. In such cases, the BAA or a rights assignment from the Manager will be assigned to the specific series at closing of the offering. This approach allows us to secure the commitment of the athlete while still complying with securities laws , as investor funds may not be deployed until after the offering closes. If the offering for that series fails to raise the minimum required amount, the agreement would not go into effect or would be nullified and any abort costs incurred would be borne by the Manager as noted above. The Company intends to bring to market only those series offerings for which the Manager has a reasonable basis for concluding that the underlying BAA represents a viable investment opportunity.

We plan to launch a number of series in the next 12 to 24 months, subject to market conditions and investor demand. Our intention is to offer new series on a rolling basis – potentially several in parallel across different sports – via the Platform. By staggering series launches, we can maintain continuous offerings and grow our overall business. However, we will only proceed with a series when an appropriate Client has been secured and when we believe the offering has a reasonable likelihood of success. At this time, it is difficult to predict the exact number or timing of series we will introduce, especially as we are in the inaugural stages of this model. Currently, we anticipate launching 10 to 20 series in 2026 and another 20 series in 2027; however, we cannot guarantee that we will be successful in meeting this objective. We will monitor investor reception and may adjust the pace of new offerings accordingly. We initially intend to focus on Major League Baseball and MLB athletes, then expand into other sports.

MLB Salary System and Target Market Considerations

Because we initially intend to focus on Major League Baseball and MLB athletes, we consider MLB’s compensation structure, service-time rules, salary arbitration process, free agency rules, and collective bargaining framework when evaluating prospective Clients and estimating potential Brand Income. These factors may affect the amount, timing, predictability and collectability of payments under a Brand Advisory Agreement, as well as whether any league, player-contract, collective bargaining or other restrictions could affect the structure or enforcement of the arrangement.

Unlike the NFL and NBA, Major League Baseball does not impose a hard salary cap. Instead, MLB utilizes a Competitive Balance Tax, commonly referred to as the “luxury tax,” which imposes escalating financial penalties on clubs whose payrolls exceed a predetermined threshold. For the 2026 season, the Competitive Balance Tax threshold is $244 million. The MLB minimum salary for the 2026 season is $780,000. There is no maximum individual player salary in MLB.

Pre-Arbitration Period

Players with fewer than three years of Major League service time are generally paid at or near the league minimum salary. During this period, a player’s compensation is largely determined by his team, subject to the collectively bargained minimum. A pre-arbitration bonus pool of $50 million is distributed annually among eligible pre-arbitration players based on performance metrics and awards.

Salary Arbitration

Players who have accumulated three or more years, but fewer than six years, of Major League service time are eligible for salary arbitration. In arbitration, the player and the team each submit a proposed salary figure to an independent arbitration panel, which selects one of the two figures. “Super Two” players — those in the top 22% of service time among players with between two and three years — may become arbitration-eligible after their second full season. Arbitration-eligible players typically see significant salary increases, with salaries determined by comparable players at similar service-time levels.

Free Agency

Upon accumulating six years of Major League service time, a player becomes eligible for free agency and may negotiate with any of the 30 Major League clubs. Free agent contracts are uncapped in both length and total value, although the Competitive Balance Tax may influence team spending decisions. Free agency represents the period during which a player’s earning potential is typically maximized.

Accordingly, when evaluating an MLB Client, we expect to consider the Client’s service-time status, current and projected salary level, arbitration or free-agency timeline, potential contract comparables, and any applicable CBA, club-contract, league-rule or payroll restrictions that could affect Brand Income or payment mechanics.

MLB Players Association and the Collective Bargaining Agreement

MLB players are represented by the Major League Baseball Players Association, a labor union that negotiates on behalf of current and future Major League players. The current Collective Bargaining Agreement between the MLB Players Association and the 30 Major League clubs covers the 2022 through 2026 seasons and expires on December 1, 2026. The CBA governs minimum salaries, arbitration procedures, free agency eligibility, revenue sharing, the Competitive Balance Tax and other matters. MLB rules, player-contract terms, payroll practices, and current or future collective bargaining agreements may affect whether, when and how Brand Income can be directed, collected or shared under a Brand Advisory Agreement, and we will consider these matters as part of our due diligence and structuring process.

The Agentiq Platform

All of our offerings and investor interactions take place through the Agentiq Sports online investment platform located at www.agentiqsports.com, which is owned and operated by the Manager. The Platform is also accessible through our mobile applications for iOS and Android devices, and is designed as a user-friendly online marketplace where investors can learn about each series offering, subscribe for Units, and thereafter manage their holdings. Key features of the Platform include:

●	Offering Information and Education: For each series offering, the Platform provides a dedicated page or section containing the Offering Circular, a summary of the opportunity , including the particular athlete Client’s background, the key terms of the Brand Advisory Agreement, risk factor highlights and offering terms such as price per Unit, minimum investment amount and offering deadline. Investors can review this information at their own pace and are encouraged to carefully consider all disclosures. We will also include educational content about the general risks of investing in athlete income streams and the nature of our Units, to help investors make informed decisions.

●	Electronic Subscription Process: Investors will subscribe through the Platform via an electronic workflow. This involves creating a user account, completing identity verification (including any required “Know Your Customer” and anti-money laundering checks), and filling out a subscription agreement online. Non-accredited investors will be guided through a short questionnaire to ensure compliance with the Regulation A investment limits (no more than 10% of income or net worth, unless accredited). The Platform will clearly indicate these limits and require investor representations in this regard. Funding of the investment can be done through integrated payment options such as ACH bank transfer, wire, or other methods supported on the Platform. Investor funds for each offering will be held in a segregated escrow account with our appointed escrow agent (North Capital Private Securities Corporation) until the closing of that series offering.

●	Notification and Closing: The Platform will notify investors of their subscription status. The Manager, or an affiliate performing administrative duties on its behalf, will review subscriptions and has the right to reject any subscription in whole or in part, including where suitability concerns or compliance issues arise. Upon acceptance and once the offering closes , meaning the minimum funding threshold has been met and the offering has been qualified by the SEC,, investors are issued the corresponding Units, and the Platform will update their account to reflect the number of units held. If an offering is oversubscribed or does not close, the Platform will facilitate appropriate refunds or adjustments per the terms of the offering. Investors will receive confirmations and periodic updates through the Platform, and all contractual documents , including countersigned subscription agreements and the Operating Agreement, will be made available electronically for their records.

●	Post-Offering Investor Dashboard: After investing, users can log into the Platform to view their portfolio of Units, including details such as the number of units owned, the series name (athlete), and any distributions received or pending. The Platform will provide ongoing SEC mandated disclosures such as annual reports (Form 1-K), semi-annual reports (1-SA), current reports (1-U), and any other investor communications. We intend to use the Platform as a primary channel for disseminating information to our investors, in compliance with SEC requirements (investors may be notified via email and directed to the Platform for new reports or updates). Additionally, the Platform may show performance metrics such as the amount of Brand Income received by a series to date, and any estimated valuation metrics, though investors should note these are informational and not a guarantee of market value.

●	Secondary Market: Initially, there will be no public trading market for any Units, and the Platform is not expected to support secondary transactions. The operating agreement permits, but does not require, the Manager to approve an alternative trading system, or ATS, for secondary trading of Units of a Series. If the Manager approves an ATS for a Series, Units of that Series may be eligible to trade through the approved ATS, subject to applicable law, the rules and procedures of the ATS, the Company’s transfer agent arrangements, and any conditions or procedures established by the Manager from time to time. The Manager may also suspend, limit or condition transfers through an approved ATS if the Manager determines that doing so is necessary or appropriate to comply with applicable law, protect the Company or any Series, preserve the status of the Company or any Series for tax, regulatory or other purposes, or administer the books and records of the Company or any Series. Investors should not assume that any ATS will be approved or available, that any Units will be listed or eligible for secondary trading, or that an active, liquid or sustained secondary market for the Units will develop. As of now, investors should plan to hold their Units indefinitely or until the series is liquidated, and the Platform’s functionality is focused on primary issuance and holding, rather than trading.

Through the Platform, the Manager aims to provide a seamless end-to-end experience: from discovering an offering, through investment, and into the ongoing management phase where investors can track the performance of their investment. The Platform also enables the Manager to efficiently manage a potentially large number of investors across many series, using technology to reduce administrative burden (for example, automating distribution calculations or annual tax information dissemination, if applicable). All user data and transactions on the Platform are secured and subject to our privacy policy and industry-standard data protection measures.

It is important to clarify that the Platform itself is not a registered broker-dealer or funding portal. Instead, the Company has engaged a registered broker-dealer, Andes Capital Group LLC, to serve as the broker-of-record for our offerings and to provide certain compliance and supervisory services. The Platform operates under the oversight of this broker-dealer arrangement, ensuring that transactions are conducted in compliance with securities laws and regulations. Investor funds in escrow are handled by a qualified third-party escrow agent (North Capital) until release at closing. By structuring the Platform in this manner, we combine a modern, direct investment interface with the regulatory safeguards of traditional securities intermediaries.

Plan of Operations

Against the prior market backdrop, over the next year, our plan of operations includes: (1) launching our first series , or initial set of series, and closing those offerings; (2) deploying the series offering proceeds to the respective Clients and commencing the brand advisory services for those Clients; (3) collecting initial Brand Income payments . The timing of initial Brand Amount payments will depend on each Client’s earnings cycle; in-season salaries may yield payments within months of closing, whereas an off-season closing may result in a delay; (4) distributing any available cash to investors as per our distribution policy , which the Manager anticipates will begin only after sufficient Brand Amount payments have been received and necessary reserves have been established; (5) expanding our pipeline by signing additional BAAs or term sheets with new athletes to feed subsequent series offerings; and (6) continuously improving our Platform and operational systems based on feedback and observed needs , including adding features to automate reporting and refining the Company’s marketing approach to expand investor reach. We will also ensure compliance with all required filings and corporate governance formalities as we grow. The Manager expects to hire or contract additional personnel in areas such as sports talent scouting, marketing, and investor relations as the number of series increases, in order to maintain quality of service to both Clients and investors.

Brand Advisory Agreements

Each series will operate by entering into a Brand Advisory Agreement with a single Client, typically a professional athlete, at or about the time the series’ offering commences. The Brand Advisory Agreement, sometimes referred to as the BAA, is the core asset of each series. Under each BAA, the series agrees to provide two main forms of value to the Client: (i) a cash payment to the Client (the “Initial Advisory Payment”), a portion of which may be partially payable upon execution of the BAA and a portion of which may be funded from the proceeds of that series’ offering, and (ii) ongoing strategic brand enhancement and promotional advisory services (the “Advisory Services”) for the benefit of the Client. Where all or a portion of the Initial Advisory Payment is payable upon execution or prior to the closing of the series’ offering, we expect that each such series will fund such initial partial payment via an advance from the Manager in exchange for a convertible promissory note (see “ — Manager Advances and Promissory Notes” below for more information); in such cases, the applicable series offering will generally have no Minimum Offering Amount and subscription funds will not be held in escrow pending a minimum offering threshold. Where the Initial Advisory Payment is payable upon the initial closing of the applicable series’ offering (without a Manager advance), there will be a minimum offering amount and subscription funds will be held in escrow pending the achievement of that threshold, as contemplated by the form BAA and the applicable Series Designation. In exchange, the Client sells, assigns and grants to the series, as of the Commencement Date and continuing through the Term, the contractual right to receive the Brand Amount, equal to the applicable Brand Percentage of the Client’s Brand Income. Brand Income generally includes any and all gross monies, compensation, or other consideration earned by or payable to the Client after the Commencement Date solely as a result of the Client’s direct participation, performance, or employment as a professional athlete in the Client’s Principal Business, including base salary, signing bonuses, performance bonuses, prize or award money, and any other earnings directly attributable to the Client’s on-field activities and services as a professional athlete. In calculating Brand Income, such amounts are net of: (i) any reasonable, documented out-of-pocket legal fees incurred by the Client in securing, negotiating, or documenting any contract that generates such income (to the extent not reimbursed by a third party); (ii) any reasonable, documented travel, lodging, and per diem expenses incurred by the Client during the Term in connection with securing such income (to the extent not reimbursed by a third party); and (iii) any self-employment taxes owed by the Client in connection with such income (subject to a FICA-equivalent cap); but without deduction for any commissions or fees payable to agents or representatives, any voluntary or elective deferrals or contributions by the Client, or any taxes payable on the Client’s gross income. Brand Income expressly excludes Excluded Income, which includes (a) all proceeds from any life, disability, or injury insurance policy purchased or in effect after the Commencement Date, (b) all compensation or earnings attributable to services performed by the Client prior to the Commencement Date (regardless of when paid), (c) any reimbursement or payment for reasonable, documented incidental expenses (such as travel, lodging, or per diem), and (d) all compensation, fees, royalties, or other consideration for endorsements, sponsorships, personal appearances, speaking engagements, licensing of name, image, or likeness (“NIL”), merchandising, or any other off-field commercial activities, regardless of whether related to the Client’s persona or reputation as an athlete. If a single contract, payment or item of consideration includes both Brand Income and Excluded Income, the applicable BAA requires the parties to allocate the compensation in good faith and on a commercially reasonable basis; provided that, absent manifest error, the series’ reasonable determination will control pending final resolution, subject to audit and dispute procedures. Compensation paid by teams/leagues to the Client in exchange for on-field services is presumed to be Brand Income unless clearly and expressly documented as off-field consideration unrelated to on-field services. This structure is intended to align the series’ interests with the Client’s sports career performance while preserving for the Client the upside from separate off-field personal brand ventures.

The form of Brand Advisory Agreement filed as an exhibit to the offering statement is drafted on a sport-neutral basis, with blanks for the Client’s sport, the applicable leagues, and sport-specific constructs. The Client’s Principal Business is defined to mean the Client’s primary professional occupation as a professional athlete in the applicable leagues specified in the BAA. The form BAA incorporates constructs that may or may not be applicable to all professional athletes. To the extent the Company launches series in connection with athletes in other professional sports, the form of Brand Advisory Agreement is expected to be adapted to reflect the applicable sport, league structure and related definitions, and the description of the form BAA in this Offering Circular should be read accordingly.

Funding, Commencement and Adjustment Mechanics

When a new series is launched, it raises capital from investors through the sale of Units. The primary use of offering proceeds is to fund the series’ upfront obligations under the Brand Advisory Agreement with its Client, including all or the remaining portion of the Initial Advisory Payment not previously funded through a Manager advance. Under the form BAA, the Initial Advisory Payment may be funded in one or more tranches, with an initial amount paid within thirty (30) days following the Effective Date (which initial amount may be funded via a Manager advance as described above under “ — Manager Advances and Promissory Notes”) and the remaining balance guaranteed by the series and payable by the Outside Date. The Outside Date is defined as the earlier of (i) the date that is five (5) months following the date on which the SEC issues a notice of qualification for the series offering under Regulation A (the “Qualification Date”) and (ii) the date that is twelve (12) months following the Restatement Date. The remaining balance may be funded from the proceeds of the series offering; to the extent the series offering does not generate sufficient proceeds to pay the remaining balance in full by the Outside Date, the series is obligated to pay any shortfall from its own funds. The series’ obligation to pay the remaining balance by the Outside Date is unconditional and is not subject to the occurrence of the Initial Closing or any closing of the series offering; provided, however, that the sole and exclusive consequence of the series’ failure to pay the full Initial Advisory Payment by the Outside Date (whether such failure results from insufficient proceeds of the series offering, inadequacy of the series’ other funds, or any other reason) is the automatic adjustment described below, and neither party has any other right, remedy, or claim with respect to any unpaid portion of the Initial Advisory Payment after the Outside Date. Where a Manager advance is used to fund all or a portion of the Initial Advisory Payment prior to the Initial Closing, the Commencement Date of the BAA will be the date on which the Manager first pays any portion of the Initial Advisory Payment to the Client (whether funded through a Manager advance or from offering proceeds), and the Client’s obligation to pay the Brand Amount and the series’ obligation to provide Advisory Services commence at that time. Where no Manager advance is used and the Initial Advisory Payment is payable in full upon the Initial Closing, the Commencement Date will be the date of the Initial Closing, which will occur when the series raises the Minimum Offering Amount necessary to make the initial or full payment under the applicable BAA.

If the full Initial Advisory Payment has not been paid by the Outside Date, the form BAA automatically: (i) fixes the Initial Advisory Payment at the aggregate amount actually paid to the Client on or prior to the Outside Date (the “Funded Amount”), with neither party having any further obligation or liability with respect to any unpaid portion, and (ii) adjusts the Brand Percentage to equal the product of the Brand Percentage as originally set forth multiplied by a fraction, the numerator of which is the Funded Amount and the denominator of which is the full Initial Advisory Payment (such adjusted percentage, the “Adjusted Brand Percentage”). Under the form BAA, neither party has any right to terminate the BAA solely on account of the failure of the Initial Closing or the Qualification Date to occur, or on account of the series’ failure to pay the full Initial Advisory Payment, by the Outside Date. For example, if Series RC has paid $600,000 of a $1,200,000 contemplated Initial Advisory Payment, the adjusted Brand Percentage would be 50% of the originally contemplated Brand Percentage. The form BAA provides that any resulting adjustment is self-executing, requires no further calculation, notice, consent, or amendment; provided that the series shall notify the Client of the Adjusted Brand Percentage as calculated from the series’ books and records (which calculation shall be controlling absent manifest error), and the Client may request reasonable supporting documentation to verify such calculation. The form BAA further provides that the adjustments apply regardless of the reason the series has not paid the full Initial Advisory Payment by the Outside Date, and effective as of the Outside Date, each party irrevocably waives and releases any and all claims, demands, or causes of action (whether at law, in equity, in contract, in tort, or otherwise) against the other party arising out of or relating to the series’ failure to pay the full Initial Advisory Payment, including any claim for breach of the series’ payment obligation.

Manager Advances and Promissory Notes

In connection with the execution of a Brand Advisory Agreement, the Manager may advance amounts to a series to fund series purposes consistent with the Operating Agreement and the applicable Series Designation, including funding all or a portion of the Initial Advisory Payment due to the Client under the BAA, Offering Expenses or Operating Expenses, in each case prior to or independent of the closing of the series’ offering. Such advances allow the series to meet its obligations and to commence the BAA relationship in advance of, or independent from, the receipt of offering proceeds. In exchange for any such advance, the series will issue to the Manager a convertible promissory note (a “Manager Promissory Note”) evidencing the amounts advanced. Each Manager Promissory Note will bear interest at the per annum rate set forth therein (computed on the basis of a 360-day year of twelve 30-day months); provided that if any portion of the advance constitutes an Operating Expense Reimbursement Obligation under the Operating Agreement, the interest rate shall not be less than the Applicable Federal Rate then in effect for instruments of comparable term. Each Manager Promissory Note will mature on the earlier of the date on which the applicable series’ offering terminates or is completed, and the outstanding principal and accrued but unpaid interest will be repaid from the net proceeds of the series’ offering within fourteen (14) days following such maturity date; provided, however, that no series shall be required to make any payment on its Manager Promissory Note until after the series has paid the full Initial Advisory Payment to its Client under the applicable BAA. The Manager may, at its option and upon not less than ten (10) Business Days’ prior written notice, convert all or a portion of the outstanding principal and accrued but unpaid interest under a Manager Promissory Note into Units at the offering price per Unit in the series’ offering. Each Manager Promissory Note is an unsecured obligation solely of the applicable series, with limited recourse only to the assets associated with that series and no recourse to the Company or any other series. See “Risk Factors — Risks Related to Conflicts of Interest — If a series’ Operating Expenses exceed its revenues, investors may experience reduced distributions or dilution” and “Risk Factors — Risks Related to Conflicts of Interest — The Manager may hold Units or other financial interests that could diverge from the interests of other investors” for more information.

Payment and Security Terms

The BAA obligates the Client to pay the Brand Amount, equal to the applicable Brand Percentage of all Brand Income during the Term. To facilitate collection, each BAA establishes a primary collection mechanism through (i) the deposit of one hundred percent (100%) of the Client’s Brand Income directly into a dedicated deposit account (the “Participation Account”) maintained at a bank or financial institution willing to execute the Account Control Agreement and otherwise reasonably acceptable to the series, subject to a springing Account Control Agreement among the Client, the series (acting through the Manager) and the Depositary bank designated for that purpose (the “Designated Bank”), and (ii) an automatic recurring transfer, established and maintained by the Client, of the Brand Amount from the Participation Account to an account designated by the series (the “Company Account”) on a bi-weekly basis. The Client is required to open and maintain the Participation Account, execute and deliver the Account Control Agreement providing for springing control, designate and direct all Brand Income to be deposited directly into the Participation Account (including by establishing direct deposit with and delivering payment directions to each payor of Brand Income), and establish and maintain the automatic bi-weekly transfer.

Under the springing control structure, the Account Control Agreement is a three-party agreement among the series (acting through the Manager), the Client, and the Designated Bank, providing that: (1) the Designated Bank acknowledges the series’ security interest in the Participation Account; (2) the Client retains ordinary control over the Participation Account, including the right to operate the account and direct the disposition of funds therein, unless and until a Control Trigger Event occurs; (3) upon a Control Trigger Event, the series or the Manager may deliver a notice of exclusive control to the Designated Bank, after which the Designated Bank will comply solely with instructions of the series or the Manager and will not comply with instructions of the Client; and (4) the Designated Bank subordinates, and agrees not to exercise, any right of setoff, recoupment, or banker’s lien against the Participation Account, except with respect to returned items, chargebacks, and the Designated Bank’s customary account fees and charges. A “Control Trigger Event” means a payment default by the Client that remains uncured beyond the thirty (30) day cure period set forth in the BAA. While a notice of exclusive control is in effect, within the Sweep Deadline after any Brand Income is credited to the Participation Account, the Manager, on behalf of the series, will instruct the Designated Bank to sweep the Brand Amount and any other amounts then due to the series to the Company Account and release the remaining balance to the Client’s personal account. Once the applicable payment default has been cured, control of the Participation Account springs back to the Client and the series or the Manager shall promptly rescind any notice of exclusive control.

The series’ control over the Participation Account is solely for collection, verification, sweep, release, and enforcement purposes; the series does not have any ownership interest in the Release Amount or any other funds released to the Client. If Brand Income is not deposited into the Participation Account, or any Brand Amount is not transferred to the Company Account, for any reason (including by reason of a Collection Failure, the absence of an effective Account Control Agreement, the failure of any payor to deposit Brand Income into the Participation Account, the failure or cancellation of the automatic bi-weekly transfer, or any direction by the Client in contravention of the BAA), the Client must receive such Brand Income as agent of the series, hold the Brand Amount portion in trust for the series and remit it to the series by wire transfer within fifteen (15) days after receipt.

Each BAA also grants the series a continuing security interest in the Client’s right, title and interest in the following collateral (collectively, the “Collateral”): (a) the Brand Amount and the Client’s contractual right to receive the Brand Percentage portion of Brand Income, (b) the Participation Account and any successor accounts, and all funds credited therein, (c) all rights of the Client under, in connection with, or arising out of the direct deposit of Brand Income, the automatic bi-weekly transfer, and the Account Control Agreement, and (d) all proceeds of the foregoing. The security interest attaches immediately upon the series’ payment to the Client of any portion of the Initial Advisory Payment (including the initial installment), and partial payment of the Initial Advisory Payment is sufficient to cause attachment, with the security interest securing all present and future obligations of the Client under the BAA. The series may file UCC-1 financing statements and enter into related control agreements and acknowledgments to perfect, maintain and enforce its security interest, subject to the adjustment mechanics described below if less than the full Initial Advisory Payment is funded by the Outside Date.

The form BAA provides that the security interest shall not extend to, attach to, or otherwise encumber any Excluded Income, any funds held in or credited to the Client’s personal account, or any other assets, property, income, or rights of the Client that do not constitute the specified Collateral categories. The series shall not exercise any rights or remedies with respect to the security interest — other than actions necessary to create, perfect, continue, or maintain perfection — unless and until a payment default has occurred and remains uncured beyond the thirty (30) day cure period. Any UCC-1 financing statement filed in connection with the BAA shall describe the Collateral solely by reference to the specific categories set forth in the security section, and shall not describe the Collateral as “all assets,” “all personal property,” or using any similarly broad or generic description.

Failures to establish, maintain or give effect to the Participation Account, the direct deposit of Brand Income into the Participation Account, the automatic bi-weekly transfer of the Brand Amount to the Company Account, or the Account Control Agreement are Collection Failures under the BAA, including any revocation, modification, redirection, termination, obstruction, suspension, or failure to renew any such direct deposit, automatic transfer, or Account Control Agreement (except to the extent caused solely by the series’ breach). Intentional diversion or redirection of Brand Income away from the Participation Account is an immediate material breach with no cure period. Because the Account Control Agreement operates on a springing-control basis, the series does not have exclusive control over the Participation Account unless and until a Control Trigger Event occurs (i.e., a payment default remaining uncured for 30 days), which means that the Client retains ordinary account access during periods of compliance. This structure, while designed to balance the Client’s day-to-day banking needs with the series’ collection rights, may increase the risk that Brand Income is withdrawn or diverted before the series can assert control. These measures are intended to minimize non-payment risk by creating direct payment streams into a controlled account and giving the series a secured contractual claim against the Collateral; however, enforcement could be subject to legal or practical limitations, including league rules, collective bargaining agreement requirements, payroll policies, payor refusal or applicable law, and may require legal action or arbitration against a defaulting Client.

Any intentional revocation, redirection or diversion of Brand Income away from the Participation Account by the Client constitutes an immediate material breach of this Agreement, with no cure period, entitling the series to exercise all remedies under the form BAA, including termination, recovery of unpaid Brand Amounts and equitable relief. Any unauthorized cancellation, revocation, reduction, suspension or modification of the direct deposit designation or the automatic bi-weekly transfer, or any closure or replacement of the Participation Account without the series’ prior written consent, constitutes a Collection Failure and a material breach entitling the series to all remedies available under the BAA. In addition, if any Brand Amount (or portion thereof) is not timely swept, deposited, released or remitted when required under the BAA and is not cured within the thirty (30) day cure period, the following late fees apply as liquidated damages: (i) for amounts unpaid for twenty (20) days or fewer, no late fee (grace period); (ii) for amounts unpaid for more than twenty (20) days but not more than thirty (30) days, a late fee equal to the greater of $5,000 or five percent (5%) of the unpaid Brand Amount; (iii) for amounts unpaid for more than thirty (30) days but not more than sixty (60) days, a late fee equal to the greater of $15,000 or ten percent (10%) of the unpaid Brand Amount; and (iv) for amounts unpaid for more than sixty (60) days, a late fee equal to the greater of $25,000 or fifteen percent (15%) of the unpaid Brand Amount, plus, at the series’ election, acceleration of all Brand Amount obligations payable in respect of Brand Income reasonably anticipated to be earned through the end of the then-current calendar year. In addition to the foregoing late fees, the unpaid amount accrues interest in favor of the series from the date due until the date paid at the lesser of (a) the prime rate plus 3% per annum, compounded monthly, and (b) the maximum rate permitted by applicable law. Under the form BAA, any late fees and accrued interest, when owed, constitute amounts due and payable by the Client and may be collected directly from the Participation Account by the Manager instructing the Designated Bank to transfer such amounts to the Company Account in the same manner as the Brand Amount. All amounts payable by the Client to the series under the BAA are required to be paid in full without set-off, deduction or counterclaim, except as expressly provided in the BAA. The Client is responsible for any taxes applicable to the Client’s receipt of Brand Income, and Brand Amount payments are required to be made without deduction for taxes except to the extent withholding is required by law; if the Client is required by law to withhold any portion of a Brand Amount payment, the Client must promptly notify the series, provide evidence of withholding and remittance, and cooperate so the series receives credit for such tax payment, with amounts withheld and paid to the taxing authority on the series’ behalf treated as paid to the series for purposes of the Client’s obligations. The form BAA also requires the series to indemnify and hold the Client harmless from any taxes imposed on the series (as a separate taxpayer) that are sought from the Client solely because the Client failed to withhold such taxes from payments to the series, provided the Client has complied with its obligations under the applicable section.

Under the form BAA, while a notice of exclusive control is in effect, the series or the Manager may instruct the Designated Bank to sweep the Brand Amount and any other amounts then due to the series within the Sweep Deadline (three (3) business days after Brand Income is credited to the Participation Account, or such other period as the parties may agree in writing). If, as of the Outside Date, less than the full Initial Advisory Payment has been paid to the Client and the Brand Percentage is adjusted to the Adjusted Brand Percentage, the series is required, promptly following the Outside Date, to file an amendment to each UCC-1 financing statement then on file to reflect the resulting proportionate reduction in the Brand Amount and the Collateral, demonstrating that the security interest is self-limiting and contracts in proportion to the portion of the Initial Advisory Payment actually funded, and to provide the Client with evidence of such filing upon request.

Collection Timing and Series Accounts

After the series is in operation, its revenue will come exclusively from Brand Amount payments made by or on behalf of the Client under the BAA. The timing and frequency of those payments will depend on the Client’s actual earnings schedule, such as periodic salary payments, signing bonuses, performance bonuses, prize or award money or other Brand Income. As described above, the BAA uses the Participation Account, the direct deposit of Brand Income, the automatic bi-weekly transfer and the Account Control Agreement (on a springing-control basis) as the primary collection mechanism, with direct remittance by the Client as the fallback mechanism if Brand Income is not deposited into the Participation Account or any Brand Amount is not transferred to the Company Account. All Brand Amount payments received by a series will be deposited into a dedicated bank account for that series, separate from other series’ accounts. We have policies to ensure funds are not commingled: each series’ cash is tracked independently on our ledger and held either in separate accounts or sub-accounts titled in the name of that series.

The BAA’s fallback remittance, reconciliation, Collection Failure, late-payment interest and late fees, disclosure-of-material-breach, security and enforcement provisions are designed to address situations in which Brand Income is not deposited into the Participation Account or the Client otherwise fails to pay when required. The Client must cooperate with the series, the Manager, the Designated Bank and each payor to implement, confirm, renew or replace the direct deposit of Brand Income, the automatic bi-weekly transfer and the Account Control Agreement as necessary to preserve the series’ economic and collection rights to the maximum extent practicable. These contractual tools support collection, but our preference is to have an agreed flow of funds through the Participation Account without resorting to enforcement actions.

Investors should be aware that initial Brand Amount payments might not be received immediately after an offering. There could be a lag if, for example, the series closes in an off-season or if the athlete is not yet under an income-producing contract, or while the Participation Account, the direct deposit of Brand Income and the Account Control Agreement are being put in place with the applicable payor(s). In such cases, the series might not see significant inflows until the athlete’s season starts or the athlete signs a new contract and Brand Income begins to be deposited into the Participation Account. We will disclose in each series description the expected timing of Brand Amount payments to the extent known, including the expected frequency and commencement date of Brand Amount payments based on the Client’s then-current contract terms. Nonetheless, unexpected delays or gaps can occur, and there is no guarantee of steady cash flow. See “Risk Factors — Risks Related to This Offering and Ownership of Our Units — Distributions, if any, will vary and may be delayed, reduced, or suspended” and “Risk Factors — Risks Related to Our Business and Industry — Payment mechanics and security interests may not perform as intended under league, union, or state-level constraints” for more information.

Services Provided to Clients

As part of each Brand Advisory Agreement, the series (acting through the Manager and its affiliates, contractors or agents) will provide Advisory Services to the Client designed to enhance the Client’s personal brand and commercial opportunities. These services may include evaluation and development of the Client’s personal brand positioning, planning and execution of fan engagement initiatives, preparation and readiness consulting for sponsorships, endorsements and other commercial opportunities related to the Client’s persona, development and execution of marketing campaigns and content to increase the Client’s public visibility and marketability, and ongoing advisory support regarding the Client’s branding and promotional activities. The Advisory Services expressly exclude services that require certification or licensing as a player agent, contract advisor or similar professional representative under applicable league, players’ association or regulatory rules, and neither the Company, any series nor the Manager will negotiate, secure or execute employment contracts, playing contracts or similar agreements on behalf of a Client where such certification or licensing is required. Each BAA also provides that the series may fund brand-enhancement initiatives agreed upon by the parties, with the budget and expenditures determined by the Manager in consultation with the Client and at the series’ discretion.

As part of the Client’s participation in the Advisory Services, the Client is required under the form BAA to meet (which may be by teleconference or videoconference) with representatives of the series or the Manager on a periodic basis, at least bi-annually (twice a year), to review recent developments and to plan upcoming brand strategy and initiatives. the Client is also required to provide three hundred (300) autographed items (which may include photographs, memorabilia, trading cards, jerseys, or other items designated by the series) for use in connection with fan engagement initiatives, promotional campaigns, or the series offering. During each calendar year of the Term, the Client agrees to participate in one (1) in-person fan engagement event organized by the series (a “Fan Meet-Up”), not to exceed four (4) hours in duration (excluding reasonable travel time), with at least thirty (30) days’ prior written notice. At the series’ reasonable request and subject to the Client’s professional schedule, the Client is also required to participate in up to two promotional events or media appearances per calendar year (including any Fan Meet-Up) to help promote the brand partnership or the Company’s platform, with the specific nature and timing of any such activities to be mutually agreed, no separate compensation payable beyond the consideration provided in the BAA, and reimbursement by the series of reasonable pre-approved travel or lodging expenses incurred for an agreed event.

In addition, the series shall commit advertising and media resources to promote and grow the Client’s personal brand and social-media presence, and the series anticipates spending in excess of an amount specified in each applicable BAA on advertising and media that feature the Client and are designed to drive social awareness of the Client and the Client’s brand and to grow the Client’s social-media following.

If less than the full Initial Advisory Payment is funded, the form BAA provides for the scope and extent of Advisory Services (including the frequency of planning meetings and the budget for brand-enhancement initiatives) to be reduced on a pro rata basis in proportion to the Funded Amount relative to the full Initial Advisory Payment. There is no guarantee that Advisory Services or funded initiatives will have any material effect on a Client’s earnings, performance, fame or commercial opportunities.

Term and Termination; Clawback Provisions

Each Brand Advisory Agreement is expected to remain in effect for a significant duration to cover a substantial portion of the Client’s career. Unless otherwise specified for a particular series, the Term of each BAA will commence on the Effective Date and continue until the earlier of (i) the date that is two years after the Client’s official retirement or permanent cessation from actively engaging in the Client’s Principal Business , provided that if the Client resumes the Principal Business at any time during such two-year tolling period the BAA will not terminate under this clause (i), and (ii) the 25th anniversary of the Effective Date. The form BAA also provides that rights and obligations with respect to Brand Income earned during the Term survive expiration or early termination until fully satisfied.

If the Client voluntarily ceases to engage in the Principal Business prior to the fifth anniversary of the Effective Date, other than for Good Reason as defined in the BAA, the Client must repay to the series, as liquidated damages, an amount equal to the aggregate Initial Advisory Payment actually received by the Client, plus interest from the date of early cessation to the date of repayment at the lesser of (a) the prime rate plus 5% per annum, compounded monthly, and (b) the maximum rate permitted by applicable law, minus all Brand Amount payments actually made by the Client to the series before the early cessation. Notwithstanding the foregoing, the repayment amount is reduced by fifteen percent (15%) for each of the first six (6) full years of the Client’s participation in the Principal Business following the Effective Date, and by an additional ten percent (10%) for the seventh (7th) full year, such that no amount shall be repayable from and after the seventh (7th) anniversary of the Effective Date; and, in addition, no amount shall be repayable if, as of the date of such early cessation, the aggregate Brand Amount payments actually made by the Client to the series equal or exceed the sum of the aggregate Initial Advisory Payment actually received by the Client plus a twenty percent (20%) per annum internal rate of return thereon. “Good Reason” exists only if the Client’s exit is due to a significant, documented injury, illness, or medical condition (including a documented mental-health condition) that renders the Client physically or mentally unable to continue performing in the Principal Business or that would pose a substantial risk of permanent harm to the Client’s physical or mental health beyond the ordinary risks of the profession.

The BAA also contains provisions addressing the continuation or reinstatement of revenue sharing if the Client resumes participation in the Principal Business after the Term, including payments through a Revenue Share Trust, as further described in the BAA and the Operating Agreement. Under the form BAA, the Manager serves as sole trustee of the Revenue Share Trust, the former members of the series are the beneficiaries, and disbursements from the trust, net of any trust operating costs and expenses, are made on the same terms, timing, methodology and waterfall as Brand Percentage payments under the BAA.

The BAA provides separate termination and enforcement rights for material breaches, including payment defaults, breaches of the exclusive relationship covenant, uncured Collection Failures (which must be cured within seven (7) business days after written notice), failure to maintain the Account Control Agreement, the direct deposit of Brand Income or the automatic bi-weekly transfer, and intentional diversion or redirection of Brand Income away from the Participation Account; in each case the non-breaching party may terminate the BAA following a 30-day cure period (or a shortened 10-day cure period in the case of a payment default or breach of the exclusive relationship covenant) after written notice describing the breach, except that intentional diversion or redirection is an immediate material breach with no cure period. See “Description of the Series and Their Assets” and “Risk Factors — Risks Related to Our Business and Industry” for more information.

Other Terms and Conditions

Our Brand Advisory Agreements contain various other customary provisions to protect our interests and govern the series’ ongoing relationship with the Client. These include:

●	Reporting and Audit Rights: The Client will be required to provide semi-annual reports to the series regarding the Client’s professional income and Brand Income (itemized by source or contract, and by payment date and amount), including documentation reasonably necessary to verify proper payment. The series, acting through the Manager, will also have rights to audit records related to Brand Income and permitted deductions, with audits conducted by a nationally recognized independent accounting firm or another firm reasonably acceptable to the Client, subject to fourteen (14) days’ advance written notice and confidentiality provisions.

●	Use of Client Persona: The Client will grant the series and the Manager a non-exclusive, worldwide, royalty-free license to use the Client’s name, likeness, image, voice, signature (including facsimile signature), biography, personal characteristics, and all other indicia of identity or persona (the “Client Persona”) in connection with the series’ performance under the BAA and promotion of the series and Platform. This license does not give the series ownership of the Client Persona or the right to exploit the Client Persona for unrelated third-party endorsements without agreement from the Client.

●	Confidentiality: The BAA includes mutual confidentiality provisions covering non-public business, strategies, financial information, projections, personal or medical information about the Client, the terms and existence of the agreement until publicly disclosed or required to be disclosed, any non-public materials related to the series’ investors or financing, and any other information designated as confidential or that should reasonably be understood to be confidential given its nature and the circumstances of disclosure. The parties may disclose information to affiliates, employees, advisors and agents with a need to know and confidentiality obligations, and disclosures required by law, regulation, court order or securities filings are permitted subject to the notice and limitation procedures in the BAA.

●	Further Assurances: The Client agrees to execute additional documents and take further actions reasonably requested by the series or the Manager to carry out the purpose and intent of the BAA, including actions needed to maintain the payment, security, direct deposit and account control mechanics and to respond to changes in applicable law, league rules or collective bargaining requirements.

●	Spousal Consent: If a Client is married or marries during the Term, the Client will be required to use best efforts to obtain a spousal consent or acknowledgement in a form reasonably requested by the series, addressing the BAA, the security interest in the Collateral, and the irrevocable proxy and power of attorney granted to the Manager. If the spouse declines to sign, the Client must notify the series and discuss in good faith whether alternate arrangements (such as additional security or escrow of funds) are necessary to protect the series’ interests.

●	Dispute Resolution: The form BAA requires the parties to attempt in good faith to resolve disputes through negotiation before proceeding to binding arbitration administered by JAMS or a comparable arbitration organization if JAMS is unavailable. The BAA preserves the ability to seek interim or preliminary injunctive relief from a court of competent jurisdiction to prevent irreparable harm, maintain the status quo or enforce confidentiality or intellectual property provisions pending arbitration.

●	No Diversion of Brand Income: The Client is prohibited from taking action for the purpose of defeating, reducing or delaying the series’ right to receive the Brand Amount, including intentionally deferring, declining, diverting or redirecting Brand Income, instructing any payor to disregard or modify the direct deposit of Brand Income or payment directions, or using any entity or arrangement to shield Brand Income from the series. Any entity through which the Client earns Brand Income must comply with the Client’s obligations under the BAA, and intentional diversion or redirection of Brand Income away from the Participation Account is an immediate material breach.

●	Exclusive Relationship; Right of First Refusal: The Client represents that the Client has not entered into another contract or arrangement assigning or transferring rights to future Brand Income and, during the Term, may not enter into similar revenue-sharing arrangements without the series’ consent. If the Client receives a bona fide third-party offer for a transaction requiring consent, the form BAA gives the series fifteen (15) business days to review and elect to match the material economic terms before the Client may proceed with the third-party transaction; if the Company does not timely match, the Client may consummate the transaction on terms no more favorable to the third party, provided such transaction closes within ninety (90) days. For the avoidance of doubt, the right of first refusal applies only to a sale, assignment, pledge, or similar monetization of Brand Income or future on-field income, and does not apply to any ordinary-course agent, management, endorsement, sponsorship, NIL, or other off-field commercial arrangement.

●	Client Representations and Warranties: The Client provides representations regarding authority and capacity, independent advice, binding obligations, absence of conflicts, litigation and compliance, accuracy of information, brokerage matters, prior income assignments, intellectual property, no conflicting account or deposit arrangements, and related matters. These representations support the series’ diligence regarding the enforceability of the BAA and the Client’s ability to perform the payment and collection obligations.

●	Insurance: The series (or its designee) has the right, at its own expense, to purchase and maintain one or more life insurance and/or disability insurance policies on the life and/or health of the Client, with the series (or its designee) as the sole owner and beneficiary of any such policy and responsible for payment of all related premiums, and the Client having no right, title or interest in any such policy or its proceeds.

●	Company Names, Publicity and Secondary Trading Promotion: Clients are restricted from using the series’ or the Manager’s name or trademarks, or referring to the BAA, in any press release or public statement except as expressly permitted under the BAA or with the series’ prior written consent, and are prohibited from promoting, marketing or soliciting investments in any securities of the Company, Agentiq Sports 1 Series LLC or any other series, or other securities offerings related to the BAA, unless specifically requested or approved in writing by the series or the Manager, with unsolicited inquiries from potential investors or media required to be referred to the Manager. The series (acting through the Manager) or an affiliate may operate or make available an alternative trading system (the “ATS”) on which the series’ membership interests may be traded in secondary transactions, subject to applicable law and platform rules. Upon written notice from the series that secondary trading functionality has launched on the ATS , the series’ membership interests, if eligible, will be automatically enabled for secondary trading under applicable platform rules and the BAA. The series retains the irrevocable right to enable such secondary trading, and the Client has no obligation to participate in or promote secondary trading absent a separate written agreement. Following any such launch, any promotional activities by the Client related to the approved ATS will be documented in a separate agreement or statement of work between the series and the Client setting specific deliverables, timing and fees, will be limited to platform-level awareness and user education subject to series guidance and approval, must comply with applicable law (including broker-dealer/finder restrictions) and clear, conspicuous influencer endorsement disclosures, and may not tie any compensation to securities transactions, trading volume, proceeds or other success-based or transaction-based metrics.

●	Player Not Issuer, Seller, or Solicitor: The form BAA provides that the Client is not, and shall not be deemed to be, the issuer, promoter, seller, underwriter, placement agent, broker, dealer, finder, or solicitor of any securities in connection with the series offering, the ATS, or any other offering of membership interests. The series shall not require the Client to engage in any activity constituting the offer, sale, or solicitation of securities without the Client’s prior written consent and a separate written agreement compliant with applicable securities laws.

●	Maintenance of Collection Mechanism: Each BAA includes a maintenance covenant requiring the Client, during the Term, to (a) designate and direct 100% of Brand Income to be deposited directly into the Participation Account, (b) open and maintain the Participation Account at a bank or financial institution willing to execute the Account Control Agreement and otherwise reasonably acceptable to the series, (c) establish and maintain the automatic bi-weekly transfer of the Brand Amount to the Company Account, and (d) not cancel, revoke, reduce, suspend, or modify any such direct-deposit designation or automatic transfer, or close or replace the Participation Account, without the series’ prior written consent. Any unauthorized cancellation, revocation, reduction, suspension, or modification constitutes a Collection Failure and a material breach entitling the series to all remedies under the BAA.

●	Securities Law Indemnification: The form BAA provides that the series shall indemnify and hold the Client harmless from any claim, action, or proceeding brought against the Client under federal or state securities laws solely as a result of the series’ offering activities, provided that the Client did not solicit investors, make any offering-related statement, make any misrepresentation or omission, breach the BAA, or otherwise engage in conduct giving rise to such claim.

Term

Each Brand Advisory Agreement is expected to remain in effect for a significant duration to cover a substantial portion of the Client’s career. Unless otherwise specified for a particular series, the Term of each BAA will commence on the Effective Date and continue until the earlier of (i) the date that is two years after the Client’s official retirement or permanent cessation from actively engaging in the Client’s Principal Business, provided that if the Client resumes the Principal Business at any time during such two-year tolling period the BAA will not terminate under this clause (i), and (ii) the 25th anniversary of the Effective Date. The form BAA also provides that rights and obligations with respect to Brand Income earned during the Term survive expiration or early termination until fully satisfied. The parties may also mutually agree in writing to terminate the BAA on an agreed date, in which case, unless otherwise agreed, the series will only be entitled to the Brand Amount from Brand Income earned by the Client up to the date of termination, and no clawback will apply unless expressly agreed as part of the termination; any mutual termination agreement must be signed by both the Client and the Manager on behalf of the series.

If the Client voluntarily ceases to engage in the Principal Business prior to the fifth anniversary of the Effective Date, other than for Good Reason as defined in the BAA, the Client must repay to the series, as liquidated damages, an amount equal to the aggregate Initial Advisory Payment actually received by the Client, plus interest from the date of early cessation to the date of repayment at the lesser of (a) the prime rate plus 5% per annum, compounded monthly, and (b) the maximum rate permitted by applicable law, minus all Brand Amount payments actually made by the Client to the series before the early cessation; provided that if Brand Amounts paid exceed the foregoing sum, no amounts shall be owed. The repayment amount is reduced by fifteen percent (15%) for each of the first six (6) full years and an additional ten percent (10%) for the seventh (7th) full year such that no amount is repayable from and after the seventh anniversary; and no amount is repayable if aggregate Brand Amount payments made by the Client equal or exceed the Initial Advisory Payment received plus a twenty percent (20%) per annum internal rate of return thereon. In the case of total and permanent disability (including a documented mental-health condition certified by a licensed professional), the form BAA generally treats the resulting cessation similar to a retirement for Good Reason, the clawback provisions do not apply, and the parties (or the Client’s legal representative) will confer in good faith regarding an equitable resolution of any ongoing obligations.

The form BAA also contains provisions addressing the continuation or reinstatement of revenue sharing if the Client resumes participation in the Principal Business after the Term, including payments through a Revenue Share Trust; under the form BAA, the Manager serves as sole trustee of the Revenue Share Trust, the former members of the Company are the beneficiaries, and disbursements from the trust, net of any trust operating costs and expenses, are made on the same terms, timing, methodology and waterfall as Brand Percentage payments under the BAA. The BAA provides separate termination and enforcement rights for material breaches, including payment defaults, breaches of the exclusive relationship covenant, uncured Collection Failures (which must be cured within seven (7) business days after written notice), failure to maintain the Account Control Agreement, the direct deposit of Brand Income or the automatic bi-weekly transfer, and intentional diversion or redirection of Brand Income away from the Participation Account; in each case the non-breaching party may terminate the BAA following a 30-day cure period (or a shortened 10-day cure period in the case of a payment default or breach of the exclusive relationship covenant) after written notice describing the breach, except that intentional diversion is an immediate material breach with no cure period.

General Description of Series Level Operations

Each series of the Company will have discrete operations and financial flows related to its specific Brand Advisory Agreement. This section describes how a series will use the proceeds from its offering, how it will generate and handle cash inflows from Brand Income, the types of expenses it will incur, and how cash will ultimately be distributed to investors. After a series has commenced operations under its Brand Advisory Agreement, the series will carry out its business by ensuring that the Client receives the Advisory Services and related support contemplated by that agreement, monitoring and enforcing the Client’s obligation to pay the Brand Amount, and managing the series’ financial affairs, including payment of expenses and distribution of any available cash to investors. The Manager will monitor developments relevant to the Client’s Brand Income and performance under the Brand Advisory Agreement, including game appearances, contract signings, payment activity, reports from the Client and other events that could affect Brand Income or collection of the Brand Amount. The Manager also expects to maintain regular communication with the Client and, where appropriate, the Client’s agent, financial advisor or other representatives to support a constructive ongoing relationship. If a missed payment, Collection Failure, potential breach or other issue arises, the Manager will seek to address it promptly, including by exercising reporting, audit, collection, security or enforcement rights when necessary to protect the applicable series’ interests.

Although each series will benefit from the Manager’s oversight and the Platform’s infrastructure, each series will remain financially independent. The success or failure of one series will not determine the outcome of any other series, and the assets, Brand Income, Brand Amount payments, expenses and liabilities of one series are not intended to be available to, or borne by, any other series or the Company’s general operations, except for shared expenses allocated under the Company’s allocation policies. For example, if the Client associated with one series suffers an injury, permanent disability, early retirement or other event that materially reduces or eliminates Brand Income for that series, investors in another series linked to a different Client would not have a direct claim on, or direct exposure to, that series’ assets or income, although adverse events could indirectly affect the Platform’s reputation or the Manager’s business. The Manager may, in its discretion, use its own resources or make advances to support a particular series, but it is not obligated to provide the same support to any other series. This financial separateness is an inherent feature of the Company’s series LLC structure.

In our model, we expect that, in the aggregate, a majority of the gross proceeds of a series offering will be applied (directly to the Client at closings, or to reimburse the Manager for any initial tranche advanced by the Manager, as the Manager and the series may agree) toward the Client’s upfront compensation, though this percentage may vary by series depending on the negotiated terms and the tranche structure for that series. The remainder of the proceeds will generally be used to cover

●	The one-time Negotiation Fee to the Manager for that series, as described earlier, calculated as a percentage of the Client’s Initial Advisory Payment and inclusive of associated transaction costs and expenses incurred by the Manager;

●	Any Offering Expenses allocated to the series, such as legal and accounting fees for preparing the offering, filing fees, marketing or promotion costs related to the offering, Broker-Dealer fees or commissions (the Broker Fee payable to our broker, Andes Capital Group, LLC, for its role in the offering), escrow agent fees, and regulatory compliance costs; and

●	Establishment of initial reserves for the series, if deemed necessary by the Manager. For example, the Manager may decide to retain a small portion of proceeds in the series’ bank account as a starting cash balance to pay upcoming insurance premiums, initial Advisory Services costs, or other near-term Operating Expenses before the Brand Amount is received.

See “Use of Proceeds” for more information. Investors should understand that not all offering proceeds are directed to the Client. A portion of the gross proceeds is applied to fees and expenses of establishing the series and to reserves for future series operations. The Company intends to maximize the amount directed to the Client while ensuring that necessary costs are covered. If the offering fails to reach the minimum amount needed to complete the Initial Closing and pay associated fees, investor funds will typically be returned, and any abort costs incurred will be borne by the Manager as discussed; however, the BAA’s obligations will depend on the funding, guarantee, Outside Date and automatic adjustment provisions described above and in the applicable BAA. See “Risk Factors — Risks Related to Conflicts of Interest — Our Manager earns fees and expense reimbursements from each series regardless of performance, creating conflicts of interest with investors” and “Risk Factors — Risks Related to Our Business and Industry — Our pipeline, pricing, and timing depend on our ability to sign athletes to BAAs on acceptable terms, which may not be achievable” for more information.

Upon and following each closing of a series offering, the series will disburse to the Client, or reimburse the Manager to the extent the Manager funded an initial tranche through an advance, the portion of offering proceeds attributable to the Initial Advisory Payment and will pay the immediate fees and expenses of the offering. The series then holds the contractual rights to receive the Brand Amount going forward. At this point, the series’ “balance sheet” will consist primarily of the BAA, as an intangible asset representing the future income stream, and any cash reserve remaining after initial disbursements. The series will also carry on its books any liabilities incurred at inception, such as obligations to pay Manager fees, accrued offering expenses, any outstanding Manager Promissory Note issued in respect of advances, and any remaining unreimbursed portion of the Manager’s initial tranche of the Initial Advisory Payment, if applicable.

Cash Flow and Distributions

As the series receives Brand Amount payments, those funds will accumulate in the series account. On a periodic basis, which may be monthly, quarterly or at such other intervals as the Manager determines appropriate, the Manager will review the series’ cash balance and upcoming obligations. From the incoming funds, the series will pay any due Operating Expenses – these payments may include the Manager’s Maintenance Fee at the designated interval, any insurance premiums due and any invoiced expenses for services. The Manager may also retain a portion of funds raised in its offering as a reserve for future known expenses or to buffer against irregular income , such as retaining cash during the Client’s in-season months to cover expenses during off-season periods when Brand Income may be reduced or absent. After covering expenses and appropriate reserves, the remaining Free Cash Flow , as defined in the Operating Agreement, will be available for distribution to the series’ investors.

The Manager has the authority to determine Free Cash Flow and to make distributions from time to time, in accordance with the terms of the Operating Agreement and the specific Series Designation. The Manager determines, on the periodic basis set forth in each Series Designation, if any, the Free Cash Flow, if any, available for distribution to Unit holders of that series. Accordingly, the distribution cadence for each series (for example, quarterly, semi-annually or such other interval) will be set forth in, and governed by, the applicable Series Designation rather than the Operating Agreement. The exact timing will balance administrative feasibility with investor expectations and the variability of payments. In any event, no distribution will be made if it would impair the series’ ability to meet its liabilities or if the series has no Free Cash Flow available. Our Operating Agreement also prohibits us from distributing in kind assets, which means distributions are cash only and we will not, for example, transfer part of the BAA itself to investors.

When a distribution is declared for a series, it will be made to all investors in that series pro rata based on the number of units they hold. For example, if a series has 1,000 units outstanding and an investor owns 100 units (10%), that investor will receive 10% of any distribution amount declared for that series. Distributions will generally be paid through the Platform, meaning the cash will either be deposited into investors’ linked bank accounts or credited to their Platform account wallet, depending on our arrangements with the transfer agent and payment processors. Investors may have the option to withdraw funds or reinvest in additional offerings, to the extent a reinvestment plan or new offerings are available at such time.

Investors should be aware that a series may not have distributable cash for a significant period following its initial closing. The Manager may accumulate reserves during the early stages of a series to ensure that the series can cover fixed expenses, including audit fees and other Operating Expenses, before any distributions are made. Once a series matures and Brand Income becomes steady, the Company intends that distributions will represent the primary means by which investors realize returns. Capital appreciation of Units is uncertain in the absence of a public trading market. The Manager may adjust distribution practices depending on circumstances. If, for example, the Client’s earnings are expected to increase materially due to an anticipated promotion or contract change, the Manager may retain additional cash reserves to fund an expanded scope of Advisory Services or to support other series-level objectives that the Manager believes may enhance long-term value for the series. Any material changes to distribution policy would be disclosed to investors.

To illustrate how a series might operate financially, consider Series RC, linked to Ronny Cruz. If Series RC raises the Series RC Maximum Offering Amount of $1,290,000 by selling 12,900 Series RC Units at $100 per Unit, $12,900 (1%) would be paid as the Broker Fee, up to $25,800 (2%) could be reimbursed for offering expenses, and $1,200,000 would be applied to the Initial Advisory Payment under the Series RC BAA, including reimbursement to the Manager for any initial tranche advanced by the Manager and payment of the remaining balance to Mr. Cruz, leaving approximately $51,300 before any Negotiation Fee, reserves, Advisory Services costs or other Operating Expenses. Under the Series RC BAA, the initial $350,000 tranche of the Initial Advisory Payment is funded by the Manager and not from the proceeds of the Series RC offering, and the remaining balance is payable from offering proceeds at the Initial Closing and, if applicable, subsequent closings, subject to the Outside Date and automatic adjustment mechanics described above. Now assume Mr. Cruz generates qualifying Brand Income during a year; Series RC would receive the Brand Amount equal to the applicable Brand Percentage, or any Adjusted Brand Percentage if less than the full Initial Advisory Payment is funded by the Outside Date, of that Brand Income. For example, if the Brand Amount payments received by Series RC for a year totaled $100,000, those payments would accumulate in the Series RC account and would be used to pay Operating Expenses, reimbursements, reserves and other series-level obligations before any distributions. If, after those items, $50,000 were otherwise available for distribution before giving effect to the Series RC Maintenance Fee, the Maintenance Fee applicable to Series RC would be 2.5% of distributions to investors; if all of that amount were distributed subject to that fee, approximately $48,780 would be distributed pro rata to investors and approximately $1,220 would be paid as the Maintenance Fee. With 12,900 Series RC Units outstanding, that illustrative distribution would equal approximately $3.78 per Unit for the period. If later Brand Amount payments increase while expenses and reserves remain similar, more Free Cash Flow could be distributed; if Brand Amount payments are lower, delayed or offset by higher expenses or reserves, distributions could be reduced or unavailable. This example is oversimplified and actual results will vary, but it demonstrates the flow: investors’ returns come from the excess of Series RC Brand Amount payments over expenses, reserves and series-level obligations.

Shortfalls and Manager Support

If a series does not have enough cash on hand to pay its obligations, the Manager may, in its sole discretion: (i) loan money to the series to cover the excess Operating Expenses (an “Operating Expense Reimbursement Obligation”), on which the Manager may impose a reasonable rate of interest at a rate no less than the Applicable Federal Rate, with the series repaying that amount from future Free Cash Flow; (ii) cause the series to issue additional Units to cover such amounts, though doing so might dilute existing investors and we would expect to use this option only when necessary; or (iii) pay the excess Operating Expenses itself and not seek reimbursement. The operating agreement also expressly authorizes the Manager to enter into Operating Expense Reimbursement Obligation arrangements on behalf of a series, effectively treating such expenditures as an absorbed cost. The operating agreement separately allocates Operating Expenses to the series but does not itself define this Free Cash Flow netting. The expected practice as to which option the Manager will use in any particular case for Series RC may be addressed in the applicable Series Designation or offering materials and may depend on the Manager’s confidence in future Brand Amount payments to the series and general business considerations. The Manager is not obligated to advance funds, but it may do so to protect the series’ asset . Advancing funds to pay a filing fee to maintain rights or legal fees to enforce the BAA, for example, could benefit both the series and, indirectly, the Manager’s reputation. Any such Operating Expense Reimbursement Obligation will be documented and repaid out of future Free Cash Flow before distributions. The Company will disclose in its periodic reports whether any series has outstanding Operating Expense Reimbursement Obligations to the Manager, as such obligations affect the cash available for distribution to investors.

If a series consistently underperforms and the Client earns materially less than anticipated, expenses may exceed revenue for an extended period. In such scenario, the Manager may continue to cover certain essential expenses to keep the series compliant , such as audit and reporting costs,, but it is not required to do so. Under our Operating Agreement, a series will terminate and be wound up in accordance with the Operating Agreement and the applicable Series Designation, including upon dissolution of the Company or upon an event of termination set forth in the Series Designation. Upon liquidation of a series, investors would receive any remaining cash after satisfaction of all debts, including any amounts owed to the Manager or other creditors. In the event of a failed series, the amount available for distribution to investors may be zero.

Series-Level Reporting and Accounting

In addition to the SEC filings, we intend to provide investors with certain updates on each series’ performance through the Platform. This may include periodic summaries of Brand Amount payments received and expenses paid, possibly in the form of an informal investor dashboard or newsletters. However, these will be supplementary and not a substitute for the formal SEC reports. The formal financial statements included in our filings will provide the official record. We anticipate that our accounting will treat each series as a separate unit for financial statement purposes. We may present a combined balance sheet and income statement for the Company with columns for each series (and eliminating any inter-series transactions if any). Investors will thus be able to see the revenues, expenses, and net income (or loss) of the specific series they invested in.

We also intend to provide investors with annual tax information and appropriate updates on a Client’s performance. However, we must balance investor reporting with confidentiality commitments to the Client. The Brand Advisory Agreement’s confidentiality and public announcement provisions may limit how much detail we can disclose about the Client’s earnings beyond public information or information required in securities filings. We expect to disclose aggregate numbers in financial statements and other required reports, while limiting personal details as required by the BAA, applicable law and any league privacy requirements. If necessary, we may seek the Client’s consent for certain disclosures.

Related-Party Transactions

All cash flows described are generally between the series and third parties (Client, vendors) or the series and the Manager. If any other related-party transactions occur, including transactions in which an affiliate of the Manager provides a service to the series for a fee, such transactions will be conducted on arm’s-length terms and disclosed to investors. The primary related-party flows are the Manager’s fees and expense reimbursements already discussed. See “Risk Factors — Risks Related to Conflicts of Interest” for more information.

Operating Expenses

Each series is responsible for its own ongoing expenses. As defined in our Operating Agreement, Operating Expenses of a series include, among other things: the Maintenance Fee payable to the Manager; any fees and costs for professional services, including accounting, audits, state filings and SEC reporting compliance, allocable to that series; insurance premiums for any insurance covering the series or its Client or Manager, including liability insurance and key person insurance on the Client,; any taxes applicable to the series; any legal expenses associated with that series , such as costs of enforcing the BAA or responding to legal claims,; fees of any third-party service providers engaged specifically for that series, including a registrar or transfer agent for that series’ Units, if any,; and any other operational costs that can arise in the course of running the series , including costs of communications to members of that series. Certain of these expenses are predictable, such as the Maintenance Fee and scheduled audit costs, while others arise only as needed, such as legal costs for enforcement.

Certain expenses, such as general marketing of the Platform, common technology expenses, or salaries of personnel who service all series, may be shared across multiple series or the Company as a whole. Our Operating Agreement allows the Manager to allocate such costs among series in a fair and reasonable manner via an Allocation Policy. By way of example, if an annual SEC filing service covers all series, the Manager may allocate the cost proportionally by number of series or by complexity. The Manager has discretion in allocation but must do so consistently and in good faith. By pooling resources, series can benefit from economies of scale. no series will be charged for expenses clearly attributable to another series or to the Manager’s own ordinary overhead and administrative expenses, except to the extent such amounts constitute Operating Expenses or are otherwise payable under the Operating Agreement or the applicable Series Designation.

Each series will maintain its own books and records, and the Manager will ensure that all income and expenses are accounted for at the series level. We plan to prepare financial statements for each series (which may be included in our consolidated financial reporting with appropriate breakout, or provided separately in our annual report as required). The transparency of series-level finances is important so that investors can see how their specific series is performing.

Allocation of Expenses

To the extent relevant, Brokerage Fees, Offering Expenses, Negotiation Fees, Operating Expenses, revenue generated from Series Assets and indemnification payments under the Operating Agreement will be allocated among the various series in accordance with the allocation policy set forth below. Costs and expenses specific to a series offering and the administration of that specific series, such as escrow fees, the Maintenance Fee and any Brokerage Fee, will be allocated to that series, in many cases by deducting those expenses from the gross proceeds of the series offering, as the Manager’s practice will be to allocate items that are attributable to a specific series to be borne by, or distributed to (as applicable), the applicable series. If, however, an item is not allocable to a specific series but to the Company or the Manager in general, it will be allocated pro rata based on the value of the underlying Series Asset held by a series, on the gross proceeds of each series offering, or on the number of outstanding series, as reasonably determined by the Manager or as otherwise set forth in the allocation policy. By way of example, as of the date hereof revenue and expenses will be allocated as follows:

Revenue or Expense Item	Description	Allocation Policy
Brand Advisory Agreement revenues	Amounts received under Brand Advisory Agreements	Allocable directly to the applicable series
Regulatory filing expenses	Filing expenses related to the submission of regulatory paperwork for a series	Allocable pro rata among the applicable series
Marketing expenses	Marketing expenses incurred in connection with one or more series offerings	Allocable directly to the applicable series or pro rata among the applicable series, depending on the actual cost structure
Commission-based broker-dealer fees	Broker-dealer commissions based on the gross proceeds of a series offering	Allocable directly to the applicable series based on the gross proceeds of that series offering
Non-commission broker-dealer fees	Broker-dealer fees other than cash commissions, including onboarding fees and series launch fees	Non-allocable; borne by the Manager
Legal expenses	Legal expenses related to the submission of regulatory paperwork for a series	Allocable pro rata among the applicable series
Audit and accounting expenses	Audit and accounting work related to the regulatory paperwork for a series	Allocable directly to the applicable series
Escrow agent fees	Escrow agent fees for the administration of escrow accounts related to the offering	Allocable pro rata among the applicable series
Compliance and diligence expenses	Compliance work, including diligence related to the preparation of a series offering	Allocable pro rata among the applicable series
Bank fees	Bank transfer fees and other bank account related fees	Allocable directly to the applicable series
Negotiation Fee	A Negotiation Fee specified in the applicable Series Designation specific to each series, calculated by reference to the Initial Advisory Payment of such series’ BAA, inclusive of related transaction expenses, incurred in connection with negotiating and executing a Brand Advisory Agreement	Allocable directly to the applicable series
Transfer agent fees	Transfer agent fees related to a series	Allocable directly to the applicable series
General legal and regulatory expenses	Legal or regulatory fees incurred by the Company generally, and that relate to all series generally	Allocable pro rata among the applicable series
Maintenance fee	A Maintenance Fee specified in the applicable Series Designation for ongoing management and administration of the series, its business, its assets, and the related Brand Advisory Agreement, payable when such series is generating revenues	Allocable directly to the applicable series
Series-specific insurance premiums	Insurance premiums related to a specific series asset	Allocable directly to the applicable series
General insurance expenses	Insurance premiums or expenses, including directors’ and officers’ insurance for the directors and officers of the Manager	Allocable pro rata among the applicable series
Asset management expenses	Fees, costs and expenses incurred in connection with the management of a series asset, including periodic fees associated with athlete audits, income taxes, marketing fees and investigative fees	Allocable directly to the applicable series
Ongoing reporting expenses	Expenses related to ongoing reporting requirements, including Regulation A or Securities Act reporting	Allocable pro rata among the applicable series
Audit, accounting and bookkeeping expenses	Audit, accounting and bookkeeping expenses related to the ongoing reporting requirements of the series	Allocable pro rata among the applicable series
Indemnification payments	Indemnification payments under the Operating Agreement	Allocable directly to the applicable series or, if not readily associated with a particular series, allocated by the Manager in accordance with the Allocation Policy

Offering Expenses and other series expenses will be borne, allocated, reimbursed or assumed as provided in the Operating Agreement and the applicable Series Designation. The Manager may, in its discretion and in writing, assume expenses otherwise allocable to a series. Notwithstanding the foregoing, the Manager may be reimbursed by a series from the proceeds of that series offering for offering expenses actually incurred, in an amount not to exceed 2% of the gross offering proceeds of such series offering.

Industry and Competitive Landscape

We operate at the intersection of the professional sports industry and the alternative investments market. Our business model – securitizing a portion of an individual athlete’s future earnings and offering it to retail investors – is novel and not yet common, but it draws on trends in both industries. Below, we discuss the context, potential competition, and external factors affecting our business environment.

Sports Industry Context

The professional sports industry is massive and composed of various leagues and organizations, each with its own rules regarding player contracts and compensation. Athletes typically earn income through contracts with teams (salary and bonuses) and through endorsements or sponsorships. Traditionally, athletes facing financial needs or looking to capitalize on future value have had limited options: they might take out loans (sometimes using future contract guarantees as collateral), enter into endorsement deals (which pay them based on their fame), or in rare cases, engage in personal brand monetization deals. A precedent for our model can be seen in historical cases like that of Fantex, Inc., which around 2013 launched a platform to buy economic interests in professional athletes’ earnings via tracking stock IPOs. While Fantex gained media attention, it was short-lived and did not become a mainstream mechanism, partly due to regulatory complexities and the difficulty of sustaining a trading market for those securities. Our approach under Regulation A with a series LLC is a more recent innovation, aiming to make such investments feasible on a wider scale.

From the athlete’s perspective, our offering competes with other means of financing or monetization. For example, an athlete might consider our Brand Advisory Agreement versus simply negotiating a higher salary (if possible), seeking an advance from their agent, or signing an endorsement that provides upfront cash. The value proposition we offer is unique in that it directly ties into their professional income and provides supportive services. However, some athletes may be hesitant to sell a slice of their future earnings due to psychological factors or advice from agents/financial advisors who are unfamiliar with our model. A factor in our favor is that we do not take any of the athlete’s off-field earnings, which means the athlete retains full upside on endorsements and other ventures – this could make our model more palatable compared to, for example, an agency that takes a percentage of all income or a loan that has to be repaid with interest regardless of success.

We must also navigate league and players’ association regulations in the sports industry. Most leagues do not explicitly contemplate third-party sharing of player salaries, but they often restrict assignment of player contracts. We structure our agreements carefully as revenue sharing contracts that do not assign or encumber the player’s contract itself, and we obtain direct payment instructions in compliance with payroll practices , including through the use of standard forms for direct deposit splitting where available. There is a risk that a league or players’ union could disapprove of or challenge these arrangements, especially if they perceive it as potentially exploitative of players or in conflict with collective bargaining agreements. As part of our industry landscape, we will monitor any guidance or rules from leagues. If, for example, the NFL or NBA were to adopt a policy prohibiting players from entering into future income contracts, the Company would be required to cease targeting athletes in those leagues. Currently, to our knowledge, no major U.S. league has formal rules prohibiting what we are doing, but the landscape could change as our model gains attention. We may seek informal or formal approval from league officials or players’ associations as we grow, to ensure our model is sustainable within the sports ecosystem.

Alternative Investments and Crowdfunding Landscape

From the investment perspective, our series offerings fall under the broader category of fractional alternative assets or crowdfunding investments. In recent years, platforms have emerged that allow retail investors to buy shares in non-traditional assets such as real estate, art, collectibles, litigation finance, royalties, and income streams. Existing platforms address asset classes such as music royalties, sports memorabilia and shares of private companies. The Manager has studied certain of these platforms, including Musicow, as comparable models. These platforms, including our own, are part of a movement to democratize access to investments that were once only available to large institutions or not available at all. We see this as our broader industry: financial technology (FinTech) companies enabling crowdfunding and fractional ownership.

With respect to direct competition, as of this writing, there are a limited number of companies explicitly operating similar businesses to our business. Vestible, Inc. (mentioned in the context of Vestible Platform) appears to be a venture with a similar concept of investing in athlete income, targeting early-career athletes and using a series LLC structure under Regulation A (their filings indicate a plan to acquire percentages of future income of football, basketball, baseball, and soccer players). Vestible’s platform, if active, could be considered a direct competitor as it would appeal to the same investor base and pool of athletes. We will differentiate ourselves through our branding, the specific services we offer to athletes, and possibly through focusing on different sports or niches. It is also possible that established sports agencies or new startups could attempt their own versions of athlete-backed securities. For example, a large sports agency might consider facilitating investments in their star clients (though this could raise conflict of interest concerns for them). To our knowledge, no major agency has done so yet in a public offering format.

We also face indirect competition for investors’ dollars from other sports-related investments. Some investors might find our series analogous to investing in sports teams or leagues , such as purchasing equity in publicly traded sports franchises or media companies with sports-related revenue or even participating in daily fantasy sports or sports betting as a form of engagement with athlete performance , although such activities have materially different risk profiles. Additionally, as an entertainment investment, our business might be compared with investing in music artists’ royalties or film box office shares. While the underlying assets differ, the common theme is investing in future revenue streams of talent or content. We consider any platform that offers income-sharing with talent , whether in music, acting or other fields, as part of the competitive landscape insofar as it educates investors to the concept and, conversely, if a high-profile failure were to occur, it could impact investor appetite across the board.

Our competitive strategy emphasizes transparency and the cultivation of mutually beneficial relationships with Clients. We seek to attract high-potential, early-career talent by offering competitive terms and demonstrating the value of the Advisory Services and brand support provided to each Client. If the Company establishes a reputation as a supportive partner to athletes, rather than solely a financing source, the Manager believes that athlete interest in the platform will increase, providing a competitive advantage in sourcing Brand Advisory Agreement opportunities. On the investor side, the Company intends to build credibility through regulatory compliance, clear and complete disclosures, timely distributions when available, and accurate and current investor communications. As an early participant in this market, the Company recognizes that any operational or compliance failures could undermine confidence in the model broadly. Accordingly, the Company views responsible operation as both a regulatory obligation and a competitive imperative.

Market Acceptance and Growth

The market for investing in athletes’ earnings is still in its infancy. A critical aspect of our industry landscape is investor education and acceptance. Many potential investors may be unfamiliar with investments of this nature and may require education regarding how returns are generated and the risks associated with an investment tied to an individual athlete’s career. The Company and other market participants will need to invest in market education. If the Company is successful and investors realize returns, this sector could develop into a significant new asset class. Considering that the sports industry’s athlete payrolls run in the tens of billions of dollars annually, even a small fraction of that amount structured as investable securities could represent a substantial market. Conversely, if early series underperform or if negative publicity arises, including adverse media coverage involving a Client, public perception of the model could be materially harmed. As an early participant in this market, the Company must carefully manage both investor and Client relationships to support the market’s development.

Regulatory changes could also shape the competitive landscape. Any modifications to Regulation A or securities laws that make it easier or harder to do what we do will affect potential entrants. Similarly, if leagues or governmental authorities impose rules restricting or regulating athlete income-sharing arrangements, the Company’s operations could be materially affected. We keep abreast of policy discussions around athlete income assignment, sports betting , and financial innovation in sports.

While we currently face relatively few direct competitors in offering fractional investments in athletes’ Brand Income, we operate in a broader competitive environment that includes other alternative investment platforms and the traditional sports finance ecosystem. Our success will depend on effectively carving out a reputation and niche within this environment. We believe the novelty of our product is both an opportunity and a challenge: we have the chance to lead in creating a new market, but we also must overcome the lack of historical precedent and any skepticism from potential stakeholders. We will continue to monitor the competitive landscape and adjust our outreach and offerings to maintain a compelling value proposition for both investors and athletes.

Government Regulation and Compliance

Our business and the offering and sale of Units are subject to extensive federal and state laws, rules and regulations, including securities laws, broker-dealer and offering-related requirements, ongoing reporting obligations, investment company and investment adviser considerations, tax rules, data privacy requirements, and laws and policies applicable to professional sports and athlete compensation arrangements. These regulatory frameworks are complex and may change over time, and any new or modified laws, rules, regulations, interpretations or policies could require us to modify our business model, offering structure, Platform operations, disclosure practices or contractual arrangements with Clients. We intend to operate in compliance with applicable regulatory requirements and to update investors regarding material regulatory developments, but we cannot assure investors that future regulatory changes or interpretations will not adversely affect the Company, any series, the Manager, the Platform, the Brand Advisory Agreements or the value of an investment in Units. See “Risk Factors — Risks Related to Government Regulation” for more information.

We operate in a regulated environment spanning securities law, investment company law, and sports-specific considerations. We have implemented compliance measures to address these areas of concern and we will provide investors with transparent reporting. The success of our business not only hinges on athlete performance but also on strict adherence to these legal and regulatory frameworks, which we regard as essential to protect our investors and Clients and to maintain our authorization to operate. We encourage investors to review our filings and communications, and we remain available to answer regulatory or compliance-related questions through the Platform’s investor relations channels.

In the event of any material regulatory developments, we will update investors via Form 1-U or in our annual reports. For example, if a new law is passed that limits such revenue sharing contracts, or if the SEC provides new guidance that impacts how we account for series, we would disclose the implications.

Regulation A and the Securities Act of 1933

The Units in our series to be offered to investors are securities under U.S. law. We are conducting these offerings under Tier 2 of Regulation A as qualified by the SEC. Tier 2 of Regulation A allows us to offer securities to the general public subject to certain limits and ongoing reporting requirements, without registering the securities under the Securities Act of 1933, as amended (the “Securities Act”). Each series offering must be qualified by the SEC before sales may occur, meaning the SEC has reviewed and permitted the offering to proceed, although SEC qualification does not imply approval or endorsement of the investment’s merits.

As a Tier 2 Regulation A issuer, we are required to file the following reports with the SEC:

●	Annual Report on Form 1-K: Within 120 days after the end of each fiscal year, we will file an annual report containing, among other information, audited financial statements for the year, a discussion of our business and each series’ performance, management updates, and other disclosures similar to what would be in a Form 10-K for a public company. Because we are a series company, our financial reporting will either include combined or consolidated financials showing each series (and the Company) or separate financial statements for each series, as appropriate under SEC rules. The annual report will also update certain business and risk disclosures as needed.

●	Semiannual Report on Form 1-SA: Within 90 days after the end of the first six months of each fiscal year, we will file a semi-annual report with unaudited interim financial statements and a shorter management discussion and analysis of operations for the first half of the year.

●	Current Reports on Form 1-U: We will file current reports to disclose important events , which serve a function analogous to Form 8-K for Exchange Act reporting companies. For example, if a new series is qualified and launched, if we enter into a material contract like a significant Brand Advisory Agreement not previously described in this Offering Circular, a change in Manager or key governance, significant legal proceedings, or other material happenings, we will file a 1-U within 4 business days of the event , or within such other timeframe as may be required by the applicable form. If a Client of a series experiences an event that materially affects the applicable series, such as a career-ending injury or announced retirement, we may file a Form 1-U to inform investors of the impact.

These reports will be made available on the SEC’s EDGAR website for free access by the public. We will also post links or copies on our Platform for investors’ convenience. By investing, investors consent to receive these reports electronically. We do not plan to mail paper reports. The reporting obligations will continue annually until either we terminate them by deregistering, which generally may not occur until the series have fewer than the applicable minimum number of holders and certain other conditions are satisfied, or if we register the securities under the Exchange Act , which the Company does not currently intend to do.

If and when the Company (or a series) is no longer required to file reports , including if all series operations have been completed and the Company has fewer than 300 holders and elects to exit the Regulation A reporting regime,, we would inform investors of this event. Until that time, investors can expect at least annual and semi-annual updates for the foreseeable future. Since each series will have an expected life tied to the athlete’s career, which may extend for many years,, we anticipate needing to provide ongoing reporting for as long as any series remains active and investors hold such series’ Units.

State Blue-Sky Law

Tier 2 offerings pre-empt state securities law registration, which means we generally do not have to register or qualify each offering in individual states. However, we are subject to state anti-fraud provisions and may need to file notice filings in certain states or pay state filing fees. We have taken steps to ensure we meet any such requirements. Additionally, Andes and our Platform conduct the necessary investor residence verifications and other compliance checks to facilitate an orderly multi-state offering process. Investors from all states in the U.S. , and potentially certain foreign jurisdictions at the Manager’s discretion, are eligible to invest, provided the legal requirements are satisfied. We currently limit sales to U.S. persons and a small number of non-U.S. persons on a case-by-case basis. If we do accept non-U.S. investors, we will comply with any necessary offshore offering regulations , including Regulation S under the Securities Act for offers conducted outside the United States.

Investment Company Act of 1940

We have structured the Company and each series with the intention of avoiding regulation as an “investment company” under the Investment Company Act of 1940 (the “1940 Act”). The 1940 Act is a federal law that imposes strict requirements on companies primarily engaged in investing or trading in securities , such as registered investment companies. Under Section 3(a)(1)(A) of the 1940 Act, an entity is an investment company if it is engaged primarily in the business of investing, reinvesting, or trading in securities. Our Company’s primary business is entering into Brand Advisory Agreements with athletes and managing those agreements, which the Company does not view as investing in “securities.” A Brand Advisory Agreement is a contract for a share of personal earnings, not a stock, bond or other traditional security, and the payments thereunder depend on the Client’s personal services and athletic performance. We believe that each series’ asset (its BAA) is not a security but rather a commercial contract, and thus the series is not holding an investment security. Accordingly, the Company, when viewed in the aggregate across all series, is not in the business of investing in securities; rather, the Company’s business consists of providing Advisory Services and earning contractual income under Brand Advisory Agreements.

Even under the 1940 Act’s broader definition in Section 3(a)(1)(C) (which looks at an entity that holds more than 40% of its assets in “investment securities”), we contend that the assets of each series (and thus of the Company in aggregate) are not “investment securities” because, again, a revenue-sharing contract tied to personal endeavor is not a security as that term is defined for 1940 Act purposes. To reinforce this, we do not plan for any series to hold a portfolio of securities; they will hold cash and a BAA (and maybe short-term deposits for cash management). We will also not engage in trading or acquiring securities with the series’ funds (aside from perhaps placing idle cash in money market funds or bank accounts, which are generally not counted toward the 40% test due to exceptions for cash/cash equivalents).

Therefore, we believe the Company and its series are not investment companies and are not subject to the 1940 Act’s requirements. If a series were deemed to be holding securities , including in the event that a BAA were construed as an investment in the Client akin to a security, we would take steps to ensure we remain within an exclusion or exemption of the 1940 Act. Certain exclusions and exemptions are available under the 1940 Act, but the Company does not anticipate needing to rely on those provisions given its current business model. We will monitor our activities and assets to prevent any inadvertent status as an investment company. The consequences of being subject to the 1940 Act could be material, as registration could require the Company to fundamentally alter its structure to comply with leverage, custody, governance and other requirements. Avoidance of such classification is therefore a significant operational priority. The Company’s counsel has analyzed this issue and will continue to monitor developments, particularly if the Company’s business scope changes.

Investment Advisers Act of 1940

The Manager, Agentiq Sports, Inc., is not registered as an investment adviser under the Investment Advisers Act of 1940. We do not believe such registration is required because the Manager’s activities, while they involve managing the assets of the series, do not involve providing advice to others about securities for compensation – rather, the Manager is managing its own assets (through the Company/series structure) and the compensation it receives is in the form of Managerial fees, not advisory fees from clients. Additionally, the nature of our asset (the BAA) is not a security, so the Manager is not advising on securities. If our interpretation of the law changed or if we found ourselves offering any individualized investment advice to investors, we would revisit the need for adviser registration. Currently, the Manager acts in a Managerial capacity similar to a general partner of a series of limited partnerships, which is generally excluded from the Advisers Act (the “internal adviser” exemption for managing member advice to the fund it manages).

Securities Exchange Act of 1934

As noted, in our offering process we utilize a registered broker-dealer (Andes Capital Group) to ensure compliance with FINRA rules and securities sale regulations. The Manager itself is not a broker-dealer and will not receive commissions for selling Units. The Platform’s role is primarily as a technology provider and facilitator, with the actual sale of units being conducted through the broker’s oversight. We have taken steps to structure any compensation in compliance with broker-dealer regulations (for example, Andes Capital is compensated via the Broker Fee disclosed for each series, and no unregistered persons are paid transaction-based compensation for soliciting investors). We also comply with anti-money laundering and know-your-customer requirements through our broker and escrow arrangements, verifying all investors’ identities and sources of funds as required by law.

Privacy and Data Security

In operating the Platform, we collect personal information from users , including names, addresses, social security numbers for tax reporting and bank account information for payments. We are subject to data privacy and protection laws including Regulation S-P , which requires investor privacy notices, and potentially state privacy laws. We maintain a privacy policy that conforms with these requirements and have implemented security measures to protect user data. We are committed to safeguarding investor information and complying with all applicable privacy regulations.

ERISA

The Employee Retirement Income Security Act (ERISA) and IRS rules have implications if retirement plan investors , such as individual retirement accounts or 401(k) plans, invest in our series. We do not currently anticipate significant investment from ERISA plan assets, but to the extent such investment occurs, the Company intends to structure each series to avoid violation of applicable plan asset regulations and prohibited transaction rules, which generally requires maintaining benefit plan participation below 25% of a series or qualifying for an applicable exemption. The Company will include appropriate legends and representations in the subscription documents to address ERISA compliance.

Sports Gambling Laws

Although seemingly unrelated, with the rise of sports betting, regulators or leagues might scrutinize anything that looks like betting on a player’s performance. Our product is an investment, not a wager, but we will be mindful to distinguish it clearly. We do not permit any form of “betting” or short-term trading on player outcomes – investments in our series will be an investment in a long-term investment contract.

Employees

Neither the Company nor any of its series has any employees.

Legal Proceedings

From time to time, we, the Manager, our series or our Clients may become involved in claims, litigation, arbitration, regulatory inquiries or other proceedings arising in the ordinary course of business, including matters relating to the offering and sale of Units, the operation of the Platform, the administration or enforcement of Brand Advisory Agreements, payments of Brand Amounts, intellectual property, publicity rights, employment or contractor matters, data privacy and security, or other commercial disputes. As of the date of this Offering Circular, we are not aware of any legal proceedings pending or threatened against the Company, any series, the Manager or any Client that we believe would have a material adverse effect on our business, financial condition, results of operations, any series or the value of an investment in Units. Any future proceeding, whether or not resolved in our favor, could be costly, time-consuming, disruptive to our business and relationships, and could divert the attention of the Manager and other personnel from operating the Company, the Platform and the series.

USE OF PROCEEDS

The expected use of proceeds of each series offered pursuant to this Offering Circular and the description of each series’ underlying asset are set forth below.

Agentiq Sports 1 Series RC

We estimate that the gross proceeds of the offering of Agentiq Sports 1 Series RC Units will be $1,290,000 assuming the Maximum Series Offering Amount is sold. The following table breaks down the anticipated use of proceeds into different categories under various funding scenarios:

Raise Amount:	$1,290,000 (Maximum)	Percent of Gross Proceeds (%)
Uses
Broker Fee (1)	$12,900.00	1.00
Negotiation Fee (2)	$51,600.00	4.00
Vendor Fees (3)	$8,980.00	*
Legal/Audit/Accounting/Escrow	$8,000.00	*
Operating Reserves	$8,520.00	*
Initial Advisory Payment	$850,000.00	65.90
Repayment of Manager Promissory Note (4)	$350,000	27.10
Total Proceeds	$1,290,000.00	100.00

(1)	The Broker Fee will be 1.00% of the gross proceeds and will be payable to Andes Capital Group LLC.

(2)	Series RC will pay the Manager the Series RC Negotiation Fee in an amount not to exceed 4% of the Initial Advisory Payment specified in the Series RC Series Designation, or $51,600, which amount is inclusive of the Manager’s compensation and associated out-of-pocket costs and expenses incurred in identifying, sourcing, structuring, negotiating, documenting and closing the Brand Advisory Agreement. The Negotiation Fee will be adjusted downward if the Initial Advisory Payment actually paid to the Client is less than the amount initially contemplated.

(3)	Vendor Fees include escrow and transfer agent fees allocated to the series.

(4)	The Manager Promissory Note issued by the Series to the Manager shall be repaid after payment in full of the Initial Advisory Payment.

The Manager will not be reimbursed for offering expenses advanced to Series RC from the proceeds of the Series RC series offering.

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The Manager reserves the right to modify the use of proceeds based on the factors set forth above.

DESCRIPTION OF THE SERIES AND THEIR ASSETS

This section describes the terms, structure and principal assets of each Series offered pursuant to this Offering Circular, including the Series Asset held or to be held by the applicable Series, the related Brand Advisory Agreement, the Client, and the series-specific economic terms, of our series, if any. Each Series is established as a separate series of the Company pursuant to the Operating Agreement and the applicable Series Designation, and the specific terms and characteristics of each Series, including its capital structure, fees and expenses, distribution mechanics, governance provisions, Series Asset and any Series-specific rights, limitations or conditions, are set forth in and governed by the applicable Series Designation, as supplemented by the related Series BAA and the other transaction documents described herein. The following descriptions are intended to provide investors with a Series-level summary of the relevant assets and transaction terms and should be read together with the applicable Series Designation, the related Series BAA, “Description of the Securities Being Offered,” “Management,” “Use of Proceeds” and “Risk Factors.”

Agentiq Sports 1 Series Ronny Cruz

Agentiq Sports 1 Series Ronny Cruz (“Series RC”), a designated series of Agentiq Sports 1 Series LLC, was established on May 12, 2026 to allow investors to participate in a contractual right to receive a fixed percentage of the on-field professional baseball income generated by Ronny Cruz, a top 100 baseball prospect who has been ranked as a Top 100 prospect by Baseball America and FanGraphs and has been reported as entering MLB Pipeline’s Top 100, over the course of his career.

Series RC Designation

The following table contains a summary of certain terms of the Series Designation governing Series RC (the “Series RC Designation”) which may be material to a prospective investors subscription for the RC Units. The Series RC Series Designation sets forth the series-specific terms of Series RC within the Company’s broader series limited liability company structure. This summary is qualified in its entirety by reference to the Series RC Series Designation attached as an exhibit to the Offering Statement of which this Offering Circular forms a part.

Name of Series:	Agentiq Sports 1 Series Ronny Cruz

Effective Date of Establishment:	May 12, 2026

Manager:	Agentiq Sports, Inc.

Series Asset:	The asset of the Series shall be comprised of all rights, title, and interest in and to that certain Amended and Restated Brand Advisory Agreement, dated as of June 12, 2026, by and between the Series and Ronny Cruz (which amends and restates the Brand Advisory Agreement originally dated May 12, 2026).

Maintenance Fee:	Subject to the revenue condition set forth below, as an annual, ongoing expense of the Series, the Series shall pay to the Manager a maintenance fee (the “Series RC Maintenance Fee”) for the Manager’s management and administration of the Series, its business, its assets and the Brand Advisory Agreement. The Series RC Maintenance Fee shall be equal to two and one-half percent (2.5%) per annum of the aggregate Capital Contributions made to the Series, calculated as of the applicable payment date or such other measurement date as the Manager may reasonably determine consistent with the Operating Agreement. The Series RC Maintenance Fee shall be payable quarterly in arrears from funds legally available therefor and shall be treated as an expense of the Series. Promptly following the closing of the applicable Offering for the Series, the Series shall pay to the Manager any portion of the Series RC Maintenance Fee that accrued prior to such closing but was not previously paid; provided, that the Series RC Maintenance Fee shall be pro-rated for any partial period during which it first becomes payable. Notwithstanding anything to the contrary in this Series Designation or the Operating Agreement, the Series RC Maintenance Fee shall not accrue, become due or be payable unless and until the Series is generating revenues. For the avoidance of doubt, any catch-up payment shall apply only to amounts that accrued in accordance with the revenue condition set forth in the immediately preceding sentence.

Negotiation Fee:

The Series shall pay to the Manager a one-time negotiation fee (the “Series RC Negotiation Fee”) in an amount not to exceed $51,600, which amount is inclusive of the Manager’s compensation and associated out-of-pocket costs and expenses described in this section and represents four percent (4%) of the $1,200,000 initial advisory payment payable by the Series to the Client under the Brand Advisory Agreement; provided, that if, following the termination or completion of the Offering, the amount of such initial advisory payment actually paid to the Client is less than $1,200,000, the Negotiation Fee shall be adjusted downward to equal four percent (4%) of the amount actually paid. The Negotiation Fee covers costs and expenses incurred in identifying, sourcing, structuring, negotiating, documenting and closing the Brand Advisory Agreement, including fees and expenses payable to any agent or intermediary of the Client and customary deal expenses such as travel and lodging, diligence and background checks, third-party research, legal and documentation costs and closing-related technology or data-room charges.

The Series RC Negotiation Fee shall be payable at or promptly following each closing of the Offering from the gross proceeds of the Offering.

Expense Reimbursement:

Subject to the Operating Agreement, the Manager may be reimbursed by the Series for operating expenses assumed or advanced by the Manager on behalf of the Series pursuant to an Operating Expense Reimbursement Obligation or as otherwise determined by the Manager in accordance with the Operating Agreement.

The Manager has waived its right to reimbursement for Offering expenses advanced on behalf of the Series.

Manager Loans	The Manager is authorized, in its sole discretion, to make loans to the Series on such terms, including interest, as the Manager determines, consistent with the Operating Agreement.

Distributions:	Distributions of Free Cash Flow, if any, shall be made to holders of Units pro rata in accordance with their respective Unit holdings, subject to the limitations and procedures set forth in the Operating Agreement. No distributions in kind of Series Assets shall be made.

Brand Advisory Agreement with Ronny Cruz

On May 12, 2026, Series RC entered into a Brand Advisory Agreement with Ronny Cruz, a professional baseball player. On June 12, 2026, the parties entered into the Amended and Restated Brand Advisory Agreement (the “Series RC BAA”), which amends and restates the original agreement in its entirety. Pursuant to the Series RC BAA, Mr. Cruz sold, assigned and granted to us, as of the Commencement Date and continuing through the Term, the contractual right to receive the Brand Amount, which is equal to 10% of his Brand Income. Brand Income under the Series RC BAA means gross monies, compensation, or other consideration earned by or payable to Mr. Cruz after the Commencement Date solely as a result of his direct participation, performance, or employment as a professional athlete in the Principal Business, including base salary, signing bonuses, performance bonuses, prize or award money, and other earnings directly attributable to his on-field activities and services as a professional athlete, subject to the permitted deductions and exclusions set forth in the Series RC BAA. For purposes of the Series RC BAA, “Principal Business” is limited to Mr. Cruz’s primary professional occupation as a professional baseball player in Major League Baseball and its affiliated minor league system, Nippon Professional Baseball in Japan, the Korea Baseball Organization, and the Mexican League (Liga Mexicana de Béisbol). Compensation from leagues, tournaments, or competitions not listed in the Series RC BAA, including independent leagues, winter leagues, and exhibition play, does not constitute Brand Income. Brand Income also excludes all compensation, fees, royalties, and other consideration received for endorsements, sponsorships, personal appearances, speaking engagements, licensing of name, image or likeness, merchandising, or other off-field commercial activities.

In consideration of the Brand Percentage to be received by us under the Series RC BAA, Ronny Cruz will be entitled to receive an Initial Advisory Payment of $1,200,000 and Advisory Services, with $350,000 payable within 30 days following June 12, 2026 (the “Restatement Date”) and the remaining unpaid balance guaranteed by Series RC and payable within five (5) months following the Restatement Date, which may be funded from the proceeds of this Offering; if the full Initial Advisory Payment has not been paid by the Outside Date (which, under the Series RC BAA, is the date that is five (5) months following the Restatement Date), the Brand Percentage will automatically adjust on a pro rata basis as provided in the Series RC BAA. The Advisory Services include strategic brand enhancement and promotional advisory services, and Mr. Cruz has agreed to participate in periodic planning meetings, provide 300 autographed items for fan engagement initiatives, promotional campaigns or the series offering, and participate in one annual in-person fan engagement event organized by Series RC, in each case subject to the terms of the Series RC BAA. The initial $350,000 payment to Mr. Cruz is being funded by a promissory note issued by the series to the Manager, which is repayable out of the proceeds of this offering after payment in full of the Series RC Initial Advisory Payment. See “Certain Relationships and Related Party Transactions — Series RC Manager Promissory Note” for more information.

Based on the Manager’s internal evaluation of Mr. Cruz’s current professional profile, recent performance, public prospect rankings and potential opportunities for advancement, the Manager currently believes that Mr. Cruz may have a reasonable prospect of earning Brand Income under the Series RC BAA during the term of the investment. See “Prospect Rankings and Independent Evaluations” for more information. However, any such assessment reflects only the Manager’s subjective internal analysis and assumptions, is inherently uncertain, and should not be viewed as a prediction or assurance that Mr. Cruz will be promoted within the affiliated minor league system, to MLB, sign with or play in any other qualifying professional baseball league, reach any compensation level on any particular timeline, including the MLB league minimum, or otherwise generate Brand Income on any particular timeline or at all. See “Risk Factors — Risks Related to Our Business and Industry — Assumptions regarding a Client’s potential to generate Brand Income may prove inaccurate, and investors should not rely on any expectation regarding the timing or likelihood of advancement to, or participation in, any qualifying professional league or competition.” for more information.

During the Term, Ronny Cruz must open and maintain a Participation Account at a bank or financial institution willing to execute the Account Control Agreement and otherwise reasonably acceptable to the series, execute and deliver the springing Account Control Agreement, designate and direct one hundred percent (100%) of his Brand Income to be deposited directly into the Participation Account (including by establishing direct deposit with and delivering payment directions to each payor of Brand Income), and establish and maintain an automatic bi-weekly transfer of the Brand Amount from the Participation Account to the Company Account, in each case subject to the fallback direct-remittance procedures set forth in the Series RC BAA. Ronny Cruz must also maintain complete and accurate books and records of contracts generating Brand Income, Brand Income earned or received and calculations of Brand Amounts payable to Series RC, including contracts, pay stubs, earning statements, invoices, bank statements and records of any expenses or deductions claimed under the definition of Brand Income, and must retain those records during the Term and for 12 months after termination or expiration of the Series RC BAA. In addition, Ronny Cruz must deliver a Semi-Annual Report to the Manager within 10 business days after each June 30 and December 31 during the Term, including the total Brand Income earned or received during the applicable six-month period, the Brand Amount owed to Series RC, year-to-date summaries and other information reasonably requested by Series RC, together with supporting documentation. Series RC, the Manager or their designee may examine, audit and copy relevant books, records and accounts of Ronny Cruz and his Affiliates during the Term and for 12 months after the Term to verify the accuracy of Semi-Annual Reports and Brand Amount payments, subject to the audit procedures and limitations set forth in the Series RC BAA.

The Term of the Series RC BAA commences on the Effective Date and, unless earlier terminated in accordance with its terms, will continue until the earlier of: (i) the date that is two years after Ronny Cruz’s official retirement or permanent cessation from actively engaging in the Principal Business, subject to automatic continuation if he resumes active participation in the Principal Business during such two-year termination tolling period; and (ii) the 25th anniversary of the Effective Date of the Series RC BAA. The Series RC BAA may also be terminated earlier by mutual written agreement of the parties or for an uncured material breach following the applicable notice and cure period, and certain Collection Failures, deposit instruction failures, Account Control Agreement failures and intentional diversion of Brand Income constitute material breaches. The Series RC BAA does not terminate solely because the Initial Closing of the series offering does not occur by the Outside Date. If Ronny Cruz resumes active participation in the Principal Business after the end of the termination tolling period and the Series RC BAA has terminated, he must pay the Brand Percentage with respect to his Brand Income to a Revenue Share Trust established for the former members of the applicable series, as provided in the Series RC BAA.

If Ronny Cruz voluntarily ceases to engage in the Principal Business prior to the fifth anniversary of the Effective Date of the Series RC BAA for any reason other than Good Reason, he must repay to Series RC, as liquidated damages, an amount equal to (a) the aggregate Initial Advisory Payment actually received by him, plus interest at the lesser of (i) the Prime Rate plus 5% per annum, compounded monthly from the Early Termination Date to the date of repayment and (ii) the maximum rate permitted by applicable law, minus (b) all Brand Amount payments actually made by him to Series RC prior to the Early Termination Date. Such repayment is due in full within 30 days after Ronny Cruz’s cessation of the Principal Business; provided that if the Brand Amounts paid to Series RC exceed the amount otherwise payable under clause (a), no amounts will be owed to Series RC. “Good Reason” exists only if Ronny Cruz’s voluntary early cessation of the Principal Business is due to a significant, documented injury, illness or medical condition (a “Major Injury”) that either renders him physically unable to continue performing in the Principal Business or, if he were to continue, would pose a substantial risk of permanent harm to his health beyond the ordinary risks of the profession. The existence of Good Reason is determined in good faith by the parties, and if the parties disagree, the determination will be made by a qualified independent physician in accordance with the procedure set forth in the Series RC BAA.

Athlete Overview

Ronny Cruz is a professional baseball player currently ranked as a top 100 baseball prospect. Mr. Cruz is a right-handed-hitting, right-handed-throwing infielder listed at 6 feet 2 inches and 170 pounds, born August 24, 2006, in Santo Domingo, Dominican Republic. He is currently in the Washington Nationals organization and has been assigned to the Wilmington Blue Rocks, the club’s High-A affiliate in the South Atlantic League; he has logged defensive appearances at shortstop, third base, and second base, with shortstop as his primary position. Cruz attended Miami Christian School (Miami, Florida) after moving from the Dominican Republic, where he established himself as a notable prep prospect and had been committed to the University of Miami prior to signing professionally. He was selected by the Chicago Cubs in the third round (90th overall) of the 2024 MLB Draft and signed on July 20, 2024; on July 31, 2025, the Washington Nationals acquired him from the Cubs in a trade that sent Michael Soroka to Chicago.

Mr. Cruz is under a standard Minor League player contract within the Washington Nationals’ farm system and has accrued no Major League service time; he has not appeared in any MLB games and therefore has no Major League statistics.  Consistent with the minor-league compensation framework negotiated in the first Minor League CBA, players at the High-A level receive at least $920 per week during the championship season, with club-provided in season housing, two meals per day, and a $31.50 per diem; spring training and certain offseason training periods are compensated at specified weekly rates, and offseason “dead periods” remain unpaid.  If added to a Major League roster, pre-arbitration players earn no less than the MLB minimum salary, which is $780,000 for the 2026 season under the 2022–2026 MLB collective bargaining agreement; 2027 minimums will be determined in the next CBA following the current agreement’s December 1, 2026 expiration.

In light of the foregoing and due to the terms of the Series RC BAA, it could take a number of years for investors to recover their initial investment, and if Ronny Cruz’s career as a professional athlete is cut short, or his earnings otherwise decrease over time, investors may never recover their initial investment. For example, by way of illustration only, if Ronny Cruz is added to a major league roster and his annual salary remained static at $780,000 per year, the annual Brand Amount payable to Series RC would be approximately $78,000 per year. However, before any distributions are made to investors, the series must first pay its Operating Expenses and the Manager may retain additional reserves in its sole discretion. As a result, it could take a significant period of time before investors could expect to recover their initial investment in full, and there can be no assurance that the series will generate sufficient Free Cash Flow to begin making distributions to investors within any particular timeframe. As discussed above in the Risk Factors section, the average career length of a player in the major leagues is less than five (5) years, which raises substantial doubt about Ronny Cruz’s ability to generate sufficient Brand Income over the length of his career for investors to recover their initial investment. See “Risk Factors — Risks Related to This Offering and Ownership of Our Units — Distributions, if any, will vary and may be delayed, reduced, or suspended” and “Risk Factors — Risks Related to Our Business and Industry — Each series is tied to the career outcomes of a single athlete, creating concentrated exposure to unpredictable events” for more information.

Athlete Statistics

2025

Arizona Complex League (Rookie) — 48 G, 188 PA, 174 AB, 20 R, 47 H, 10 2B, 6 3B, 2 HR, 21 RBI, 10 SB, 7 CS, 10 BB, 35 SO, .270 AVG, .314 OBP, .431 SLG, .745 OPS.

2026

Fredericksburg Nationals (Single-A) and Wilmington Blue Rocks (High-A) — Combined through May: 36 G, 165 PA, 144 AB, 30 R, 40 H, 5 2B, 2 3B, 7 HR, 26 RBI, 19 SB, 6 CS, 16 BB, 44 SO, .278 AVG, .370 OBP, .486 SLG, .856 OPS; Fredericksburg (A): 14 G, 63 PA, .333/.460/.627 with 3 HR and 15 SB; Wilmington (A+): 22 G, 102 PA, .247/.314/.409 with 4 HR.

Manager’s Evaluation of the Series RC Brand Advisory Agreement

The Manager has determined that the Series RC BAA represents a compelling economic opportunity for the Series and its investors, based on Mr. Cruz’s current prospect profile, recent on-field performance, independent third-party rankings, and the relationship between Top 100 prospect status and professional baseball career outcomes, including the potential to generate Brand Income from covered compensation earned in the Principal Business. This evaluation reflects only the Manager’s subjective internal analysis and assumptions as of the date of this Offering Circular and should not be construed as a guarantee or prediction of future performance, advancement within the affiliated minor league system, promotion to MLB, participation in any other qualifying professional baseball league or competition, compensation or Brand Income.

Prospect Rankings and Independent Evaluations

As of May 2026, Mr. Cruz has been ranked No. 91 overall by Baseball America (May 2026 update), No. 85 overall by FanGraphs (with a Future Value grade of 50) and the 4th-ranked prospect in the Washington Nationals organization by FanGraphs, and has been reported as entering MLB Pipeline’s Top 100. Baseball America’s Geoff Pontes has publicly compared Mr. Cruz’s early-career developmental trajectory to that of Fernando Tatis Jr., and FanGraphs’ Eric Longenhagen has compared his offensive profile to that of Junior Caminero, citing elite bat speed and weaponized power.

In 2026, Mr. Cruz slashed .333/.460/.627 with 3 home runs, 8 extra-base hits and 15 stolen bases in 14 games at Single-A Fredericksburg, earning promotion to High-A Wilmington despite never having played above the Arizona Complex League prior to 2026. Through his combined 2026 season (36 games), he has posted a .278/.370/.486 line with 7 home runs, 19 stolen bases and an .856 OPS, a substantial improvement over his 2025 Arizona Complex League performance (.270/.314/.431, ..745 OPS in 48 games). FanGraphs assigns Mr. Cruz a 50/60 future raw power grade, notes peak exit velocities of 110 mph with an EV90 of 105.5 mph and a 43% hard-hit rate, plus arm strength (55-grade) and defensive versatility across shortstop, second base and third base. The Manager believes that this accelerating trajectory, combined with Mr. Cruz’s age (he will not turn 20 until August 2026) and the Nationals’ aggressive promotion schedule, evidences strong organizational conviction in his talent.

Historical Outcomes for Top 100 Prospects

According to a January 2026 Baseball America study of its Top 100 Prospects lists from 1990 through 2022, approximately 91.2% of the 1,794 players who appeared on at least one Top 100 list ultimately reached the major leagues, with the rate improving to approximately 96% since 2010; players ranked 81 through 100—the range in which Mr. Cruz currently falls—reached the majors approximately 89–90% of the time, compared with only approximately 17.6% of all signed MLB draft picks. The same study found that approximately 46% of Top 100 prospects achieved 5 or more career Wins Above Replacement (“WAR”), 33% achieved 10 or more WAR, 18% achieved 20 or more WAR and 9% achieved 30 or more WAR.

The following table provides an illustrative framework for evaluating potential major-league salary outcomes for a Top 100 prospect and the corresponding Brand Amount that would be payable to the Series under the Series RC BAA. The table is based on historical performance outcomes, the current MLB economic structure, the 2026 MLB minimum salary of $780,000, the reported 2026 average MLB salary of approximately $5.34 million, the reported 2026 median MLB salary of approximately $1.4 million, and publicly reported career salary ranges for established and elite players. These figures are estimates only and should not be relied upon as predictions of Mr. Cruz’s future performance, compensation, Brand Income or Brand Amounts.

Illustrative Outcome Tier	Approximate Historical Top 100 Cohort	Typical Time to Reach Salary Tier After MLB Debut	Illustrative Annual MLB Salary Band	Illustrative Career MLB Salary Band	Illustrative Brand Amount to Series at 10%
Does not reach MLB	Approximately 9% to 11%	Not applicable	$0 MLB salary	$0 MLB salary	$0 from MLB salary
Brief MLB career or limited role player, less than 5 career WAR	Approximately 45%	1 to 5 years	Approximately MLB minimum to $3 million	Approximately $3 million to $15 million	Approximately $300,000 to $1.5 million
Useful contributor or lower-end regular, 5 to 10 career WAR	Approximately 13%	3 to 7 years	Approximately $1 million to $8 million	Approximately $15 million to $40 million	Approximately $1.5 million to $4 million
Solid regular, 10 to 20 career WAR	Approximately 15%	4 to 10 years	Approximately $3 million to $15 million or more	Approximately $40 million to $100 million	Approximately $4 million to $10 million
Star-level player, 20 to 30 career WAR	Approximately 9%	6 to 12 years	Approximately $10 million to $30 million or more	Approximately $100 million to $200 million	Approximately $10 million to $20 million
Superstar or franchise-level player, 30 or more career WAR	Approximately 9%	6 to 15 years or more	Approximately $20 million to $40 million or more	Approximately $200 million to $400 million or more	Approximately $20 million to $40 million or more

The following table separately illustrates the potential timing of Brand Income if Mr. Cruz remains in the minor leagues for a period of time and is later added to a Major League roster. This table is not a projection of Mr. Cruz’s call-up date, service-time status, compensation or future Brand Income. It is included only to illustrate that the Series may receive Brand Amounts during the minor-league period, but that the magnitude of such Brand Amounts would generally be expected to increase materially only if Mr. Cruz reaches the major leagues and earns MLB-level compensation.

Career Stage	Illustrative Calendar Year if MLB Debut Occurred in 2027	Typical Compensation Status	Illustrative Compensation Subject to Brand Amount	Illustrative Brand Amount to Series at 10%
Minor-league period	Before MLB debut	Minor-league compensation	Actual covered minor-league compensation	10% of covered minor-league compensation
MLB Year 1	2027	Pre-arbitration	$780,000 to $1.0 million	$78,000 to $100,000
MLB Year 2	2028	Pre-arbitration	$780,000 to $1.25 million	$78,000 to $125,000
MLB Year 3	2029	Pre-arbitration or pre-arbitration bonus eligible	$780,000 to $1.5 million	$78,000 to $150,000
MLB Year 4	2030	First arbitration-eligible year	$2 million to $5 million	$200,000 to $500,000
MLB Year 5	2031	Second arbitration-eligible year	$4 million to $8 million	$400,000 to $800,000
MLB Year 6	2032	Third arbitration-eligible year	$6 million to $12 million	$600,000 to $1.2 million
MLB Year 7 and thereafter	2033 and thereafter	Free agency or long-term extension	$10 million to $25 million or more	$1.0 million to $2.5 million or more

These figures are illustrative only and should not be relied upon as predictions of any individual player’s earnings, including Mr. Cruz’s. They are derived from historical salary data, the current MLB minimum salary of $780,000, the 2026 average MLB salary of $5.34 million, the 2026 median MLB salary of approximately $1.4 million, and publicly reported career salary totals for elite players; actual earnings depend on career duration, performance trajectory, arbitration outcomes, free-agent market conditions and the terms of future collective bargaining agreements. The average MLB career is approximately 5.5 years, and under the current MLB economic structure players earn at or near the league minimum during their first three years of service, become eligible for salary arbitration in years four through six and reach unrestricted free agency after six years of major-league service. The illustrative figures do not represent amounts currently payable or expected to be payable under Mr. Cruz’s existing Minor League player contract with the Washington Nationals, and they do not model performance bonuses, pre-arbitration bonus pool allocations or other included Brand Income beyond the salary amounts expressly shown. Endorsement income, appearance fees, sponsorship income, licensing income, merchandising income and other off-field commercial compensation are excluded from Brand Income under the Series RC BAA. No representation is made that Mr. Cruz will reach the major leagues, be added to a Major League roster in 2027 or any other year, remain on a Major League roster for any period, achieve any particular WAR level, become arbitration eligible, reach free agency, or earn any particular level of compensation. See “Risk Factors — Risks Related to Our Business and Industry — Assumptions regarding a Client’s potential to generate Brand Income may prove inaccurate” for more information.

Economic Analysis

Under the Series RC BAA, the Series is entitled to receive the Brand Amount equal to 10% of Mr. Cruz’s Brand Income in exchange for the $1,200,000 Initial Advisory Payment to Mr. Cruz. Brand Income includes Mr. Cruz’s covered minor-league compensation, major-league salary, bonuses and other covered compensation, in each case to the extent included in the definition of Brand Income under the Series RC BAA. Accordingly, the Series may begin receiving Brand Amounts before Mr. Cruz reaches the major leagues. However, the Manager expects that any Brand Amounts derived solely from covered minor-league compensation would be limited relative to the Initial Advisory Payment, the Series’ Operating Expenses and other Series-level obligations. As a result, the Manager believes that the economic return profile of the Series RC BAA depends primarily on whether Mr. Cruz reaches MLB, remains employed at the major-league level and earns materially higher compensation over time.

Based on the illustrative outcome tiers described above, a career in the approximately 46% cohort of Top 100 prospects that achieved 5 or more career WAR could correspond to aggregate MLB salary-based Brand Income of approximately $15 million to $400 million or more. At a 10% Brand Percentage, that level of MLB salary-based Brand Income would produce a gross Brand Amount payable to the Series of approximately $1.5 million to $40 million or more over the term of the Series RC BAA, before payment of Series expenses, reserves and other Series-level obligations, plus 10% of any covered minor-league compensation and any other Brand Income earned in the Principal Business. In a lower-outcome scenario in which Mr. Cruz reaches the majors but has a brief career generating approximately $3 million to $15 million of aggregate MLB salary-based Brand Income, the corresponding gross Brand Amount would be approximately $300,000 to $1.5 million, plus 10% of any covered minor-league compensation and any other Brand Income earned in the Principal Business. Although that lower-outcome scenario may produce cash flow to the Series, there can be no assurance that it would be sufficient for investors to recover their initial investment after payment of Operating Expenses, reserves, Advisory Services costs, the Series RC Maintenance Fee, any Manager Promissory Note interest, taxes and other Series-level obligations.

Illustrative Gross Break-Even Analysis

The following discussion illustrates how long it could take Series RC investors to recover their initial investment under the illustrative compensation ranges set forth above. This analysis assumes that Series RC sells the Series RC Maximum Offering Amount of $1,290,000, issues 12,900 Series RC Units at $100 per Unit, and is entitled to receive the Brand Amount equal to 10% of Mr. Cruz’s Brand Income under the Series RC BAA.

For purposes of this simplified illustration, the analysis compares aggregate gross Brand Amounts received by the Series to the $1,290,000 maximum offering amount as a gross break-even reference point. This analysis does not deduct Operating Expenses, reserves, Advisory Services costs, the Series RC Maintenance Fee, any Manager Promissory Note interest, taxes or other Series-level obligations. It also does not give effect to the timing of distributions, the Manager’s discretion to retain reserves, or the time value of money. As a result, the time required for investors to recover their initial investment through actual distributions would be longer than the gross break-even point shown below, if recovery occurs at all.

At a 10% Brand Percentage, Series RC would need to receive $1,290,000 of aggregate gross Brand Amounts to equal the gross proceeds raised in the maximum offering. This would require Mr. Cruz to generate approximately $12.9 million of aggregate Brand Income before taking into account any Series expenses, reserves or other obligations.

The table below illustrates the approximate gross break-even timing under the illustrative MLB-debut-in-2027 scenario described above. The table assumes no Brand Amounts from covered minor-league compensation before MLB debut and no Brand Amounts from bonuses, endorsements, appearance fees, sponsorship income or other Brand Income, unless included in the illustrative MLB salary ranges below.

Scenario	2027 Gross Brand Amount	2028 Gross Brand Amount	2029 Gross Brand Amount	2030 Gross Brand Amount	2031 Gross Brand Amount	2032 Gross Brand Amount	Aggregate Gross Brand Amount Through Break-Even Year	Approximate Gross Break-Even Timing
Lower end of illustrative compensation ranges	$78,000	$78,000	$78,000	$200,000	$400,000	$600,000	$1,434,000	By end of 2032
Upper end of illustrative compensation ranges	$100,000	$125,000	$150,000	$500,000	$800,000	Not required for gross break-even	$1,675,000	By end of 2031

Under the lower-end illustrative scenario, Series RC would receive aggregate gross Brand Amounts of approximately $234,000 through 2029, approximately $434,000 through 2030, approximately $834,000 through 2031 and approximately $1,434,000 through 2032. Accordingly, under that scenario, aggregate gross Brand Amounts would not exceed the $1,290,000 maximum offering amount until approximately the end of 2032, before taking into account any expenses, reserves or other Series-level obligations that would reduce or delay distributions to investors.

Under the upper-end illustrative scenario, Series RC would receive aggregate gross Brand Amounts of approximately $375,000 through 2029, approximately $875,000 through 2030 and approximately $1,675,000 through 2031. Accordingly, under that scenario, aggregate gross Brand Amounts would not exceed the $1,290,000 maximum offering amount until approximately the end of 2031, before taking into account any expenses, reserves or other Series-level obligations that would reduce or delay distributions to investors.

The foregoing illustration should not be read to imply that investors would recover their initial investment by 2031, 2032 or any other date. Series RC may receive little or no material Brand Amounts if Mr. Cruz remains in the minor leagues for an extended period, does not reach MLB or another qualifying professional baseball league, experiences injury or performance decline, earns less compensation than the illustrative ranges assume, or has a shorter-than-expected career. In addition, before any distributions are made to investors, Series RC must first pay Operating Expenses and other Series-level obligations, and the Manager may retain additional reserves in its sole discretion. Therefore, actual investor recovery could be substantially later than the illustrative gross break-even point, and investors may never recover their initial investment.

The Manager believes that the 25-year term of the Series RC BAA is an important component of the Series’ economic rationale. The term is designed to permit the Series to participate in Brand Income across Mr. Cruz’s full potential professional career, including periods in which he may become arbitration eligible, reach free agency, enter into a long-term extension, receive performance-based compensation or generate other Brand Income in the Principal Business. However, the timing and amount of any Brand Amounts are materially uncertain. Even if Mr. Cruz reaches MLB, the Series may receive only modest Brand Amounts during his initial pre-arbitration years, and material Brand Amounts would generally require sustained major-league employment, continued performance, health, roster retention and compensation growth over multiple seasons.

The Manager acknowledges that substantial risks attend any investment tied to the career outcomes of a single athlete. Mr. Cruz has accrued no major-league service time, has not appeared in any MLB game, and faces inherent risks including injury, developmental plateaus, organizational decisions outside his control, roster constraints, changes in future collective bargaining agreements and the general uncertainty of baseball player development. FanGraphs’ scouting report also identifies hit-tool concerns related to breaking-ball identification and notes that Mr. Cruz’s aggressive approach may result in elevated strikeout rates at higher levels. As noted above, approximately 70% of Top 100 prospects fail to meet the performance expectations associated with their ranking, the average MLB career is short, and there can be no assurance that Mr. Cruz will sustain professional baseball employment for a period sufficient to generate returns exceeding investors’ initial contributions.

Before any distributions are made to investors, the Series must first pay its Operating Expenses and other Series-level obligations, and the Manager may retain additional reserves in its sole discretion. As a result, it could take a significant period before investors recover their initial investment in full, and there can be no assurance that the Series will generate sufficient Free Cash Flow to begin making distributions to investors within any particular timeframe. If Mr. Cruz’s career as a professional athlete is cut short, if he does not reach the major leagues, if his earnings are lower than anticipated, or if Series expenses materially reduce distributable cash flow, investors may never recover their initial investment. See “Risk Factors — Risks Related to This Offering and Ownership of Our Units — Distributions, if any, will vary and may be delayed, reduced, or suspended,” “Risk Factors — Risks Related to Our Business and Industry-Each series is tied to the career outcomes of a single athlete, creating concentrated exposure to unpredictable events” and “Risk Factors-Risks Related to Our Business and Industry — Assumptions regarding a Client’s potential to generate Brand Income may prove inaccurate” for more information.

Notwithstanding the foregoing risks, the Manager believes the Series RC BAA represents a favorable risk-adjusted opportunity based on the following factors taken together: Mr. Cruz’s reported Top 100 status across multiple independent ranking systems; the greater-than-89% historical rate at which similarly ranked Top 100 prospects reach the major leagues; the approximately 46% historical rate at which Top 100 prospects achieve 5 or more career WAR; Mr. Cruz’s elite physical tools, including plus raw power and bat speed generating major-league-caliber exit velocities at age 19; his accelerating 2026 performance trajectory; and the favorable comparisons made by recognized industry evaluators. These factors, in the Manager’s view, support the economic rationale for the Series and the terms of the Series RC BAA, although no assurance can be given that any of these factors will result in major-league employment, material Brand Income, Free Cash Flow or distributions to investors.

Series RC-Specific Risk Factors

The following are one or more risk factors specific to Series RC. Such risk factors should be read in conjunction with the risks described elsewhere which are generally applicable to the Company and its series, and each series offering.

Series RC will use approximately 93% of the gross proceeds from this offering to fund the Initial Advisory Payment to Ronny Cruz, while Series RC will receive only 10% of his qualifying Brand Income, and investors may need to wait a significant period of time, if ever, to recover their investment.

If Series RC sells the maximum offering amount of $1,290,000, $1,200,000, or approximately 93.0% of the gross proceeds, will be used to fund the Initial Advisory Payment to Ronny Cruz under the Series RC BAA, including $850,000 paid from offering proceeds and repayment of the $350,000 Manager Promissory Note that funded the initial tranche of that payment. In return, Series RC is entitled to receive the Brand Amount equal to 10% of Mr. Cruz’s Brand Income, which generally consists of covered gross on-field professional baseball compensation earned in qualifying leagues and expressly excludes endorsements, sponsorships, appearances, licensing, merchandising and other off-field commercial income. As a result, before taking into account Operating Expenses, reserves, Advisory Services costs, the Series RC Maintenance Fee and other series-level obligations, Mr. Cruz would need to generate approximately $12.9 million of aggregate Brand Income for Series RC to receive gross Brand Amount payments equal to the $1,290,000 maximum offering amount, and a greater amount would be required before investors could recover their initial investment through distributions. Mr. Cruz currently has no Major League service time and no Major League statistics, and any Brand Amounts based only on minor-league compensation are expected to be limited relative to the Initial Advisory Payment and series expenses. Even if Mr. Cruz reaches MLB, the Series may receive only modest Brand Amounts during his pre-arbitration years, and material Brand Amounts may depend on his health, performance, roster retention, compensation growth, arbitration eligibility, free agency or long-term extension outcomes over multiple seasons. Accordingly, investors may not recover their initial investment for a significant period of time, and may never recover their investment, if Mr. Cruz does not generate sufficient Brand Income or if expenses, reserves or other series-level obligations materially reduce Free Cash Flow.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors,” “Cautionary Statement Regarding Forward-Looking Statements,” and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Significant Accounting Policies.

Company Overview

Since its formation in November 2025, the Company has been engaged primarily in developing the financial, offering and other materials to begin fundraising. We are considered to be a development stage company, since we are devoting substantially all of our efforts to establishing our business and planned principal operations have only recently commenced.

Emerging Growth Company

We may elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an emerging growth company, as defined in the JOBS Act, under the reporting rules set forth under the Exchange Act. For so long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not emerging growth companies, including, but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. As a result, an emerging growth company may delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion; (ii) the date that we become a large accelerated filer as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Operating Results

Revenues are generated at the series level. As of December 31, 2025, no series has generated any revenues. Series RC is expected to generate revenues immediately.

We have incurred minimal Operating Expenses for the period since inception through December 31, 2025. Each series will be responsible for its own Operating Expenses.

Liquidity and Capital Resources

As of December 31, 2025, the Company had $0.00 in cash and no financial obligations and no series had any cash or cash equivalents or any financial obligations.

Plan of Operations

Our first series, Agentiq Sports 1 Series RC, will be offered in connection with a Brand Advisory Agreement entered into with Ronny Cruz, a professional baseball player. See “Description of the Series and Their Assets Assets — Agentiq Sports 1 Series Ronny Cruz” for more information. The Agentiq Sports 1 Series RC offering is expected to launch upon qualification of this Offering Circular by the SEC, which we anticipate will occur in the second quarter of 2026. Assuming the Minimum Offering Amount for Agentiq Sports 1 Series RC is raised, we intend to close the offering and deploy the Initial Advisory Payment to Mr. Cruz in accordance with the terms of the Brand Advisory Agreement. Agentiq Sports 1 Series RC will then begin collecting Brand Amount payments as and when Brand Income is earned by Mr. Cruz during his professional baseball career.

In addition to Series RC, we anticipate launching approximately 10 to 20 additional series during 2026, and approximately 20 additional series during 2027, each in connection with a Brand Advisory Agreement with a separate professional athlete. We intend to focus our initial efforts on early-career athletes in Major League Baseball, though we may expand to other professional sports over time. Our ability to launch additional series will depend on our success in identifying and signing athletes to Brand Advisory Agreements on terms that we believe will be attractive to investors, as well as market conditions, investor demand, and the continued qualification of our offering materials with the SEC.

The proceeds from any offerings closed during the next twelve months will be used to make Client Advance payments to the Clients under Brand Advisory Agreements for the series conducting the offerings, to repay loans for Client Advance payments, if applicable, and to cover Offering Expenses and ongoing Operating Expenses for those series. We expect that our primary operating costs during this period will consist of management fees, legal and accounting expenses, transfer agent fees, platform technology and maintenance costs, and personnel costs borne by the Manager. We do not anticipate that any series will require additional capital beyond the proceeds of its offering to fund its operations during this period.

MANAGEMENT

Neither the Company nor any of its series has any employees or directors, and neither the Company nor any of its series is expected to have any employees or directors in the future. The Company and each series are externally managed by the Manager, and all management, advisory, administrative and operational functions for the Company and each series are performed, or arranged to be performed, by the Manager and its officers, directors, employees, affiliates, agents or third-party service providers, as applicable.

The Manager

The Company is managed by Agentiq Sports, Inc., a Delaware corporation, which serves as the sole Manager of the Company and, by designation, the initial Manager of each series. The Manager is responsible for the overall direction and operations of the Company’s business and has full authority under the Operating Agreement and applicable Series Designations to manage each series and the Company’s day-to-day affairs. In its role as Manager, Agentiq Sports, Inc. will perform or arrange for others to perform all managerial functions for each series, including identifying and sourcing potential Brand Advisory Agreement opportunities; conducting due diligence on prospective Clients, such as evaluating an athlete’s career prospects, character, contractual arrangements, compensation history and legal or league-rule considerations; negotiating and executing the Brand Advisory Agreements on behalf of each series; coordinating the launch of each series offering, including regulatory compliance, marketing of the offering and investor relations during the offering period; administering the BAA, including payment, reporting, audit, collection and enforcement rights; and overseeing the provision of Advisory services to each Client during the Term. The Manager will also be responsible for accounting and financial reporting for each series, maintaining separate books and records for each series, managing series bank accounts, and ensuring compliance with ongoing SEC reporting requirements and other laws. Investors will not be involved in management; they are passive members of each series, and the Manager exercises sole decision-making authority for each series pursuant to the Operating Agreement and applicable Series Designations.

The Manager has established a board of directors currently consisting of one member, Zachary Kurtz. The Manager’s sole director and executive officer is an employee of the Manager. The executive offices of the Manager are located at 445 Bryant Street, San Francisco, CA 94107, and the telephone number of the Manager’s executive offices is (201) 918-2945.

Executive Officers & Directors

The following table sets forth certain information with respect to each of the directors and executive officers of the Manager:

Executive Officer	Age	Position Held with our Company (1) (2)	Position Held with the Manager
Zachary C. Kurtz	29	Chief Executive Officer, Chief Financial Officer, Sole Director	Chief Executive Officer

(1)	The current executive officer and director, whose term in office began upon the organization of the Company on November 3, 2025, will serve in these capacities indefinitely, or until his successor is duly elected and qualified.

(2)	The executive officer of the Manager is currently devoting a significant amount of his working time to the operations of the Company to satisfy his responsibilities to the management of the Company.

Zachary C. Kurtz is a fintech operator and entrepreneur with deep experience across product, analytics, and go-to-market functions at venture-backed technology companies, as well as a long-standing background in competitive athletics and the sports business ecosystem. In August 2025, Mr. Kurtz began working full time on Agentiq, where he serves as a founder focused on building technology and financial infrastructure at the intersection of sports, fintech, and athlete monetization. Since January 2019, Mr. Kurtz has also served as the Founder and Chief Executive Officer of LV Lumber Bat Company, a baseball equipment company serving amateur, collegiate, and professional athletes. The business has grown consistently year over year and has relationships with professional players, college NIL athletes, and sports agents. In addition to its commercial operations, LV Lumber Bat Company has organized charitable fundraising initiatives supporting pediatric cancer causes. From April 2023 through May 2025, Mr. Kurtz served as Product & Analytics Lead at Catch, a financial technology company backed by Sequoia Capital, Index Ventures, Bain Capital, and Forerunner Ventures. In that role, he led product strategy and development for Catch’s card-based financial products, managed cross-functional engineering teams, and drove improvements in user growth, onboarding conversion, and retention. From February 2022 through April 2023, he served as Business Operations & Analytics Lead at Catch, where he owned financial modeling, company KPIs, board reporting, and data infrastructure, and partnered closely with the executive team on strategic planning and go-to-market initiatives. Prior to Catch, Mr. Kurtz worked at Unqork from June 2020 to February 2022 in Customer Success Strategy and Analytics, where he focused on customer health modeling, product feedback loops, and enterprise account segmentation. Before that, he was an Associate at Clarify Health Solutions from July 2019 to March 2020, working on healthcare analytics and product implementations for large health systems and biopharmaceutical clients.

Mr. Kurtz earned a Bachelor of Science in Business Administration with concentrations in Finance and Economics and a minor in Mathematics from the University of Richmond, graduating in May 2019. While at the University of Richmond, he was a Division I varsity baseball player from 2016 to 2019 and a multi-year academic honor recipient.

The Manager and the Operating Agreement

The Manager’s interests may at times diverge from those of the investors, and the Manager is entitled to certain forms of compensation from each series as described below. As a result, conflicts of interest may arise. For example, the Manager might have an incentive to favor one series over another in allocating a limited investment opportunity, or the Manager or its affiliates may engage in transactions with a series, such as providing services to or selling assets to a series, from which the Manager or its affiliates could indirectly benefit. The Operating Agreement and our policies address some potential conflicts – including requiring allocation of shared expenses or opportunities in accordance with a stated Allocation Policy and disclosing material transactions with affiliates – but not every potential conflict can be eliminated. Investors should refer to “Management” and “Risk Factors — Risks Related to Conflicts of Interest” for further details on the Manager’s role, compensation, and potential conflicts.

The Manager will perform its duties and responsibilities pursuant to the operating agreement. The Manager will maintain a contractual, as opposed to a fiduciary relationship, with us and our investors. Furthermore, we have agreed to limit the liability of the Manager and to indemnify the Manager against certain liabilities.

The operating agreement further provides that our Manager, in exercising its rights in its capacity as the managing member, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Company, any Units or any of the Unit holders and will not be subject to any different standards imposed by the operating agreement, the LLC Act or under any other law, rule or regulation or in equity. In addition, the Operating Agreement provides that our Manager will not have any duty (including any fiduciary duty) to the Company, any series or any of the Unit holders. See “Risk Factors — Risks Related to Conflicts of Interest — Our Manager may act in its own interests and has eliminated fiduciary duties to the fullest extent permitted by law, which may result in decisions that are adverse to us, a series or holders of Units” for more information.

Responsibilities of the Manager

The responsibilities of the Manager include:

●	Investment Advisory, Origination and Acquisition Services such as approving and overseeing our overall investment strategy, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

●	Offering Services such as the development of our series offerings, including the determination of their specific terms;

●	Management Services such as investigating, selecting, and, on our behalf, engaging and conducting business with such persons as the Manager deems necessary to the proper performance of its obligations under the operating agreement, including but not limited to consultants, accountants, lenders, technical Managers, attorneys, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies, property Managers and any and all persons acting in any other capacity deemed by the Manager necessary or desirable for the performance of any of the services under the operating agreement;

●	Accounting and Other Administrative Services such as maintaining accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports and returns required to be filed with the SEC and any other regulatory agency, including annual financial statements, and managing and performing the various administrative functions necessary for our day-to-day operations;

●	Investor Services such as managing communications with our investors, including answering phone calls, preparing and sending written and electronic reports and other communications;

●	Financing Services such as monitoring and overseeing the service of our debt facilities and other financings, if any; and

●	Disposition Services such as evaluating and approving potential asset dispositions, sales or liquidity transactions.

Manager Compensation

In return for its services, the Manager (and/or its affiliates) will earn fees from each series, as well as be entitled to reimbursement of certain expenses. These arrangements are set forth in our Operating Agreement and will be confirmed for each series in that series’ Series Designation. There are two primary fees payable to the Manager by each series:

Form of Compensation	Description
Negotiation Fee	Each series shall pay to the Manager a one-time negotiation fee (the “Negotiation Fee”) in an amount equal to between 4% and 8% of the Initial Advisory Payment payable by the series to the Client under the applicable Brand Advisory Agreement, which amount is inclusive of the Manager’s compensation and associated out-of-pocket costs and expenses described in this section; provided, that if, following the termination or completion of the applicable offering, the amount of such Initial Advisory Payment actually paid to the Client is less than the amount initially contemplated, the Negotiation Fee shall be adjusted downward to reflect the percentage specified in the applicable Series Designation applied to the amount actually paid. The Negotiation Fee covers costs and expenses incurred in identifying, sourcing, structuring, negotiating, documenting and closing the Brand Advisory Agreement, including fees and expenses payable to any agent or intermediary of the Client and customary deal expenses such as travel and lodging, diligence and background checks, third-party research, legal and documentation costs and closing-related technology or data-room charges. The Negotiation Fee shall be payable at or promptly following each closing of the applicable offering from the gross proceeds of the offering.

Maintenance Fee	Subject to the revenue condition described below, as an annual, ongoing expense of each series, the series shall pay to the Manager a maintenance fee (the “Maintenance Fee”) for the Manager’s management and administration of the series, its business, its assets and the related Brand Advisory Agreement. The Maintenance Fee shall be equal to between 0.5% and 2.5% per annum of the aggregate capital contributions made to the applicable series, calculated as of the applicable payment date or such other measurement date as the Manager may reasonably determine consistent with the operating agreement. The Maintenance Fee shall be payable quarterly in arrears from funds legally available therefor and shall be treated as an expense of the series. Promptly following the closing of the applicable series offering, the series shall pay to the Manager any portion of the Maintenance Fee that accrued prior to such closing but was not previously paid; provided, that the Maintenance Fee shall be pro-rated for any partial period during which it first becomes payable. Notwithstanding anything to the contrary in the applicable Series Designation or the operating agreement, the Maintenance Fee shall not accrue, become due or be payable unless and until the series is generating revenues. For the avoidance of doubt, any catch-up payment shall apply only to amounts that accrued in accordance with the revenue condition set forth in the immediately preceding sentence.

Reimbursement of Expenses

In addition to these fees, the Manager is entitled to be reimbursed by each series for any Operating Expenses that it pays on behalf of that series. Operating Expenses include a wide range of costs related to the series’ business, such as insurance premiums, legal and accounting costs, audit fees, any applicable taxes, filing fees, and other ordinary expenses. See “Description of Business — General Description of Series Level Operations” for more information. Typically, the Manager will advance payment for many of these expenses , particularly during the early life of a series before it generates steady income, and then periodically recover those amounts from the series’ funds as an “Operating Expense Reimbursement Obligation.” The Manager may choose to waive reimbursement or cover certain expenses entirely at its discretion , including to support a new series that has not yet generated income, but it is under no obligation to do so. Any unreimbursed expenses borne by the Manager, or any fees waived, constitute voluntary support that the Manager may discontinue at any time. Investors should understand that the Manager’s ability to collect fees and reimbursements from series, even during periods when a series has little income, could create a financial burden on a series, and the Manager’s interest in receiving its fees might conflict with the investors’ interest in maximizing net distributable cash. These expenses include, but are not limited to:

●	expenses associated with the listing of our Units (or any other securities of the Company) on a securities exchange or alternative trading system, if applicable, or with the formation of the Company or any series or subsidiary thereof and the offering, issuance and distribution of our Units (or any other securities of the Company), such as selling commissions and fees, advertising expenses, taxes, legal and accounting fees, listing and registration fees;

●	expenses of organizing, revising, amending, converting, modifying or terminating the Company or any series or subsidiary thereof;

●	the compensation and expenses of our directors and the allocable share of cost of liability insurance under a universal insurance policy covering the Manager or its affiliates and/or us to indemnify our directors and executive officers;

●	costs associated with the establishment and maintenance of any credit facilities, repurchase agreements, and securitization vehicles or other indebtedness of ours (including commitment fees, accounting fees, legal fees, closing and other similar costs);

●	expenses connected with communications to any lenders and holders of our securities or of our subsidiaries and other bookkeeping and clerical work necessary in maintaining relations with any lenders and holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including, without limitation, all costs of preparing and filing required reports with the SEC, the costs payable by us to any transfer agent and registrar in connection with the listing and/or trading of our Units on any exchange, the fees payable by us to any such exchange in connection with its listing, costs of preparing, printing and mailing our annual report to our investors and proxy materials with respect to any meeting of our investors;

●	expenses incurred by Managers, officers, personnel and agents of the Manager for travel on our behalf and other out-of-pocket expenses incurred by Managers, officers, personnel and agents of the Manager in connection with the purchase, origination, financing, refinancing, sale or other disposition of an asset;

●	costs and expenses incurred with respect to market information systems and publications, pricing and valuation services, research publications and materials, and settlement, clearing and custodial fees and expenses;

●	compensation and expenses of our custodian and transfer agent, if any;

●	all other costs and expenses relating to our business operations, including, without limitation, the costs and expenses of acquiring, owning, protecting, maintaining, developing and disposing of assets, including appraisal, reporting, audit and legal fees;

●	all costs and expenses relating to the development and management of our website;

●	any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise), including any costs or expenses incurred in connection therewith, against us or any subsidiary, or against any trustee, director or executive officer of us or of any subsidiary in his or her capacity as such for which we or any subsidiary is required to indemnify such trustee, director or executive officer by any court or governmental agency; and

●	all other expenses actually incurred by the Manager (except as described below) which are reasonably necessary for the performance by the Manager of its duties and functions under the operating agreement.

The Manager does not receive a performance fee or profit allocation from the series (i.e., there is no “carried interest” or percentage of profits that goes to the Manager beyond the fees described). Instead, the Manager’s economic incentive is primarily through the Negotiation and Maintenance Fees, and potentially through ownership of Units it may acquire. The Manager or its affiliates are allowed (but not required) to invest in Units alongside other investors, either in the initial offering or via open market purchases, subject to any limitations in the Operating Agreement. If the Manager does hold Units, it will share in distributions on the same basis as other investors for those Units, which may align its interests with investors to some degree. However, the Manager could also sell its Units or have different liquidity considerations, so this alignment is not assured.

The Manager is also the owner and operator of the Platform, as described below, through which the series offerings are conducted. The Manager may benefit indirectly from platform-related activities or economies of scale as more series are launched. All material affiliated transactions will be disclosed in this Offering Circular or in subsequent reports. See “Risks Related to Conflicts of Interest” for more information.

Compensation of Executive Officers

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by the Company. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of the Manager, from the Manager. Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to the Manager, we do not intend to pay any compensation directly to these individuals.

Indemnification of the Manager

The operating agreement provides that none of our Manager, any current or former directors, officers, employees, partners, shareholders, members, controlling persons, agents or independent contractors of our Manager nor persons acting at the request of the Company in certain capacities with respect to other entities will be liable to the Company, any series or any Unit holders for any act or omission taken by them in connection with the business of the Company or any series that has not been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Each series will indemnify these persons out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving the Company or such series and with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Term and Removal of the Manager

The Manager, Agentiq Sports, Inc., is entrusted with broad authority to manage the Company and each series, and investors cannot readily replace it. Under the Operating Agreement, the Manager will serve for an indefinite term, and removing the Manager requires a “for cause” event, meaning that the Manager has been found by a final, non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with a series or the Company that has a material adverse effect on the Company, and even then, removal would need to be approved by a Super Majority Vote of Unit holders representing at least 80% of the outstanding Units of all series, voting together as a single class. This threshold is exceptionally difficult to satisfy. If the Manager performs poorly , including by making disadvantageous business decisions, failing to effectively support Clients or failing to act in investors’ best interests, but has not engaged in conduct that meets this standard, investors lack a mechanism to remove it. Even in the unlikely scenario where cause for removal exists, coordinating a Super Majority Vote among all Unit holders can be impractical.

Furthermore, the operating agreement provides that upon a for-cause removal of the Manager, investors may choose to liquidate and dissolve all series, which could result in shutting down the business entirely. This means that the only path to removal may come with significant disruption and possibly loss of remaining asset value. The Manager may assign its rights, obligations and title as Manager to an Affiliate of the Manager, and may delegate certain of its duties under the operating agreement to any of its Affiliates, in each case without the approval of our investors.

Investors should not expect to have any practical ability to change the Manager or influence management personnel. The success of your investment will depend on the Manager’s continued service, and if its performance is unsatisfactory, your options as an investor are very limited. The operating agreement does not grant the Manager the right to withdraw immediately as Manager solely because the Company or any series is or may become required to register under the Investment Company Act. Instead, upon any resignation of the Manager, the operating agreement requires the Manager to nominate a successor Manager and to continue serving as Manager until a successor Manager is elected by the vote of a majority of the Units held by Economic Members. The operating agreement separately equips the Manager with tools designed to avoid Investment Company Act exposure, including the ability to refuse to admit additional Members in circumstances that could cause the Company or any series to be required to register under the Investment Company Act and the ability to amend the operating agreement, without the consent of Unit holders, to prevent the Company, the Manager or their respective officers, agents or trustees from becoming subject to the Investment Company Act, the Investment Advisers Act or the “plan asset” regulations under ERISA.

In the event of the removal of the Manager, the Manager will cooperate with us and take all reasonable steps to assist in making an orderly transition of the management function. The Manager will determine whether any succeeding Manager possesses sufficient qualifications to perform the management function.

Other than any accrued fees payable to the Manager, no additional compensation will be paid to the Manager in the event of the removal of the Manager.

Involvement in Certain Legal Proceedings

Except as set forth below, to our knowledge, none of our current directors or executive officers has, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he or she was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934, as amended (the Exchange Act)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth above and in our discussion below in “Security Ownership of Management and Certain Security Holders,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

We are not currently a party to any legal proceedings, the adverse outcome of which, individually or in the aggregate, we believe will have a material adverse effect on our business, financial condition or operating results.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

As of the date of this Offering Circular, neither the Manager nor any of its principals, affiliates or beneficial owners owns any Units. Although we do not currently expect the Manager or any such persons to acquire Units, other than upon conversion of a Manager Promissory Note, the Manager or any of its principals or affiliates may purchase Units in any series on the same terms offered to investors in the applicable series offering. No Broker Fee will be payable on any Units purchased by the Manager or its affiliates.

If the Manager or any of its principals or affiliates acquires any Units, we will disclose such ownership in this section by amendment to this Offering Circular if the acquisition constitutes a fundamental change, or otherwise by supplement to this Offering Circular, in each case to the extent required under applicable securities laws.

Certain Relationships and Related Party Transactions

The following is a description of transactions since our formation and currently proposed transactions, if any, to which we were or are expected to be a party and in which any of our directors, executive officers, promoters, the Manager, holders of more than 10% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements described elsewhere in this offering circular. See “Management — The Manager and the Operating Agreement” for more information. Because the Company is managed by the Manager and expects to conduct operations primarily through series-level arrangements, certain transactions with the Manager, its affiliates and other related parties may involve conflicts of interest and may not be negotiated on an arm’s-length basis; however, we intend to disclose material related-party transactions and reimbursements in this Offering Circular and to cause any such arrangements to be consistent with the Operating Agreement, the applicable Series Designation and the disclosures included herein.

Series RC Manager Promissory Note

On May 12, 2026, the Manager issued a Convertible Promissory Note (the “Series RC Manager Promissory Note”) to the Series in the original principal amount of Three Hundred Fifty Thousand Dollars ($350,000). The Series RC Manager Promissory Note is a convertible promissory note issued by Series RC to the Manager in connection with the Manager’s advance of funds for Series purposes, including Offering Expenses and Operating Expenses. The note bears interest at 1.0% per annum (increasing to 7.0% per annum upon an Event of Default), matures upon the earlier of termination or completion of the Offering, and is repayable from the net proceeds of the Offering after payment in full of the Initial Advisory Payment to Ronny Cruz under the Brand Advisory Agreement. The Series RC Manager Promissory Note is unsecured, is an obligation solely of Series RC (and not of the Company generally or any other series), and may be prepaid without penalty. The Manager has the option, at its election, to convert all or a portion of the outstanding principal and accrued interest into Series RC Units at the offering price per Unit. The Series RC Manager Promissory Note includes customary events of default, negative covenants restricting Series RC’s ability to incur senior or pari passu indebtedness or grant security interests without the Manager’s consent, and is governed by Delaware law. See “Risk Factors — Risks Related to Conflicts of Interest” for more information.

DESCRIPTION OF THE SECURITIES BEING OFFERED

The following is a summary of the principal terms of, and is qualified in its entirety by reference to, our operating agreement, the applicable series designations, and the subscription agreements relating to the purchase of the Units offered hereby, each of which is attached as an exhibit to the offering statement of which this Offering Circular forms a part. Prospective investors should review those documents in their entirety. In the event of any conflict between this summary and the operating agreement, the applicable series designation or the applicable subscription agreement, the terms of those documents will control. Capitalized terms used but not defined in this summary or elsewhere in this Offering Circular have the meanings ascribed to them in the operating agreement.

Description of the Units

The Company is a series limited liability company formed pursuant to Section 18-215 of the LLC Act. The purchase of Units of a series of the Company is an investment only in that particular series and not an investment in the Company as a whole; each Unit represents a denomination of the limited liability company interests in the applicable series. In accordance with the LLC Act, each series is, and any other series if issuing Units in the future will be, a separate series of the Company and not a separate legal entity. The Company has not issued, and does not intend to issue, any class of Units or underlying limited liability company interests of any series entitled to any pre-emptive, preferential or other rights that are not otherwise available to the holders purchasing Units in connection with any offering.

Subject to the provisions of the operating agreement, the Manager can cause the Company to establish one or more series of the Company through the creation of a written series designation for each new series. A series designation relates solely to the series established thereby and shall not be construed: (i) to affect the terms and conditions of any other series, or (ii) to designate, fix or determine the rights, powers, authority, privileges, preferences, duties, responsibilities, liabilities and obligations in respect of Units associated with any other series, or the members associated therewith. The terms and conditions for each series are as set forth in the operating agreement and in the series designation, as applicable. Upon approval of any series designation by the Manager, the series designation is attached to the operating agreement as an exhibit. The series designation establishing a series may: (i) specify a name or names under which the business and affairs of such series may be conducted; (ii) designate, fix and determine the relative rights, powers, authority, privileges, preferences, duties, responsibilities, liabilities and obligations in respect of Units of such series and the members associated therewith (to the extent such terms differ from those set forth in the operating agreement); and (iii) designate or authorize the designation of specific officers to be associated with such series.

A Brand Advisory Agreement will be held by the applicable series of the Company. We intend that each series will hold one Brand Advisory Agreement. An investor who invests in an offering of a series will not have any indirect interest in any Brand Advisory Agreement of any other series unless the investor also participates in a separate series offering associated with that other Brand Advisory Agreement.

Section 18-215(b) of the LLC Act provides that, if specified statutory and governing-document conditions are satisfied and the records maintained for a series account for the assets associated with that series separately from the assets of the Company or any other series, the debts, liabilities, obligations and expenses of that series are enforceable only against the assets of that series and not against the assets of the Company generally or any other series. Accordingly, the Company expects the Manager to maintain separate, distinct records and bank accounts for each series and its associated assets and liabilities.

Section 18-215(c) of the LLC Act provides that a series established in accordance with Section 18-215(b) may carry on any lawful business, purpose or activity, other than the business of banking, and has the power and capacity to, in its own name, contract, hold title to assets (including real, personal and intangible property), grant liens and security interests, and sue and be sued. The Company intends for each series to conduct its business and enter into contracts in its own name to the extent such activities are undertaken with respect to a particular series.

All of the Units offered by this Offering Circular will be duly authorized and validly issued. Upon payment in full of the consideration payable with respect to the Units, as determined by the Manager, such Unit holders will not be liable to the Company to make any additional capital contributions with respect to such Units (except for the return of distributions under certain circumstances as required by Sections 18-215, 18-607 and 18-804 of the LLC Act). Holders of Units have no conversion, exchange, sinking fund, redemption or appraisal rights, no pre-emptive rights to subscribe for any Units and no preferential rights to distributions.

Further Issuance of Units

Only the Units, which are not annotated as closed, are being offered and sold pursuant to this Offering Circular. The operating agreement provides that the Company may issue Units of each series subject to limitations on the number of beneficial owners (as such term is used under the Exchange Act), including that there generally may not be 2,000 or more beneficial owners of any series’ Units, or 500 or more beneficial owners of any series’ Units that are not “accredited investors” (as defined under the Securities Act), in each case as specified in Section 12(g)(1)(A)(ii) of the Exchange Act and subject to waiver by the Manager in its sole discretion. The Manager, in its sole discretion, has the option to issue additional Units (in addition to those issued in connection with any offering) on the same terms as the Units of applicable series being offered hereunder as may be required from time to time.

Distribution Rights

Distributions, if any, will be made from Free Cash Flow at the Manager’s discretion, except as otherwise limited by law or the operating agreement.

“Free Cash Flow” means, for any period, the net cash generated by the series from its operations (including revenue from its Brand Advisory Agreement), less any accrued and unpaid Operating Expenses of the series for such period, less any Operating Expense Reimbursement Obligations, if any, and less such reserves as the Manager may deem appropriate for the series’ working capital and future expenses or liabilities. The Manager may maintain Free Cash Flow funds in a deposit account or an investment account for the benefit of the series.

The Manager will determine, on the periodic basis set forth in the applicable Series Designation, the amount of Free Cash Flow, if any, available for distribution to Unit holders of that series. Investors will be required to update their personal information on a regular basis to make sure they receive all allocated distributions.

Any Free Cash Flow generated by a series from the utilization of the property related to such series shall be applied within the series in the following order of priority:

●	repay any amounts outstanding under Operating Expense Reimbursement Obligations plus accrued interest;

●	thereafter to create such reserves as the Manager deems necessary, in its sole discretion, to meet future operating expenses; and

●	thereafter by way of distribution to Unit holders of such series (net of corporate income taxes applicable to the series), which may include the Manager or any of its affiliates.

No series will distribute an asset in kind to its Unit holders.

The LLC Act (Section 18-607) provides that a member who receives a distribution with respect to a series and knew at the time of the distribution that the distribution was in violation of the LLC Act shall be liable to the series for the amount of the distribution for three years. Under the LLC Act, a series limited liability company may not make a distribution with respect to a series to a member if, after the distribution, all liabilities of such series, other than liabilities to members on account of their Unit holdings with respect to such series and liabilities for which the recourse of creditors is limited to specific assets of such series, would exceed the fair value of the assets of such series. Under the LLC Act, an assignee who becomes a substituted member of a company is liable for the obligations of his assignor to make contributions to the company, except the assignee is not obligated for liabilities unknown to it at the time the assignee became a member and that could not be ascertained from the operating agreement.

Redemption Provisions

The Units are not redeemable.

Registration Rights

There are no registration rights associated with the Units.

Voting Rights

The Manager is not required to hold an annual meeting of Unit holders. The operating agreement provides that meetings of Unit holders may be called by the Manager and a designee of the Manager shall act as chairman at such meetings. The investor does not have any voting rights as a Unit holder in the Company or a series except with respect to:

(i)	the removal of the Manager and the election of a successor Manager upon the resignation of the Manager;

(ii)	the dissolution of the Company upon the for-cause removal of the Manager, and

(iii)	an amendment to the operating agreement that would:

a.	enlarge the obligations of, or adversely affect, a Unit holder in any material respect;

b.	reduce the voting percentage required for any action to be taken by the holders of Units in the Company under the operating agreement;

c.	change the situations in which the Company and any series can be dissolved or terminated;

d.	change the term of the Company (other than the circumstances provided in the operating agreement); or

e.	give any person the right to dissolve the Company.

When entitled to vote on a matter, each Unit holder will be entitled to one vote per Unit held by it on all matters submitted to a vote of the Unit holders of an applicable series or of the Unit holders of all series of the Company, as applicable. The removal of the Manager as Manager of the Company and all series must be approved by a Super Majority Vote, that is, an affirmative vote of holders of Units of all series representing at least eighty percent (80%) of the total votes that may be cast by all outstanding Units, voting together as a single class. All other matters to be voted on by the Unit holders must be approved by the affirmative vote of the holders of not less than a majority of the outstanding Units of all series, voting together as a single class, unless a greater percentage is required under the operating agreement or by Delaware law. In respect of any meeting of the Company, Unit holders holding thirty-three percent (33%) of the outstanding Units, and in respect of any meeting of any series, Unit holders holding thirty-three percent (33%) of the outstanding Units in such series, present in person or by proxy, constitute a quorum.

The consent of the holders of a majority of the Units of a series is required for any amendment to the operating agreement that would adversely change the rights of the Unit holders in such series, result in mergers, consolidations or conversions of such series and for any other matter as the Manager, in its sole discretion, determines will require the approval of the holders of the Units of a series voting as a separate class.

The submission of any action of the Company or a series for a vote of the Unit holders shall first be approved by the Manager and no amendment to the operating agreement may be made without the prior approval of the Manager that would decrease the rights of the Manager or increase the obligations of the Manager thereunder. The Manager, if it holds Units, or its affiliates, if they hold Units, may vote as a Unit holder in respect of any matter put to the Unit holders.

The Manager has broad authority to take action with respect to the Company and any series. See “Management” for more information. Except as set forth above, the Manager may amend the operating agreement without the approval of the Unit holders to, among other things, reflect the following:

●	the merger of the Company, or the conveyance of all of the assets to, a newly-formed entity if the sole purpose of that merger or conveyance is to effect a mere change in the legal form into another limited liability entity;

●	a change that the Manager determines to be necessary or appropriate to implement any state or federal statute, rule, guidance or opinion;

●	a change that the Manager determines to be necessary, desirable or appropriate to facilitate the trading of Units;

●	a change that the Manager determines to be necessary or appropriate for the Company to qualify as a limited liability company under the laws of any state or to ensure that each series will continue to qualify as a corporation for U.S. federal income tax purposes;

●	an amendment that the Manager determines, based upon the advice of counsel, to be necessary or appropriate to prevent the Company, the Manager, or the officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act, the Investment Advisers Act or “plan asset” regulations adopted under ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed;

●	any amendment that the Manager determines to be necessary or appropriate for the authorization, establishment, creation or issuance of any additional series;

●	an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of the operating agreement;

●	any amendment that the Manager determines to be necessary or appropriate for the formation by the Company of, or its investment in, any corporation, partnership or other entity, as otherwise permitted by the operating agreement;

●	a change in the fiscal year or taxable year and related changes; and

●	any other amendments which the Manager deems necessary or appropriate to enable the Manager to exercise its authority under the Agreement.

In each case, the Manager may make such amendments to the operating agreement provided the Manager determines that those amendments:

●	do not adversely affect the Unit holders (including any particular series as compared to other series) in any material respect;

●	are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

●	are necessary or appropriate to facilitate the trading of Units, to comply with any rule, regulation, guideline or requirement of any securities exchange on which the Units may be listed for trading, compliance with any of which the Manager deems to be in the best interests of the Company and the Unit holders;

●	are necessary or appropriate for any action taken by the Manager relating to splits or combinations of Units under the provisions of the operating agreement; or

●	are required to effect the intent expressed in this Offering Circular or the intent of the provisions of the operating agreement or are otherwise contemplated by the operating agreement.

Furthermore, the Manager retains sole discretion to create and set the terms of any new series and will have the sole power to acquire, manage and dispose of Brand Advisory Agreements of each series.

Liquidation Rights

The operating agreement provides that the Company shall remain in existence until the earlier of the following: (i) the election of the Manager to dissolve it; (ii) the sale, exchange or other disposition of substantially all of the assets of the Company followed by the Manager’s affirmative election to dissolve it; (iii) the entry of a decree of judicial dissolution of the Company; (iv) at any time that the Company no longer has any members, unless the business is continued in accordance with the LLC Act; and (v) a vote by a majority of all Unit holders of the Company following the for-cause removal of the Manager. Under no circumstances may the Company be wound up in accordance with Section 18-801(a)(3) of the LLC Act.

A series shall remain in existence until the earlier of the following: (i) the dissolution of the Company, (ii) the election of the Manager to dissolve such series; (iii) the sale, exchange or other disposition of substantially all of the assets of the series, unless the Manager determines not to dissolve the series to allow for the reacquisition of series assets; or (iv) at any time that the series no longer has any members, unless the business is continued in accordance with the LLC Act. Under no circumstances may a series be wound up in accordance with Section 18-801(a)(3) of the LLC Act.

Upon the occurrence of any such event, the Manager (or a liquidator selected by the Manager) is charged with winding up the affairs of the series or the Company as a whole, as applicable, and liquidating its assets. Upon the liquidation of a series or the Company as a whole, as applicable, the series or the Company, as applicable, will be liquidated and any after-tax proceeds distributed: (i) first, to any third party creditors, (ii) second, to any creditors that are the Manager or its affiliates (e.g., payment of any outstanding Operating Expense Reimbursement Obligation (as defined in the operating agreement)), and thereafter, (iii) to the Unit holders of the relevant series, allocated pro rata based on the number of Units held by each Unit holder (which may include the Manager and any of its affiliates and which distribution with respect to a series will be made consistent with any preferences which exist within such series).

Restrictions on Ownership and Transfer

The Units of each series are subject to restrictions on transferability. Except for an ATS Transfer effected through an alternative trading system, or ATS, approved by the Manager in accordance with the operating agreement, a Unit holder may not transfer, assign or pledge its Units without the consent of the Manager. The Manager may withhold consent in its sole discretion, including when the Manager determines that such transfer, assignment or pledge would result in (a) there being more than 2,000 beneficial owners of the series or more than 500 beneficial owners of the series that are not “accredited investors,” (b) the assets of the series being deemed “plan assets” for purposes of ERISA, (c) a change of U.S. federal income tax treatment of the Company and the series, or (d) the Company, the series or the Manager being subject to additional regulatory requirements. An ATS Transfer is not subject to certain otherwise applicable transfer restrictions under the operating agreement, including the Manager’s consent requirement, prior notice requirements, and any right of first refusal, lock-up or similar restriction that may be included in a Series Designation, but remains subject to applicable securities laws and any eligibility, documentation, settlement, trading, transfer agent, anti-money laundering, sanctions, investor suitability, tax, regulatory, or other conditions or procedures that the Manager may establish. The transferring Unit holder is responsible for all costs and expenses arising in connection with any proposed transfer (regardless of whether such sale is completed) including any legal fees incurred by the Company or any broker or dealer, any costs or expenses in connection with any opinion of counsel and any transfer taxes and filing fees. The Manager or its affiliates may acquire Units in each series for their own accounts and may, from time to time and only in accordance with applicable securities laws (which may include filing an amendment to this Offering Circular), transfer these Units, either directly or through brokers, via the Platform, an ATS approved by the Manager or otherwise.

As described above, unless and until the Units of a Series are listed or eligible for trading through an ATS approved by the Manager, holders’ ability to pledge or transfer Units will remain restricted. There can be no assurance that the Manager will approve any ATS, that any Units will be listed or eligible for secondary trading, that we will, or will be able to, register the Units for resale, or that a liquid market for the Units will develop. Therefore, investors may be required to hold their Units indefinitely. Please refer to the operating agreement and the subscription agreement for additional information regarding these restrictions. To the extent certificated, the Units issued in each offering will bear a legend setting forth these restrictions on transfer and any legends required by state securities laws.

Secondary Trading; Alternative Trading System

The operating agreement permits, but does not require, the Manager to approve an alternative trading system, or ATS, for secondary trading of Units of a Series. If the Manager approves an ATS for a Series, Units of that Series may be eligible to trade through the approved ATS, subject to applicable law, the rules and procedures of the ATS, the Company’s transfer agent arrangements, and any conditions or procedures established by the Manager from time to time.

Under the operating agreement, a transfer of Units effected through an ATS approved by the Manager is an “ATS Transfer.” An ATS Transfer is not subject to certain otherwise applicable transfer restrictions under the operating agreement, including the Manager’s consent requirement, prior notice requirements, and any right of first refusal, lock-up or similar restriction that may be included in a Series Designation.

Notwithstanding this exception, ATS Transfers remain subject to compliance with applicable securities laws and any eligibility, documentation, settlement, trading, transfer agent, anti-money laundering, sanctions, investor suitability, tax, regulatory, or other conditions or procedures that the Manager may establish. A purchaser in an ATS Transfer will be admitted as a Substitute Economic Member, become the Record Holder of the transferred Units, and be deemed to agree to the operating agreement only when the transfer is recognized in accordance with the procedures established by the Manager and reflected in the Company’s books and records.

The Manager has broad authority under the operating agreement to list Units of a Series on an ATS approved by the Manager; enter into listing, ATS participation, transfer agent, broker, dealer, settlement, custody, escrow, compliance, tax, regulatory and other ancillary agreements and documentation; and take actions the Manager determines are reasonably necessary or appropriate to effect, facilitate, maintain, administer, suspend or terminate any such listing or trading arrangement. Each investor grants the Manager a power of attorney that includes authority to execute documents the Manager determines are necessary or appropriate to list Units on an approved ATS or to effect, facilitate, evidence, settle, record or administer transfers through an approved ATS.

The Manager may suspend, limit or condition transfers through an approved ATS if the Manager determines that doing so is necessary or appropriate to comply with applicable law, protect the Company or any Series, preserve the status of the Company or any Series for tax, regulatory or other purposes, or administer the books and records of the Company or any Series.

Investors should not assume that any ATS will be approved or available, that any Units will be listed or eligible for secondary trading, or that an active, liquid or sustained secondary market for the Units will develop. Even if an ATS is available for a Series, investors may be unable to resell their Units when desired, at an acceptable price, or at all, and any resale may be delayed, restricted, suspended or conditioned by securities law requirements, ATS or transfer agent procedures, investor eligibility requirements, settlement procedures, tax or regulatory considerations, or actions taken by the Manager under the operating agreement.

Agreement to be Bound by the Operating Agreement; Power of Attorney

By purchasing Units, the investor will be admitted as a member of the Company and will be bound by the provisions of, and deemed to be a party to, the operating agreement. Pursuant to the operating agreement, each investor grants to the Manager a power of attorney to, among other things, execute and file documents required for the Company’s qualification, continuance or dissolution. The power of attorney also grants the Manager authority to make certain amendments to the operating agreement, execute documents the Manager determines are necessary or appropriate to list Units on an approved ATS or to effect, facilitate, evidence, settle, record or administer transfers through an approved ATS, and execute and deliver such other documents as may be necessary or appropriate to carry out the provisions or purposes of the operating agreement.

Duties of Officers

The operating agreement provides that, except as may otherwise be provided by the operating agreement, the property, affairs and business of each series will be managed under the direction of the Manager. The Manager has the power to appoint the officers and such officers have the authority and exercise the powers and perform the duties specified in the operating agreement or as may be specified by the Manager.

The Company may decide to enter into separate indemnification agreements with the Officers of the Company and the directors and officers of the Manager. If entered into, each indemnification agreement is likely to provide, among other things, for indemnification to the fullest extent permitted by law and the operating agreement against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements may also provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to the Company if it is found that such indemnitee is not entitled to such indemnification under applicable law and the operating agreement.

Mandatory Arbitration and Class Action Waiver

The Operating Agreement requires, to the fullest extent permitted by law, that disputes arising out of or relating to the Operating Agreement, the formation, governance, management, operations, capitalization or dissolution of the Company or any series, or the rights, duties or relationships among the Company, any series, the Manager, any member or their respective affiliates in such capacities, be resolved exclusively by binding arbitration administered by the American Arbitration Association under the Federal Arbitration Act and the AAA Commercial Arbitration Rules. Arbitration will generally be conducted before a single neutral arbitrator, unless all parties to the dispute agree in writing to a three-arbitrator panel. The seat and venue of arbitration will be Wilmington, Delaware, and hearings may be conducted remotely at the election of the arbitrator after conferring with the parties. By acquiring Units, members waive the right to a trial by jury and the right to litigate covered disputes in court, except for limited requests for temporary, preliminary or emergency injunctive relief or other provisional remedies in Delaware courts and except to the extent applicable law does not permit a particular claim or remedy to be subject to mandatory arbitration. Judgment on an arbitral award may be entered in a state or federal court located in Delaware that has jurisdiction over the parties and the subject matter.

Arbitrations and court proceedings must proceed on an individual basis only. No dispute may be heard or decided as a class, collective, private attorney general, derivative on behalf of other members or other representative proceeding, and claims of two or more persons or entities may not be joined, consolidated or heard together in a single proceeding unless all affected parties agree in writing or the Operating Agreement’s mass arbitration procedures expressly permit administrative batching. If a dispute relates to the management or operations of a particular series, the proceeding is limited to that series, the Company as necessary, the Manager, and the members or other parties whose rights or obligations are directly implicated by the dispute. No award against a series will bind or be enforceable against the assets of any other series unless that other series is a party to the dispute and is specifically found liable.

If a large number of substantially similar arbitration demands asserting related claims are filed within a specified period and are brought by or with the assistance or coordination of overlapping counsel, law firms or litigation funding entities, the Operating Agreement provides for a mass arbitration protocol. That protocol contemplates use of applicable AAA mass arbitration procedures, appointment of a process arbitrator for threshold and procedural issues, organization of cases into tranches, an initial bellwether tranche, stays of non-active cases, tolling of limitation periods for stayed cases, and non-binding mediation after bellwether awards and later tranches. Fees for stayed cases generally are not due until those cases are placed into an active tranche, and the arbitrator or process arbitrator may modify tranche size, sequencing or other procedural matters for efficiency and fairness. The Operating Agreement also requires arbitration proceedings, orders and awards to remain confidential to the fullest extent permitted by law, except as required by law or to enforce an award.

Exclusive Forum

The Operating Agreement provides that Delaware law governs the Operating Agreement, non-contractual obligations arising out of or in connection with it, and the rights and liabilities of members in the Company and each series, except to the extent applicable law requires otherwise. For legal actions or proceedings that are not subject to mandatory arbitration, and for court proceedings related to or in support of arbitration, the Operating Agreement generally requires proceedings to be brought in Delaware courts, subject to applicable federal securities laws and any written consent by the Manager to an alternative forum. The Operating Agreement is not intended to waive compliance with the U.S. federal securities laws or the rules and regulations promulgated under those laws. The arbitration, class action waiver, individual-proceeding and exclusive forum provisions are intended to address forum and procedure only and not to waive any substantive right or remedy available under applicable law. If applicable law does not permit a particular federal securities law claim or remedy to be subject to mandatory arbitration, that claim or remedy may be brought in a court of competent jurisdiction and will not be subject to arbitration to that extent. If any class, collective or representative waiver is held unenforceable with respect to a particular claim or remedy, the Operating Agreement generally provides for that specific claim or remedy to proceed in court while remaining claims and remedies proceed on an individual basis in arbitration or court, as applicable.

These provisions apply to investors who purchase Units in the series offerings directly from the Company as well as to purchasers who may buy Units in the secondary market, as they, as well, will become series members whose rights vis-à-vis the Units will be governed according to the terms of the operating agreement.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations relating to each of the series’ qualification and the acquisition, holding, and disposition of Units. For purposes of this section, references to “we,” “us” or “the Company” mean each of the series, individually, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that the operation of the Company, and of any subsidiaries and other lower-tier affiliated entities, will be in accordance with its applicable organizational documents and as described in this Offering Circular. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

●	U.S. expatriates;

●	persons who mark-to-market our Units;

●	subchapter S corporations;

●	U.S. investors who are U.S. persons (as defined below) whose functional currency is not the U.S. dollar;

●	financial institutions;

●	insurance companies;

●	broker-dealers;

●	regulated investment companies;

●	trusts and estates;

●	holders who receive our Units through the exercise of employee stock options or otherwise as compensation;

●	persons holding our Units as part of a “straddle,” “hedge,” “short sale,” “conversion transaction,” “synthetic security” or other integrated investment;

●	non-corporate taxpayers subject to the alternative minimum tax provisions of the Code;

●	persons holding our interests through a partnership or similar pass-through entity;

●	persons holding a 10% or more (by vote or value) beneficial interest in the Company;

●	tax exempt organizations, except to the extent discussed below in “ — Treatment of Tax Exempt U.S. investors;” and

●	non-U.S. persons (as defined below), except to the extent discussed below in “ — U.S. Taxation of Non-U.S. investors.”

Except to a limited extent noted below, this summary does not address state, local or non-U.S. tax considerations. This summary assumes that investors will hold our Units as capital assets, within the meaning of Section 1221 of the Internal Revenue Code, which generally means as property held for investment.

For the purposes of this summary, a U.S. person is a beneficial owner of our Units who for U.S. federal income tax purposes is:

●	a citizen or resident of the United States;

●	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of a political subdivision thereof (including the District of Columbia);

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

For the purposes of this summary, a U.S. Holder is a beneficial owner of our Units who is a U.S. person. A tax-exempt organization is a U.S. person who is exempt from U.S. federal income tax under Section 401(a) or 501(a) of the Internal Revenue Code. For the purposes of this summary, a non-U.S. person is a beneficial owner of our Units who is a nonresident alien individual or a non-U.S. corporation for U.S. federal income tax purposes, and a non-U.S. Holder is a beneficial owner of our Units who is a non-U.S. person. The term “corporation” includes any entity treated as a corporation for U.S. federal income tax purposes, and the term “partnership” includes any entity treated as a partnership for U.S. federal income tax purposes.

The information in this section is based on the current Code, current, temporary and proposed Treasury Regulations, the legislative history of the Internal Revenue Code, current administrative interpretations and practices of the IRS, including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS except in the case of the taxpayer to whom a private letter ruling is addressed, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law, possibly with retroactive effect. Any change could apply retroactively. We have not obtained any rulings from the IRS concerning the tax treatment of the matters discussed below. Thus, it is possible that the IRS could challenge the statements in this discussion that do not bind the IRS or the courts and that a court could agree with the IRS.

THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR UNITS DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR UNITS TO ANY PARTICULAR INVESTOR WILL DEPEND ON THE INVESTOR’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR UNITS.

You are urged to consult your tax advisor with respect to the application of the United States federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of the Units arising under the United States federal estate or gift tax rules or under the laws of any United States state or local or any foreign taxing jurisdiction or under any applicable tax treaty.

Tax Classification of the Series

Proposed but not yet finalized Treasury Regulations, as well as certain administrative guidance issued by the Internal Revenue Service, indicate that each series of a series limited liability company may be treated as a separate entity for U.S. federal income tax purposes based on its facts and circumstances. The Company intends that each Series be classified and taxed as a corporation for U.S. federal income tax purposes (and not as a partnership under Subchapter K of the Internal Revenue Code), and expects, but cannot assure, that each such Series will be so treated.

Assuming such treatment, each Series will be subject to U.S. federal income tax on its taxable income at applicable corporate rates (currently 21% for C corporations). Distributions of earnings to investors will be taxable to investors as dividends to the extent of the series’ current and accumulated earnings and profits, rather than being allocated as pass-through items. Investors will not be required to report the series’ income, gain, loss, deduction, or credit on their own income tax returns; instead, they will report only the dividends they actually receive.

The Company has not requested, and does not intend to request, a ruling from the Internal Revenue Service regarding the tax classification of the Series. The U.S. federal income tax treatment of the Series, and the state and local tax treatment thereof, may vary depending on the jurisdiction and the particular facts and circumstances of each Series.

Taxation of Distributions to U.S. Holders

A “U.S. Holder” includes a beneficial owner of Units that is, for U.S. federal income tax purposes, an individual citizen or resident of the United States.

Distributions to U.S. Holders out of each Series’ current or accumulated earnings and profits (which would include any gains derived from the sale or exchange of the assets that will be held by each Series, net of tax paid or accrued thereon) will be taxable to U.S. Holders as dividends. A U.S. Holder who receives a distribution constituting “qualified dividend income” may be eligible for reduced federal income tax rates. U.S. Holders are urged to consult their tax advisors as to whether any dividends paid by a Series would be “qualified dividend income.” Distributions in excess of the current and accumulated earnings and profits of a Series will not be taxable to a U.S. Holder to the extent that the distributions do not exceed the adjusted tax basis of the U.S. Holder’s Units. Rather, such distributions will reduce the adjusted basis of such U.S. Holder’s Units. Distributions in excess of current and accumulated earnings and profits that exceed the U.S. Holder’s adjusted basis in its Units will be taxable as capital gain in the amount of such excess if the Units are held as a capital asset. In addition, a 3.8% tax applies to certain investment income (referred to as the 3.8% NIIT). In general, in the case of an individual, this tax is equal to 3.8% of the lesser of (i) the taxpayer’s “net investment income” or (ii) the excess of the taxpayer’s adjusted gross income over the applicable threshold amount ($250,000 for taxpayers filing a joint return, $125,000 for married individuals filing separate returns and $200,000 for other taxpayers). In the case of an estate or trust, the 3.8% tax will be imposed on the lesser of (x) the undistributed net investment income of the estate or trust for the taxable year, or (y) the excess of the adjusted gross income of the estate or trust for such taxable year over a beginning dollar amount (currently $7,500 of the highest tax bracket for such year). Dividends are included as investment income in the determination of “net investment income” under Section 1411(c) of the Code.

Taxation of Dispositions of Units

Upon any taxable sale or other disposition of Units, a U.S. Holder will recognize gain or loss for federal income tax purposes on the disposition in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received on such disposition and (ii) the U.S. Holder’s adjusted tax basis in the Units. A U.S. Holder’s adjusted tax basis in the Units generally equals his, her or its initial amount paid for the Units and decreased by the amount of any distributions to the investor in excess of current or accumulated earnings and profits. In computing gain or loss, the proceeds that U.S. Holders receive will include the amount of any cash and the fair market value of any other property received for their Units. The gain or loss will be long-term capital gain or loss if the Units are held for more than one year before disposition. Long-term capital gains of individuals, estates and trusts currently are taxed at a maximum rate of 20% (plus any applicable state income taxes) plus the 3.8% NIIT. The deductibility of capital losses may be subject to limitation and depends on the circumstances of a particular U.S. Holder; the effect of such limitation may be to defer or to eliminate any tax benefit that might otherwise be available from a loss on a disposition of the Units. Capital losses are first deducted against capital gains, and, in the case of non-corporate taxpayers, any remaining such losses are deductible against salaries or other income from services or income from portfolio investments only to the extent of $3,000 per year.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address, and the amount of tax withheld, if any. A similar report will be sent to you.

Payments of dividends or of proceeds on the disposition of the Units made to you may be subject to additional information reporting and under some circumstances to backup withholding at a current rate of 24% unless you establish an exemption. Backup withholding is not an additional tax; rather, the federal income tax liability of persons subject to backup withholding is reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

The preceding discussion of United States federal tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular United States federal, state and local and foreign tax consequences, if applicable, of purchasing, holding and disposing of the Units, including the consequences of any proposed change in applicable laws.

Legal Matters and Auditors

Bevilacqua PLLC has acted as our counsel with respect to the preparation of this Offering Circular and the Offering Statement of which it forms a part.

Our audited financial statements as of December 31, 2025 and for the period from November 3, 2025 (inception) to December 31, 2025 included in this Offering Circular have been audited by Artesian CPA, LLC, a certified public accounting firm, as set forth in its report.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the Units offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Units offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. The SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

AGENTIQ SPORTS 1 SERIES LLC

A DELAWARE SERIES LIMITED LIABILITY COMPANY

FINANCIAL STATEMENTS AND
INDEPENDENT AUDITOR’S REPORT

AS OF DECEMBER 31, 2025 AND FOR THE PERIOD FROM NOVEMBER 3, 2025 (INCEPTION) TO DECEMBER 31, 2025

AGENTIQ SPORTS 1 SERIES LLC

FINANCIAL STATEMENTS AND
INDEPENDENT AUDITOR’S REPORT

AS OF DECEMBER 31, 2025 AND FOR THE PERIOD FROM NOVEMBER 3, 2025 (INCEPTION) TO DECEMBER 31, 2025

INDEPENDENT AUDITOR’S REPORT

To the Managing Member of

Agentiq Sports 1 Series LLC

San Francisco, CA

Opinion

We have audited the accompanying financial statements of Agentiq Sports 1 Series LLC (the “Company”) which comprise the balance sheet as of December 31, 2025 and the related statement of operations, changes in member’s equity, and cash flows for the period from November 3, 2025 (inception) to December 31, 2025, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and the results of its operations and its cash flows for the period from November 3, 2025 (inception) to December 31, 2025, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 3 to the financial statements, the Company has not yet commenced its planned principal operations, plans to incur significant costs in pursuit of its capital financing plans, has not generated revenues or profits, and has incurred a net loss of $1,162 for the period from November 3, 2025 (inception) to December 31, 2025. The Company is also reliant upon its manager to fund its current and future obligations. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Artesian CPA, LLC

1312 17th Street, #462 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ Artesian CPA, LLC

Denver, Colorado

January 22, 2026

Artesian CPA, LLC

1312 17th Street, #462 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

AGENTIQ SPORTS 1 SERIES LLC

BALANCE SHEET

As of December 31, 2025

ASSETS
Current assets:
Cash & cash equivalents	$-
Deferred offering costs	25,000
Total assets	$25,000

LIABILITIES AND MEMBER’S EQUITY
Current liabilities:
Accounts payable and accrued expenses	$-
Due to related party	-
Total liabilities	-

Member’s equity:
Member’s capital	26,162
Accumulated deficit	(1,162)
Total member’s equity	25,000
Total liabilities and member’s equity	$25,000

See accompanying Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

AGENTIQ SPORTS 1 SERIES LLC

STATEMENT OF OPERATIONS

For the period from November 3, 2025 (inception) to December 31, 2025

Revenues	$-
Operating expenses:
General and administrative	1,162
Total operating expenses	1,162
Loss from operations	(1,162)

Net loss before income taxes	(1,162)
Income taxes	-
Net loss	$(1,162)
Net loss per membership unit
Basic and diluted	N/A

See accompanying Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

AGENTIQ SPORTS 1 SERIES LLC

STATEMENT OF CHANGES IN MEMBER’S EQUITY

For the period from November 3, 2025 (inception) to December 31, 2025

Total Member’s Equity
Balance at November 3, 2025	$-
Deemed Contributions	26,162
Net loss	(1,162)
Balance at December 31, 2025	$25,000

See accompanying Independent Auditor’s Report and accompanying notes,

which are an integral part of these financial statements.

AGENTIQ SPORTS 1 SERIES LLC

STATEMENT OF CASH FLOWS

For the period from November 3, 2025 (inception) to December 31, 2025

Cash flows from operating activities:
Net loss	$(1,162)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities: Operating expenses incurred as deemed contribution from Manager	1,162
Net cash provided by (used in) operating activities	-
Net change in cash	-
Cash at beginning of period	-
Cash at end of period	$-

Supplemental disclosure of cash flow information:
Cash paid for interest	$-
Cash paid for taxes	$-

Supplemental disclosure of non-cash financing activities:
Deferred offering costs incurred as deemed contribution from Manager	$25,000

See accompanying Independent Auditor’s Report and accompanying notes,

which are an integral part of these financial statements.

AGENTIQ SPORTS 1 SERIES LLC

NOTES TO THE FINANCIAL STATEMENTS

As of December 31, 2025 and for the period from November 3, 2025 (inception) to December 31, 2025

NOTE 1: NATURE OF OPERATIONS

Agentiq Sports 1 Series LLC (the “Company”) is a Delaware series limited liability company formed on November 3, 2025 under the laws of the State of Delaware. The Company was formed to establish and operate one or more separate and distinct series (each, a “Series”) for the purpose of entering into brand advisory and revenue participation arrangements with professional athletes or other talent.  Each Series is intended to enter into a brand advisory agreement (“Brand Advisory Agreement”) with a specific athlete or talent (the “Client”), pursuant to which the Series may provide brand advisory and enhancement services and make an upfront payment to the Client in exchange for the contractual right to receive a specified portion of the Client’s future on-field or performance-based compensation and related earnings, as defined in the applicable Brand Advisory Agreement. Each Brand Advisory Agreement, once executed, will constitute the primary asset of the applicable Series.

Agentiq Sports, Inc. (the “Manager”) serves as the manager of the Company and, unless otherwise specified in a Series designation, the manager of each Series. The Manager has full authority to manage the business and affairs of the Company and each Series. Investors in a Series hold units of limited liability company interests in such Series (“Units”) and do not participate in the management or control of the Company or any Series.

As a Delaware series limited liability company, the debts, liabilities, obligations, and expenses incurred with respect to a particular Series are segregated and enforceable only against the assets of that Series, and not against the assets of the Company or any other Series, as provided under Delaware law.

As of December 31, 2025, the Company had not commenced operations and no Brand Advisory Agreements had been executed. Upon commencement of its planned principal operations, the Company expects to incur significant additional expenses. The Company is dependent upon obtaining additional capital resources to commence its planned operations and is subject to risks and uncertainties, including the ability to secure funding and to operate its business profitably.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The financial statements present the activities of Agentiq Sports 1 Series LLC (the “Company”) from inception on November 3, 2025 through December 31, 2025. The Company has adopted a calendar year as its fiscal year.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures in the financial statements. For the period from inception through December 31, 2025, management’s estimates were limited due to the Company’s minimal activity, and such estimates did not have a material impact on the accompanying financial statements. Actual results could differ from those estimates.

AGENTIQ SPORTS 1 SERIES LLC

NOTES TO THE FINANCIAL STATEMENTS

As of December 31, 2025 and for the period from November 3, 2025 (inception) to December 31, 2025

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. As of December 31, 2025, the Company did not hold any cash or cash equivalents. To the extent the Company maintains cash balances in the future, such balances may exceed federally insured limits.

Deferred Offering Costs

The Company accounts for offering costs in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1. Offering costs that are directly attributable to an offering of Series Units are capitalized prior to the completion of the offering. The Manager may allocate offering costs to the Series under its allocation policy. Upon the completion of an offering, deferred offering costs are charged against members’ equity. If an offering is not completed, such costs are expensed as incurred. Under the terms of the Company’s operating agreement, if an offering is unsuccessful, all abort costs are borne by the Manager. As of December 31, 2025, the Company has capitalized $25,000 as deferred offering costs. Each Series of the Company will reimburse the Manager for its offering costs up to 2% of the gross offering proceeds.

Fair Market Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 -	Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity could access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 -	Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 -	Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported on the balance sheet approximate their fair value.

Significant Risks and Uncertainties

The Company is a newly formed entity with limited operating history and has not yet commenced its planned principal operations. The Company is subject to risks and uncertainties customary to early-stage entities, including, but not limited to, dependence on the successful execution of brand advisory agreements, the ability to raise capital, competition, regulatory developments, and reliance on the Manager and key personnel. Adverse changes in economic conditions, capital markets, or the professional sports industry could materially affect the Company’s financial condition and future results of operations.

AGENTIQ SPORTS 1 SERIES LLC

NOTES TO THE FINANCIAL STATEMENTS

As of December 31, 2025 and for the period from November 3, 2025 (inception) to December 31, 2025

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (ASC) Topic 606, “Revenue from Contracts with Customers.” The Company’s primary source of revenue is derived from Brand Advisory Agreements (“BAAs”) with professional athletes. Under these agreements, the Company provides brand enhancement and promotional advisory services to athletes in exchange for a percentage of the athlete’s future on-field earnings, referred to as brand income (“Brand Income”).

Brand Income is defined as any compensation earned by the athlete that is directly attributable to their participation, performance, or employment in their sport, including, but not limited to, salaries, signing bonuses, performance bonuses, prize money, and other compensation related to the athlete’s on-field activities. Brand Income excludes any earnings derived from off-field activities, such as endorsement deals, sponsorships, licensing, merchandising, personal appearances, and other similar income.

Revenue is recognized over time as the athlete earns Brand Income. The Company recognizes its revenue based on the terms of the executed Brand Advisory Agreement, which specifies a fixed percentage (“Brand Percentage”) of the athlete’s Brand Income to be paid to the Company. The Company recognizes revenue as the athlete earns Brand Income in accordance with the terms of the Brand Advisory Agreements.

As of December 31, 2025, the Company had not executed any Brand Advisory Agreement and no revenue was earned or recognized during the period.

Future Earnings Contracts

At the inception of a Brand Advisory Agreement, the Company may make an upfront payment to an athlete in exchange for the contractual right to receive a portion of the athlete’s future Brand Income. Such payments are capitalized as a future earnings contract and recorded as a long-term asset on the Company’s balance sheet.

The future earnings contract is amortized over the term of the applicable Brand Advisory Agreement in a manner consistent with the pattern in which the related Brand Income is earned, which generally corresponds to the recognition of related revenue.

The Company evaluates future earnings contracts for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. If such indicators exist, the Company compares the carrying amount of the asset to the undiscounted expected future cash flows associated with the contract. If the carrying amount exceeds the expected future cash flows, an impairment loss is recognized for the excess of the carrying amount over the asset’s fair value.

Organizational and Operating Costs

Organizational and operating costs are expensed as incurred in accordance with ASC 720. Certain organizational, formation, and offering-related costs incurred on behalf of the Company were paid by the Manager and have been treated as deemed capital contributions. Accordingly, no reimbursement obligation has been recorded by the Company for such costs. Each Series is responsible for all of its own operating expenses, including allocation of such costs, and all costs of termination and winding up of the Series.

Allocation Policy

Pursuant to the Company’s operating agreement, the Manager is responsible for determining whether costs are directly attributable to a specific Series or represent shared costs. Costs that are directly attributable to a particular Series are allocated to that Series. Costs that are not specifically attributable to a single Series may be allocated among the Company’s Series on a reasonable and consistently applied basis, as determined by the Manager in accordance with the operating agreement.

AGENTIQ SPORTS 1 SERIES LLC

NOTES TO THE FINANCIAL STATEMENTS

As of December 31, 2025 and for the period from November 3, 2025 (inception) to December 31, 2025

Income Taxes

The Company is a limited liability company that has elected, or intends to elect, to be classified as a corporation for U.S. federal income tax purposes. The Company intends for each Series to be classified and taxed as a corporation for U.S. federal and state income tax purposes. Accordingly, each Series will be subject to U.S. federal and applicable state corporate income taxes on its taxable income. The Company accounts for income taxes in accordance with ASC 740, Income Taxes, and will recognize deferred tax assets and liabilities arising from temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities. Valuation allowances will be established when necessary to reduce deferred tax assets to the amount expected to be realized. For the period from November 3, 2025 (inception) through December 31, 2025, the Company did not recognize any provision for income taxes, as it did not generate taxable income.

The Company evaluates uncertain tax positions in accordance with ASC 740 and recognizes liabilities for such positions when it is more likely than not that the position will not be sustained upon examination. Management has determined that there were no uncertain tax positions requiring recognition as of December 31, 2025. The Company is not currently under examination by any taxing authority.

Net Earnings or Loss per Unit

Net earnings or loss per unit is computed by dividing net income or loss by the weighted-average number of units outstanding during the period, excluding units subject to redemption or forfeiture. The Company presents basic and diluted net earnings or loss per unit.  Diluted net earnings or loss per unit reflect the actual weighted average of units issued and outstanding during the period, adjusted for potentially dilutive securities outstanding. Potentially dilutive items are excluded from the computation of the diluted net earnings or loss per unit if their inclusion would be anti-dilutive.

No potentially dilutive items exist and no membership units are outstanding as of December 31, 2025.

Recent Accounting Pronouncements

The Financial Accounting Standards Board (“FASB”) periodically issues Accounting Standards Updates (“ASUs”) that amend U.S. generally accepted accounting principles. Management has reviewed recently issued accounting standards and assessed their applicability to the Company.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which enhances disclosure requirements related to income taxes, including disaggregation of income tax expense and information about income taxes paid. The amendments are effective for annual reporting periods beginning after December 15, 2024. The adoption of this guidance did not have a material impact on the Company’s financial statements.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which expands disclosure requirements related to reportable segments. The amendments are effective for annual reporting periods beginning after December 15, 2023. The adoption of this guidance did not have a material impact on the Company’s financial statements, as the Company operates as a single reporting segment.

Management has evaluated other recently issued accounting pronouncements that are effective or will be effective in future periods and has determined that such standards are either not applicable to the Company or are not expected to have a material impact on the Company’s financial position, results of operations, or cash flows.

AGENTIQ SPORTS 1 SERIES LLC

NOTES TO THE FINANCIAL STATEMENTS

As of December 31, 2025 and for the period from November 3, 2025 (inception) to December 31, 2025

NOTE 3: GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is a business that has not commenced planned principal operations, plans to incur significant costs in pursuit of its capital financing plans and has incurred net loss of $1,162 from November 3, 2025 (inception) to December 31, 2025. The Company is dependent upon its Manager for the continued funding of its cash flow needs. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The Company’s ability to continue as a going concern in the next twelve months is dependent upon its ability to obtain capital financing from investors sufficient to meet current and future obligations and deploy such capital to produce profitable operating results. No assurance can be given that the Company will be successful in these efforts. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4: MEMBER’S EQUITY

Membership Units

Agentiq Sports 1 Series LLC (the “Company”) is a Delaware series limited liability company. The Company is authorized to issue, with respect to each Series, an unlimited number of limited liability company interests (“Units”) in accordance with the Company’s operating agreement.

The Company is wholly owned by its managing member, Agentiq Sports, Inc. (the “Manager”). No membership units have been issued by the Company to third-party investors as of December 31, 2025.

The Units represent economic interests in the applicable Series and entitle holders to receive distributions and liquidation proceeds of such Series in accordance with the operating agreement. Units do not provide holders with the right to participate in the day-to-day management of the Company or any Series.

Management

Unitholders have very limited voting rights. The Company is a manager-managed limited liability company, and each Series is similarly managed as a manager-managed Series. Pursuant to the operating agreement, Agentiq Sports, Inc. serves as the manager of the Company and each Series. The Manager has full, exclusive, and complete authority to manage and control the business and affairs of the Company and each Series, including the use of Series assets, the repayment of obligations, and the negotiation, execution, and performance of contracts and other instruments on behalf of the Company and each Series.

Members do not participate in the day-to-day management of the Company or any Series and have limited voting rights as set forth in the operating agreement.

Capital Contributions

For the period from November 3, 2025 (inception) through December 31, 2025, the Manager made non-cash capital contributions to the Company totaling $26,162. These contributions primarily represent organizational, formation, and offering-related costs incurred on behalf of the Company and paid by the Manager. Such amounts have been treated as deemed capital contributions to the Company.

AGENTIQ SPORTS 1 SERIES LLC

NOTES TO THE FINANCIAL STATEMENTS

As of December 31, 2025 and for the period from November 3, 2025 (inception) to December 31, 2025

NOTE 5: RELATED PARTY TRANSACTIONS

Agentiq Sports 1 Series LLC (the “Company”) is managed by Agentiq Sports, Inc. (the “Manager”), which is considered a related party.

Management and Service Fees

In accordance with the Company’s operating agreement, the Manager is entitled to receive certain fees from each Series in connection with services provided. Each Series is required to pay the Manager a negotiation fee for negotiating and executing each Brand Advisory Agreement, which consists of (i) a percentage of the total capital advanced to a professional athlete under such agreement and (ii) reimbursement of reasonable out-of-pocket expenses incurred in connection with such negotiations. In addition, each Series is required to pay the Manager an ongoing maintenance fee for the management and administration of the Series and the related Brand Advisory Agreement.

For the period from inception on November 3, 2025 through December 31, 2025, no Brand Advisory Agreements had been executed, and accordingly, no negotiation fees or maintenance fees were incurred or payable to the Manager during the period.

Brand Advisory Arrangements

In the normal course of business, the Manager or its affiliates may provide administrative, operational, legal, accounting, compliance, marketing, and other services to the Company and its Series. The Company may also enter into Brand Advisory Agreements with professional athletes or other talent, pursuant to which the Company may provide brand advisory services and make upfront payments in exchange for the contractual right to receive a portion of future earnings. For the period from inception on November 3, 2025 through December 31, 2025, no Brand Advisory Agreement had been executed and no related revenue was recognized.

Related Party Advances and Reimbursement

Certain organizational, formation, and offering-related costs incurred on behalf of the Company were paid by the Manager during the period from inception through December 31, 2025. Such costs were treated as deemed capital contributions, and accordingly, no amounts were owed to the Manager as of December 31, 2025.

The Manager may, from time to time, advance funds to the Company or a Series to pay operating expenses, which, unless otherwise designated as capital contributions, would be recorded as related-party liabilities. No related-party advances or payable balances were outstanding as of December 31, 2025.

NOTE 6: COMMITMENTS AND CONTINGENCIES

The Company may be subject to pending legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Company does not anticipate that the final outcome, if any, arising out of any such matters will have a material adverse effect on its business, financial condition or results of operations.

NOTE 7: SUBSEQUENT EVENTS

Management has evaluated all subsequent events through January 22, 2026, the date the financial statements were available to be issued. There are no material events requiring disclosure or adjustment to the financial statements.

PART III - EXHIBITS

Index to Exhibits

Exhibit No.	Description
1.1**	Broker-Dealer Engagement Agreement by and between Andes Capital Group, LLC and Agentiq Sports 1 Series LLC
2.1**	Certificate of Formation
2.2**	Operating Agreement
3.1**	Form of Series Designation
3.2**	Series Designation of Agentiq Sports 1 Series Ronny Cruz
4.1*	Form of Subscription Agreement
6.1**	Form of Brand Advisory Agreement
6.2**	Form of Client Acknowledgement (included in Exhibit 6.1)
6.3**	Form of Promissory Note
6.4**	Software and Services Agreement by and between North Capital Investment Technology Inc. and Agentiq Sports, Inc.
6.5**	Amended and Restated Brand Advisory Agreement, dated as of June 12, 2026, by and between Agentiq Sports 1 Series Ronny Cruz and Ronny Cruz
6.6**	Promissory Note of Agentiq Sports 1 Series Ronny Cruz dated May 12, 2026
8.1*	Form of Escrow Agreement by and among North Capital Private Securities Corporation, Agentiq Sports, Inc. and Agentiq Sports 1 Series LLC
10.1	Power of Attorney (incorporated by reference to the signature page hereto)
11.1**	Consent of Artesian CPA, LLC

*	To be filed by amendment.

**	Filed herewith.

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 15 , 2026.

Agentiq Sports 1 Series LLC

By: Agentiq Sports, Inc., its Manager

By:	/s/ Zach Kurtz
Name:	Zachary Kurtz
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Zachary Kurtz as his (or her) true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-qualification amendments) to this offering statement with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Zach Kurtz	Chief Executive Officer and President of the Manager	June 15, 2026
Zachary Kurtz	(principal executive officer and principal financial and accounting officer)

III-2